FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-08

March 22, 2018 CSAIL 2018-CX11 Commercial Mortgage Trust Free Writing Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2018-CX11 Column Financial, Inc. Natixis Real Estate Capital LLC Argentic Real Estate Finance LLC Barclays Bank PLC BSPRT Finance, LLC as Sponsors and Mortgage Loan Sellers Credit Suisse Barclays Natixis Co-Lead Manager and Joint Co-Lead Manager and Joint Co-Lead Manager and Joint Bookrunner Bookrunner Bookrunner THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2018-CX11 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings(1) Fitch/DBRS/Moody’s	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$30,370,000	30.000%(6)	2.50	1 - 54	40.6%	17.3%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$50,930,000	30.000%(6)	4.70	54 - 59	40.6%	17.3%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$61,244,000	30.000%(6)	6.85	79 - 84	40.6%	17.3%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$195,000,000	30.000%(6)	9.37	105 - 115	40.6%	17.3%
A-5	AAAsf/AAA(sf)/Aaa(sf)	$292,512,000	30.000%(6)	9.72	115 - 119	40.6%	17.3%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$36,952,000	30.000%(6)	6.87	59 - 105	40.6%	17.3%
X-A(7)	AAAsf/AAA(sf)/Aa1(sf)	$745,619,000	N/A	N/A	N/A	N/A	N/A
X-B(7)	A-sf/A(sf)/NR	$80,994,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$78,611,000	21.750%	9.91	119 - 119	45.4%	15.5%
B	AA-sf/AA(low)(sf)/NR	$39,306,000	17.625%	9.91	119 - 119	47.8%	14.7%
C	A-sf/A(low)(sf)/NR	$41,688,000	13.250%	9.91	119 - 119	50.4%	14.0%

Privately Offered Certificates(8)

Class	Expected Ratings(1) Fitch/DBRS/Moody’s	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D(7)(9)	BBB-sf/BBB(high)(sf)/NR	$30,968,000	N/A	N/A	N/A	N/A	N/A
D(9)	BBB-sf/BBB(sf)/NR	$30,968,000	10.000%	9.96	119 - 120	52.3%	13.5%
E-RR(9)	BBB-sf/BBB(low)(sf)/NR	$19,058,000	8.000%	9.99	120 - 120	53.4%	13.2%
F-RR(9)	BB-sf/BB(low)(sf)/NR	$23,822,000	5.500%	9.99	120 - 120	54.9%	12.8%
G-RR(9)	B-sf/B(high)(sf)/NR	$9,528,000	4.500%	9.99	120 - 120	55.5%	12.7%
NR-RR(9)	NR/NR/NR	$42,879,784	0.000%	9.99	120 - 120	58.1%	12.1%

(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated March 22, 2018 (the “Preliminary Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	Approximate, subject to a variance of plus or minus 5%. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date
(3)	Assumes 0% CPR / 0% CDR and an April 18, 2018 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.
(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(7)	The notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are described in the Preliminary Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.
(8)	The Class Z and Class R certificates are not shown above.
(9)	The initial notional amount of the Class X-D certificates and the initial certificate balance of each of the Class D and Class E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Summary of Transaction Terms

Securities:	$952,868,784 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC, Natixis Securities Americas LLC and Barclays Capital Inc., as Co-Lead Managers and Joint Bookrunners.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (20.1%), Natixis Real Estate Capital LLC (“Natixis”) (41.3%), Argentic Real Estate Finance LLC (“AREF”) (17.8%), Barclays Bank PLC (“Barclays”) (15.3%) and BSPRT Finance, LLC (“BSPRT”) (5.5%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”).
Special Servicer:	LNR Partners, LLC (“LNR Partners”).
Directing Certificateholder:	Argentic Securities Holdings Cayman Limited.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo Bank”).
Certificate Administrator:	Wells Fargo Bank.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by AREF, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Closing Date:	On or about April 18, 2018.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in April 2018 (or, in the case of any mortgage loan that has its first due date after April 2018, the date that would have been its due date in April 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in May 2018.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in May 2018.
Rated Final Distribution Date:	The Distribution Date in April 2051.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call (calculated without regard to the Signet Jewelers Expansion and GED Integrated Solutions mortgage loans, if the clean-up call occurs after April 2028 and either such mortgage loan remains an asset of the trust fund).
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$952,868,784
Number of Mortgage Loans:	56
Number of Mortgaged Properties:	118
Average Cut-off Date Balance per Mortgage Loan:	$17,015,514
Weighted Average Current Mortgage Rate:	4.8102%
10 Largest Mortgage Loans as % of IPB:	46.1%
Weighted Average Remaining Term to Maturity(2):	111
Weighted Average Seasoning:	3
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	2.03x
Weighted Average UW NOI Debt Yield(3):	12.1%
Weighted Average Cut-off Date LTV(3):	58.1%
Weighted Average Maturity Date LTV(2)(3):	52.9%
Other Statistics
% of Credit Assessment Mortgage Loans(5):	17.4%
% of Mortgage Loans with Additional Debt:	13.4%
% of Mortgaged Properties with Single Tenants:	24.5%
Amortization
Weighted Average Original Amortization Term(6):	350
Weighted Average Remaining Amortization Term(6):	348
% of Mortgage Loans with Interest-Only:	42.6%
% of Mortgage Loans with Amortizing Balloon:	32.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	22.5%
% of Mortgage Loans with Interest Only, ARD:	1.8%
% of Mortgage Loans with Amortizing Balloon, ARD:	1.1%
Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	78.7%
% of Mortgage Loans with Springing Lockbox:	13.5%
% of Mortgage Loans with In-Place, Soft Springing Hard Lockboxes:	7.8%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	86.7%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	72.1%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	78.2%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	70.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loans with anticipated repayment dates (each an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.
(3)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.
(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.
(5)	Includes loans that at least one of Moody’s, Fitch and DBRS have confirmed, in the context of its inclusion in the Initial Pool Balance, have credit characteristics consistent with an investment grade obligation.
(6)	Excludes mortgage loans that are interest-only or interest-only, ARD for the entire term.
(7)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, other, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Natixis(1)	24	34	$393,159,057	41.3%
Column(2)	5	17	191,899,284	20.1
AREF	15	17	169,536,203	17.8
Barclays(3)	7	31	146,143,897	15.3
BSPRT	5	19	52,130,343	5.5
Total:	56	118	$952,868,784	100.0%

(1)	Loan No. 15, originated by Natixis, representing approximately 2.1% of the IPB, is part of a whole loan that was co-originated by Natixis and UBS AG.

(2)	Loan No. 1, originated by Column, represents approximately 6.7% of the IPB, is part of a whole loan that was co-originated by Column and Citi Real Estate Funding Inc. Loan No. 12, originated by Column, representing approximately 2.9% of the IPB, is part of a whole loan that was co-originated by Column, JPMorgan Chase Bank, National Association and Cantor Commercial Real Estate Lending, L.P.

(3)	Loan No. 4, originated by Barclays, represents approximately 4.9% of the IPB, is part of a whole loan that was co-originated by Barclays and Citi Real Estate Funding Inc. Loan No. 9, originated by Barclays, represents approximately 3.1% of the IPB, is part of a whole loan that was co-originated by Barclays and Morgan Stanley Bank, N.A.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/ Rooms/ Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)(3)
1	GNL Portfolio	Column	12	$63,500,000	6.7%	2,620,673	Various	2.22x	10.8%	57.9%	57.9%
2	Hilton Clearwater Beach Resort & Spa	Column	1	59,938,173	6.3	416	Hotel	1.64x	11.9%	66.8%	55.2%
3	One State Street	Natixis	1	49,780,000	5.2	891,573	Office	4.87x	20.9%	21.8%	21.8%
4	The SoCal Portfolio	Barclays	24	46,720,000	4.9	2,194,425	Various	1.48x	10.2%	59.4%	54.7%
5	Throggs Neck Shopping Center	Natixis	1	45,000,000	4.7	119,161	Retail	1.37x	7.4%	62.3%	62.3%
6	Quarry Place at Tuckahoe	Natixis	1	41,000,000	4.3	108	Multifamily	1.58x	7.0%	62.6%	62.6%
7	Soho House Chicago	Natixis	1	40,000,000	4.2	115,000	Other	1.64x	9.2%	65.9%	65.9%
8	Melbourne Hotel Portfolio	Natixis	2	34,000,000	3.6	407	Hotel	1.94x	14.3%	67.9%	57.4%
9	Moffett Towers II - Building 2	Barclays	1	29,750,000	3.1	362,563	Office	2.08x	11.9%	47.0%	42.4%
10	Green Oak Village Place	Barclays	1	29,666,244	3.1	314,896	Retail	1.74x	12.1%	63.1%	51.5%
Top 3 Total/Weighted Average:			14	$173,218,173	18.2%			2.78x	14.1%	50.6%	46.6%
Top 5 Total/Weighted Average:			39	$264,938,173	27.8%			2.31x	12.3%	54.1%	50.7%
Top 10 Total/Weighted Average:			45	$439,354,417	46.1%			2.10x	11.6%	57.2%	53.2%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the applicable anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Pari Passu Loan Summary

#	Loan Name	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	GNL Portfolio	A-1-A	$73,000,000	CSAIL 2017-CX10	Yes	KeyBank National Association	CWCapital Asset Management LLC
		A-1-B, A-2-B	$50,500,000	CCUBS 2017-C1	No
		A-2-A	$63,500,000	CSAIL 2018-CX11	No
2	Hilton Clearwater Beach Resort & Spa	A-1	$60,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-3	$73,000,000	Column	No
3	One State Street	A-A-1-A	$10,000,000	NCMS 2018-OSS	Yes	KeyBank National Association	KeyBank National Association
		A-A-1-B, A-A-2, A-A-3, A-A-4	$49,780,000	CSAIL 2018-CX11	No
		A-A-5, A-A-6, A-A-7, A-A-8, A-A-9, A-A-10	$62,220,000	UBS 2017-C7	No
4	The SoCal Portfolio	A-1-1	$50,000,000	CGCMT 2018-B2	Yes	Midland Loan Services	LNR Partners, LLC
		A-1-2, A-1-3	$50,000,000	Benchmark 2018-B3(1)	No
		A-1-4	$37,580,000	UBS 2018-C9(3)	No
		A-2-1	$45,000,000	WFCM 2018-C43(3)	No
		A-2-2	$46,720,000	CSAIL 2018-CX11	No
5	Throggs Neck Shopping Center	A-1	$45,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2	$23,500,000	Natixis	No
7	Soho House Chicago	A-1	$40,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2	$22,650,000	Natixis	No
8	Melbourne Hotel Portfolio	A-1	$23,000,000	Natixis	Yes	Midland Loan Services(4)	LNR Partners, LLC(4)
		A-2, A-3	$34,000,000	CSAIL 2018-CX11	No
9	Moffett Towers II - Building 2	A-1	$54,000,000	WFCM 2018-C43(3)	Yes	Wells Fargo Bank, National Association	Midland Loan Services
		A-2	$29,750,000	CSAIL 2018-CX11	No
		A-3	$40,000,000	WFCM 2018-C42	No
		A-4	$41,250,000	BANK 2018-BNK10	No
12	Lehigh Valley Mall	A-1-A	$42,000,000	Benchmark 2018-B1	Yes	Wells Fargo Bank, National Association	Midland Loan Services
		A-1-B	$50,000,000	CSAIL 2017-CX10	No
		A-1-C, A-2-C	$45,000,000	Deutsche Bank AG, New York Branch	No
		A-2-A	$35,500,000	Benchmark 2018-B2	No
		A-2-B	$27,500,000	CSAIL 2018-CX11	No
15	Yorkshire & Lexington Towers	A-1, A-2	$60,000,000	CSAIL 2017-CX10	Yes	KeyBank National Association	CWCapital Asset Management LLC
		A-3	$20,000,000	CSAIL 2018-CX11	No
		A-4	$40,000,000	UBS 2017-C5	No
		A-5	$40,000,000	UBS 2017-C6	No
		A-6, A-8-1	$25,000,000	CCUBS 2017-C1	No
		A-7, A-8-2	$15,000,000	UBS 2018-C8	No
19	600 Vine	A-1	$36,000,000	CSAIL 2017-CX10	Yes	KeyBank National Association	CWCapital Asset Management LLC
		A-2	$16,800,000	CSAIL 2018-CX11	No
30	111 West Jackson	A-1	$11,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2	$30,000,000	UBS 2017-C6	No
35	Garden Multifamily Portfolio	A-1, A-4, A-5	$29,500,000	CSAIL 2017-CX10	Yes	KeyBank National Association	CWCapital Asset Management LLC
		A-2	$18,000,000	CSAIL 2017-C8	No
		A-3, A-6	$10,000,000	CSAIL 2018-CX11	No

(1)	The Benchmark 2018-B3 transaction is expected to close on April 10, 2018.

(2)	The UBS 2018-C9 transaction is expected to close on March 28, 2018.

(3)	The WFCM 2018-C43 transaction is expected to close on March 27, 2018.

(4)	Expected to initially be serviced under the CSAIL 2018-CX11 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office
	Suburban	21	$132,780,993	13.9%	95.2%	1.84x	10.7%	61.1%	57.4%
	CBD	5	107,357,278	11.3	83.6%	3.49x	17.1%	38.0%	35.1%
	Data Center	2	27,655,460	2.9	100.0%	3.74x	31.4%	35.9%	27.6%
	Office Total	28	$267,793,731	28.1%	91.1%	2.70x	15.4%	49.2%	45.4%
Hotel
	Full Service	4	$98,476,295	10.3%	76.5%	1.75x	12.8%	66.8%	56.1%
	Extended Stay	7	58,771,827	6.2	77.1%	1.63x	12.8%	69.8%	57.0%
	Limited Service	5	34,144,078	3.6	75.2%	1.80x	14.2%	58.0%	47.6%
	Select Service	1	8,186,562	0.9	73.5%	1.81x	14.0%	73.1%	61.3%
	Hotel Total	17	$199,578,762	20.9%	76.3%	1.73x	13.1%	66.4%	55.1%
Retail
	Anchored	9	$137,512,818	14.4%	93.4%	1.57x	9.9%	61.1%	57.3%
	Super Regional Mall	1	27,305,651	2.9	83.9%	2.07x	12.6%	44.6%	35.8%
	Unanchored	6	11,535,205	1.2	91.0%	1.48x	10.2%	59.4%	54.7%
	Single Tenant	5	7,180,000	0.8	100.0%	1.38x	9.2%	59.5%	53.7%
	Shadow Anchored	1	713,684	0.1	100.0%	1.48x	10.2%	59.4%	54.7%
	Retail Total	22	$184,247,358	19.3%	92.1%	1.63x	10.3%	58.4%	53.8%
Multifamily
	Garden	25	$50,202,799	5.3%	95.1%	1.52x	9.9%	67.9%	61.3%
	Low-Rise	1	41,000,000	4.3	95.4%	1.58x	7.0%	62.6%	62.6%
	High-Rise	2	20,000,000	2.1	92.0%	4.28x	12.0%	22.5%	22.5%
	Multifamily Total	28	$111,202,799	11.7%	94.6%	2.04x	9.2%	57.8%	54.8%
Industrial
	Warehouse	4	$36,081,319	3.8%	97.8%	1.71x	11.0%	60.0%	51.4%
	Distribution	3	15,075,307	1.6	100.0%	2.22x	10.8%	57.9%	57.9%
	Flex	4	12,964,041	1.4	95.9%	2.37x	12.8%	57.4%	57.1%
	Warehouse/Distribution	2	12,452,508	1.3	99.4%	1.40x	10.5%	51.9%	44.1%
	Single Tenant	1	5,195,455	0.5	100.0%	2.22x	10.8%	57.9%	57.9%
	Industrial Total	14	$81,768,629	8.6%	98.3%	1.89x	11.1%	57.8%	52.8%
Mixed Use
	Office/Retail	4	$49,151,185	5.2%	99.2%	1.68x	8.0%	66.7%	66.1%
	Office/Industrial	2	10,815,374	1.1	100.0%	2.22x	10.8%	57.9%	57.9%
	Multifamily/Retail	1	5,000,000	0.5	96.2%	2.28x	12.5%	47.0%	47.0%
	Retail/Education	1	3,310,946	0.3	89.1%	1.48x	10.2%	59.4%	54.7%
	Mixed Use Total	8	$68,277,506	7.2%	98.6%	1.80x	8.9%	63.5%	62.8%
Other
	Mixed Use	1	$40,000,000	4.2%	100.0%	1.64x	9.2%	65.9%	65.9%
	Other Total	1	$40,000,000	4.2%	100.0%	1.64x	9.2%	65.9%	65.9%
Total / Wtd. Avg.:		118	$952,868,784	100.0%	90.1%	2.03x	12.1%	58.1%	52.9%

(1)	Information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
NY	7	$188,359,211	19.8%	92.7%	2.72x	11.5%	47.5%	47.5%
FL	7	125,548,843	13.2	80.1%	1.72x	12.4%	65.1%	55.7%
CA	30	116,509,012	12.2	93.2%	1.70x	10.7%	56.3%	52.1%
IL	5	73,913,121	7.8	95.6%	2.17x	12.3%	56.0%	56.0%
OH	12	65,132,700	6.8	87.8%	1.62x	10.6%	68.8%	60.4%
PA	7	64,599,142	6.8	89.3%	1.86x	12.4%	58.9%	51.4%
TX	14	58,824,438	6.2	94.9%	1.81x	11.7%	62.0%	56.0%
NJ	5	51,120,749	5.4	94.3%	1.78x	10.6%	63.5%	57.5%
MI	5	44,695,708	4.7	93.7%	1.87x	11.6%	61.8%	53.7%
VA	3	32,899,267	3.5	95.4%	3.42x	28.8%	40.6%	31.3%
MD	1	18,529,750	1.9	63.0%	2.15x	13.9%	41.1%	33.7%
DC	1	16,300,000	1.7	100.0%	1.75x	7.7%	73.8%	73.8%
CO	1	13,500,000	1.4	78.0%	1.54x	11.9%	73.8%	63.0%
GA	5	13,124,632	1.4	84.7%	1.98x	12.4%	65.7%	59.7%
AZ	1	12,500,000	1.3	95.1%	1.92x	9.7%	67.2%	67.2%
SC	1	10,948,481	1.1	80.5%	1.48x	12.4%	68.0%	52.0%
NC	1	9,750,000	1.0	83.4%	1.20x	9.1%	73.9%	63.3%
AR	1	9,600,000	1.0	100.0%	1.37x	10.6%	49.7%	41.0%
IN	4	8,619,519	0.9	85.3%	1.88x	12.8%	61.6%	52.9%
TN	2	6,897,460	0.7	100.0%	2.06x	10.4%	58.7%	57.6%
WA	1	5,169,381	0.5	68.8%	1.63x	13.8%	57.1%	44.0%
WV	1	2,713,182	0.3	100.0%	2.22x	10.8%	57.9%	57.9%
MN	1	2,409,265	0.3	100.0%	2.22x	10.8%	57.9%	57.9%
KY	2	1,204,924	0.1	97.9%	1.35x	9.4%	70.9%	59.0%
Total/ Wtd. Avg.:	118	$952,868,784	100.0%	90.1%	2.03x	12.1%	58.1%	52.9%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
$1,050,000 - $9,999,999	22	$131,826,382	13.8%	5.3737%	114	1.63x	11.6%	62.0%	53.9%
$10,000,000 - $19,999,999	19	258,726,874	27.2	4.9633%	117	1.83x	11.5%	62.1%	56.1%
$20,000,000 - $29,999,999	7	182,377,355	19.1	4.2244%	97	2.41x	14.4%	50.7%	44.9%
$30,000,000 - $49,999,999	6	256,500,000	26.9	4.8171%	111	2.22x	11.7%	55.3%	53.0%
$50,000,000 - $63,500,000	2	123,438,173	13.0	4.7385%	117	1.94x	11.3%	62.2%	56.6%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
2.7400% - 3.9999%	2	$49,750,000	5.2%	3.2656%	91	2.96x	11.9%	37.2%	34.4%
4.0000% - 4.4999%	8	251,683,179	26.4	4.2510%	114	2.50x	12.0%	52.7%	50.8%
4.5000% - 4.9999%	13	229,074,045	24.0	4.8275%	108	2.08x	14.2%	57.3%	51.1%
5.0000% - 6.2000%	33	422,361,560	44.3	5.3160%	114	1.62x	11.1%	64.1%	57.3%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Original Term to Maturity/ARD in Months

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
60	3	$48,500,000	5.1%	4.0543%	56	2.85x	12.1%	50.7%	48.7%
84	2	67,655,460	7.1	5.2504%	82	2.50x	18.3%	53.6%	50.2%
120	51	836,713,324	87.8	4.8184%	117	1.95x	11.6%	58.9%	53.4%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Remaining Term to Maturity/ARD in Months

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
54 - 60	3	$48,500,000	5.1%	4.0543%	56	2.85x	12.1%	50.7%	48.7%
61 - 119	46	786,268,784	82.5	4.8042%	113	2.06x	12.6%	57.9%	52.2%
120	7	118,100,000	12.4	5.1602%	120	1.49x	8.9%	62.0%	59.5%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
Interest Only	20	$422,843,121	44.4%	4.6398%	109	2.33x	11.0%	54.3%	54.3%
240	1	27,655,460	2.9	4.8750%	79	3.74x	31.4%	35.9%	27.6%
300	5	30,269,986	3.2	5.6809%	117	1.61x	13.6%	63.6%	48.9%
330	1	10,386,587	1.1	4.9500%	119	1.34x	9.3%	59.4%	46.8%
360	29	461,713,630	48.5	4.9021%	115	1.70x	11.9%	62.5%	53.6%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
Interest Only	20	$422,843,121	44.4%	4.6398%	109	2.33x	11.0%	54.3%	54.3%
235 - 299	6	57,925,446	6.1	5.2961%	99	2.63x	22.1%	50.4%	38.7%
300 - 359	13	229,905,886	24.1	4.9177%	118	1.74x	12.3%	61.5%	50.9%
360	17	242,194,330	25.4	4.8894%	112	1.65x	11.4%	63.2%	55.8%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
Interest Only	19	$405,543,121	42.6%	4.6376%	109	2.35x	11.1%	53.8%	53.8%
Balloon	21	305,044,746	32.0	5.0141%	114	1.90x	14.1%	59.6%	48.8%
IO-Balloon	14	214,594,330	22.5	4.8493%	111	1.67x	11.5%	63.4%	56.4%
Interest Only, ARD	1	17,300,000	1.8	4.6900%	117	1.81x	8.7%	64.6%	64.6%
Balloon, ARD	1	10,386,587	1.1	4.9500%	119	1.34x	9.3%	59.4%	46.8%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Interest Only Periods

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
None	22	$315,431,333	33.1%	5.0120%	114	1.88x	14.0%	59.5%	48.7%
12 - 48	11	129,124,330	13.6	5.1145%	107	1.67x	11.9%	67.9%	59.4%
49 - 119	6	151,970,000	15.9	4.5353%	98	2.04x	10.6%	54.5%	51.8%
120	17	356,343,121	37.4	4.6384%	116	2.30x	11.2%	54.7%	54.7%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
1.20x - 1.49x	15	$206,460,394	21.7%	5.0778%	118	1.39x	9.5%	64.0%	57.4%
1.50x - 1.74x	18	333,622,040	35.0	5.0252%	109	1.63x	10.4%	65.3%	59.4%
1.75x - 1.99x	9	128,398,221	13.5	5.0526%	115	1.87x	12.0%	66.7%	61.1%
2.00x - 2.99x	10	175,952,670	18.5	4.3455%	114	2.19x	12.3%	50.9%	47.2%
3.00x - 4.87x	4	108,435,460	11.4	4.1061%	95	4.43x	22.2%	25.9%	23.8%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
21.8% - 39.9%	5	$109,485,460	11.5%	4.1222%	95	4.41x	22.1%	26.0%	23.9%
40.0% - 49.9%	6	97,752,670	10.3	4.3253%	117	2.04x	12.7%	45.2%	38.5%
50.0% - 59.9%	11	189,820,821	19.9	4.7991%	114	1.89x	11.1%	57.4%	54.7%
60.0% - 64.9%	12	211,977,978	22.2	4.8567%	117	1.59x	9.1%	62.9%	59.3%
65.0% - 69.9%	12	220,571,333	23.1	5.2463%	112	1.67x	11.4%	66.9%	59.0%
70.0% - 74.6%	10	123,260,523	12.9	4.9624%	106	1.57x	10.8%	73.6%	65.5%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
21.8% - 39.9%	8	$162,888,130	17.1%	4.2466%	102	3.65x	19.3%	31.6%	27.6%
40.0% - 49.9%	9	84,446,017	8.9	4.5903%	117	1.85x	12.1%	52.4%	44.7%
50.0% - 54.9%	9	149,126,948	15.7	5.0718%	117	1.61x	11.4%	60.5%	53.3%
55.0% - 59.9%	12	231,805,635	24.3	4.9531%	115	1.84x	11.7%	64.0%	56.9%
60.0% - 64.9%	12	210,052,054	22.0	4.8550%	116	1.56x	8.9%	66.5%	62.9%
65.0% - 73.8%	6	114,550,000	12.0	5.0616%	94	1.67x	9.5%	69.4%	68.1%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
Defeasance	49	$788,643,923	82.8%	4.8163%	113	1.99x	11.7%	57.9%	52.3%
Yield Maintenance	4	101,427,334	10.6	4.5882%	106	2.63x	16.7%	52.7%	49.9%
Defeasance/Yield Maintenance	3	62,797,528	6.6	5.0915%	95	1.60x	9.7%	68.5%	64.9%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)
Refinance	39	$698,893,987	73.3%	4.6755%	114	2.08x	11.6%	56.0%	51.1%
Acquisition	15	212,044,797	22.3	5.1932%	100	1.94x	13.5%	63.1%	57.9%
Recapitalization	2	41,930,000	4.4	5.1175%	116	1.81x	13.2%	67.0%	57.2%
Total/Wtd. Avg.:	56	$952,868,784	100.0%	4.8102%	111	2.03x	12.1%	58.1%	52.9%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 19, the loan pays according to a fixed amortization schedule. See Annex F to the Preliminary Prospectus.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
3	One State Street	New York, NY	Office	LBUBS 2007-C7
10	Green Oak Village Place	Brighton, MI	Retail	BACM 2007-5
19	600 Vine	Cincinnati, OH	Office	JPMCC 2014-FL6
25	Penn Hills Shopping Center	Pittsburgh, PA	Retail	BSCMS 2005-PWR9
26	Timberline Place II	Flagstaff, AZ	Multifamily	JPMBB 2014-C18
30	111 West Jackson	Chicago, IL	Office	JPMCC 2013-C10
44	SS1 Multifamily Portfolio	Sherman, TX	Multifamily	FRESB 2015-SB5
49	Klee Plaza	Chicago, IL	Mixed Use	WFRBS 2013-C12
51	SS2 Multifamily Portfolio	Various, TX	Multifamily	FRESB 2015-SB5

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
3	One State Street	$49,780,000	$238,000,000	N/A	4.87x	1.51x	21.8%	64.3%	20.9%	7.1%
9	Moffett Towers II - Building 2	$29,750,000	N/A	$105,000,000	2.08x	1.23x	47.0%	76.9%	11.9%	7.3%
15	Yorkshire & Lexington Towers	$20,000,000	$200,000,000	$150,000,000	4.28x	1.04x	22.5%	61.8%	12.0%	4.4%
19	600 Vine	$16,797,528	N/A	$5,899,132	1.49x	1.21x	74.4%	82.7%	10.5%	9.4%
30	111 West Jackson	$11,000,000	$64,000,000	N/A	4.42x	1.67x	25.2%	64.4%	23.4%	9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Class A-2(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
14	Penn Center West	$22,000,000	2.3%	$20,713,101	45.4%	60	58	1.70x	12.0%	74.6%	70.2%
15	Yorkshire & Lexington Towers	20,000,000	2.1	20,000,000	41.2	60	54	4.28x	12.0%	22.5%	22.5%
42	Lockheed Martin – Grand Prairie, Texas	6,500,000	0.7	6,500,000	13.4	60	59	2.33x	12.7%	56.5%	56.5%
Total / Wtd. Avg.:		$48,500,000	5.1%	$47,213,101	100.0%	60	56	2.85x	12.1%	50.7%	48.7%

Class A-3(3)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
7	Soho House Chicago	$40,000,000	4.2%	$40,000,000	65.3%	84	84	1.64x	9.2%	65.9%	65.9%
11	Northrop Grumman Portfolio	27,655,460	2.9	21,244,946	34.7	84	79	3.74x	31.4%	35.9%	27.6%
Total / Wtd. Avg.:		$67,655,460	7.1%	$61,244,946	100.0%	84	82	2.37x	16.9%	55.5%	52.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) or mezzanine loan(s). See Annex A-1 to the Preliminary Prospectus.

(3)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-3 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero (vi) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (vii) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4. Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Order of Distribution (continued):

priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:

The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Prepayment Premiums and Yield Maintenance Charges (continued):

greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.

Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal Reduction Amounts (continued):

of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the One State Street whole loan, the Yorkshire & Lexington Towers whole loan and the 111 West Jackson whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to pro rata allocation to the related mortgage loan and any related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after April 2028 and either or both of the Signet Jewelers Expansion mortgage loan or the GED Integrated Solutions mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cleanup Call (continued):	certificates (exclusive of the Class X Certificates) senior to the Class D certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class NR-RR certificates. At any time when Class E-RR is the controlling class, the majority Class E-RR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

Argentic Securities Holdings Cayman Limited (or its affiliate) is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z certificates and, on the Closing Date, is expected to be the initial Directing Certificateholder.

The “Directing Holder” will initially be:

(a) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan or Serviced AB Whole Loan prior to a related Control Appraisal Period) or Serviced Whole Loan (other than a Serviced AB Whole Loan), the Directing Certificateholder;

(b) with respect to any Serviced AB Whole Loan, (i) for so long as no related Control Appraisal Period exists, the AB Whole Loan Controlling Holder and (ii) for so long as a related Control Appraisal Period exists, the Directing Certificateholder and

(c) with respect to any Servicing Shift Whole Loan, (i) prior to the related Servicing Shift Securitization Date, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement and (ii) on and after the related Servicing Shift Securitization Date, the “directing certificateholder” or equivalent entity under the lead servicing agreement.

The initial Directing Holder with respect to the 111 West Jackson whole loan will be the holder of the related subordinate companion loan, which is anticipated to be a separate unaffiliated third party investor.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; or (ii) such mortgage loan or whole loan is an excluded loan; provided that no Control Termination Event may occur with respect to the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement related to a Servicing Shift Whole Loan and the term “Control Termination Event” is not be applicable to the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement related to such Servicing Shift Whole Loan; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans provided, further, that with respect to a Serviced AB Whole Loan, no Control Termination Event will be deemed to be continuing unless a Control Appraisal Period is continuing under the related Intercreditor Agreement and a Control Termination Event is continuing. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control/Consultation Rights (continued):

an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that with respect to a Serviced AB Whole Loan no Consultation Termination Eventwill be continuing unless a Control Appraisal Period is continuing under the related Intercreditor Agreement and a Consultation Termination Event is continuing. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control/Consultation Rights (continued):

enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Termination of Special Servicer (continued):

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan (other than any non-serviced mortgage loan), the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Servicing Compensation (continued):

applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the Mortgage Loan Seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Servicing Compensation (continued):

result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect of the asset status reports and certain major decisions processed by the special servicer on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

During a Consultation Termination Event, the operating advisor may be removed without cause if the holders of at least 25% of the voting rights request a vote to replace the operating advisor and such vote is approved by the holders of at least 75% of the voting rights.

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts allocable to any class of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Replacement of the Asset Representations Reviewer (continued):	notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■     all special notices delivered

■     summaries of final asset status reports

■     all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■     an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Mortgage Loan No. 1 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mortgage Loan No. 1 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Mortgage Loan No. 1 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mortgage Loan No. 1 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mortgage Loan No. 1 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Mortgage Loan No. 1 — GNL Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Portfolio of 12 Properties
Original Principal Balance(1):	$63,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$63,500,000	Property Types - Subtypes:	Office / Industrial
% of Pool by IPB:	6.7%	Net Rentable Area (SF):	2,620,673
Loan Purpose:	Refinance	Locations:	Various
Borrowers(2):	Various	Years Built / Renovated:	Various
Sponsor:	Global Net Lease Operating Partnership, L.P.	Occupancy:	100.0%
Interest Rate:	4.3690%	Occupancy Date:	12/31/2017
Note Date:	10/27/2017	Number of Tenants:	10
Maturity Date:	11/6/2027	2014 NOI(5):	N/A
Interest-only Period:	120 months	2015 NOI(5):	$20,024,180
Original Term:	120 months	2016 NOI(5):	$21,010,966
Original Amortization:	None	TTM NOI(6):	$21,052,501
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	YM1(116), O(4)	UW Revenues:	$27,197,253
Lockbox(3):	Hard	UW Expenses:	$7,037,633
Additional Debt(1):	Yes	UW NOI:	$20,159,620
Additional Debt Balance(1):	$123,500,000	UW NCF:	$18,425,410
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$323,100,000 / $123
Additional Future Debt Permitted:	No	Appraisal Date(7):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$71
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.9%
TI/LC Reserves:	$0	Springing	N/A	UW NOI DSCR:	2.43x
				UW NCF DSCR:	2.22x
				UW NOI Debt Yield:	10.8%
				UW NCF Debt Yield	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$187,000,000	100.0%	Payoff Existing Debt	$120,021,907	64.2%
			Return of Equity	64,482,284	34.5
			Closing Costs	2,495,809	1.3

Total Sources	$187,000,000	100.0%	Total Uses	$187,000,000	100.0%

(1)	The GNL Portfolio loan was co-originated by Column and Citi Real Estate Funding Inc. The loan is part of a larger split whole loan evidenced by four pari passu notes with an aggregate Cut-off Date balance of $187.0 million (collectively, the “GNL Portfolio Whole Loan”). The financial information presented in the chart above and herein is based on the Cut-off Date balance of the GNL Portfolio Whole Loan.

(2)	The loan has 12 borrowers, each of which is a special purpose entity. For a detailed description, please refer to “The Borrowers” below.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Mortgage Loan No. 1 — GNL Portfolio

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The assets in the portfolio were acquired from January 2014 to March 2017. 2014 portfolio cash flows are not available due to the acquisition dates. The 2015 NOI includes 12 months of financials for all properties, except for C&J Energy Services, Inc. II, which was acquired in March 2015, and FedEx Ground Package System, Inc. (WV), which was acquired in March 2017. The 2015 NOI includes approximately 10 months of financials for C&J Energy Services, Inc. II and does not include any financials related to FedEx Ground Package System, Inc. (WV). 2016 NOI includes 12 months of financials for all properties, except for FedEx Ground Package System, Inc. (WV), for which no financial information is included due to the property being acquired in March 2017.

(6)	Represents the trailing twelve month period ending August 31, 2017 for all properties, except for FedEx Ground Package System, Inc. (WV), which includes approximately six months of financials ending August 31, 2017 due to the property being acquired in March 2017.

(7)	Appraisal Dates for the properties range from August 22, 2017 to September 18, 2017.

The Loan. The GNL Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a cross-collateralized pool of 12, 100.0% leased, single-tenant properties located across nine states (collectively, “The GNL Portfolio”). The loan has a 10-year term and is interest-only for the entire term.

The GNL Portfolio Whole Loan has a Cut-off Date balance of $187.0 million, which is evidenced by four pari passu notes identified as Note A-1-A, Note A-1-B, Note A-2-A, and Note A-2-B. Note A-2-A is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. The GNL Portfolio Whole Loan is being serviced pursuant to the CSAIL 2017-CX10 pooling and servicing agreement. As the holder of Note A-1-A (the “Controlling Noteholder”), the trustee of the CSAIL 2017-CX10 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2017-CX10 pooling and servicing agreement, the CSAIL 2017-CX10 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the GNL Portfolio Whole Loan; however, the holders of Note A-1-B, A-2-A and Note A-2-B are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$73,000,000	$73,000,000	CSAIL 2017-CX10	Y	Y
Note A-1-B	25,250,000	25,250,000	CCUBS 2017-C1	N	N
Note A-2-A	63,500,000	63,500,000	CSAIL 2018-CX11	N	N
Note A-2-B	25,250,000	25,250,000	CCUBS 2017-C1	N	N
Total	$187,000,000	$187,000,000

The Borrowers. There are 12 borrowing entities for the loan: ARC GEGRDMI001, LLC; ARC GSIFLMN001, LLC; ARC MKMDNNJ001, LLC; ARC SZPTNNJ001, LLC; ARC CSVBTMI001, LLC; ARG FEMRGWV001, LLC; ARC NNMFBTN001, LLC; ARC FEBHMNY001, LLC; ARC LPSBDIN001, LLC; ARC PNSCRPA001, LLC; ARC CJHSNTX002, LLC and ARC CJHSNTX001, LLC. Each borrower is a Delaware limited liability company and a special-purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Global Net Lease Operating Partnership, L.P., a subsidiary of Global Net Lease Inc. (“GNL”). GNL (NYSE: GNL) is a real estate investment trust that acquires commercial properties, with an emphasis on sale-leaseback transactions, involving single tenant net-leased commercial properties. GNL began operations in 2011 and owns assets under management valued at approximately $3.0 billion as of year-end 2017. GNL’s portfolio comprises 312 properties, including 243 properties in the United States and Puerto Rico, 43 properties in the United Kingdom and 26 properties in continental Europe, totaling 22.9 million SF. GNL had a market capitalization of approximately $1.5 billion as of March 12, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Mortgage Loan No. 1 — GNL Portfolio

The Properties. The GNL Portfolio consists of 12 office, industrial and mixed use office and industrial properties totaling approximately 2.6 million SF located across nine states and 11 markets. The GNL Portfolio contains five industrial buildings (1,584,004 SF/60.4% NRA), five office buildings (571,520 SF/21.8% NRA), and two mixed use office and industrial buildings (465,149 SF/17.7% NRA). Each property is single tenant leased with 11 of the properties leased on a net basis and one leased on a modified gross basis. The tenancy is diversified across multiple industries, including aerospace, pharmaceuticals, energy, financial services, freight, U.S. government services, automotive, and metals processing. The top three tenants by underwritten base rent in the GNL Portfolio are Sandoz, Inc. (AA/Aa3/AA- by Fitch/Moody’s/S&P – 19.2% of UW Base Rent), Intervet Inc. (A/A1/AA by Fitch/Moody’s/S&P – 15.4% of UW Base Rent), FedEx Ground Package Systems, Inc. (Baa2/BBB Moody’s/S&P – 13.1% of UW Base Rent).

Portfolio Summary(1)

#	Property	Market(2)	NRA (SF)	Year Built	Property Type	UW NOI	% of UW NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value
1	Sandoz, Inc.	Princeton, NJ	154,101	2001	Office	$3,915,526	19.4%	$34,880,000	18.7%	$59,400,000
2	Intervet Inc.	Madison, NJ	146,366	1988	Office	3,151,708	15.6	26,950,000	14.4	49,000,000
3	GE Aviation Systems, LLC	Grand Rapids, MI	369,000	1986	Office/Ind.	2,479,718	12.3	24,050,000	12.9	37,000,000
4	FedEx Ground Package System, Inc. (NY)	Long Island, NY	158,520	1976	Industrial	1,723,168	8.5	19,375,000	10.4	33,000,000
5	Nissan North America Inc.	Nashville, TN	462,155	2008	Industrial	1,542,780	7.7	17,030,000	9.1	29,000,000
6	Constellium Automotive USA, LLC	Detroit, MI	320,680	1998	Industrial	1,845,258	9.2	15,300,000	8.2	25,500,000
7	C&J Energy Services, Inc. II	Houston, TX	125,000	2013	Office	1,342,379	6.7	12,550,000	6.7	25,100,000
8	Lippert Components Manufacturing, Inc.	South Bend / Mishawaka, IN	539,137	2003	Industrial	923,715	4.6	9,040,000	4.8	15,400,000
9	FedEx Ground Package System, Inc. (WV)	Morgantown, WV	103,512	2016	Industrial	887,168	4.4	7,990,000	4.3	13,600,000
10	C&J Energy Services, Inc. I	Houston, TX	96,149	2013	Office/Ind.	866,515	4.3	7,800,000	4.2	15,600,000
11	U.S. General Services Administration	International Falls, MN	33,000	2009	Office	976,349	4.8	7,095,000	3.8	12,900,000
12	PNC Bank N.A.	Scranton, PA	113,053	1975	Office	505,336	2.5	4,940,000	2.6	7,600,000
Total/Wtd Avg.:			2,620,673	1999		$20,159,620	100.0%	$187,000,000	100.0%	$323,100,000

(1)	Based on the underwritten rent roll.

(2)	Source: Appraisals.

(3)	Based on the GNL Portfolio Whole Loan.

Property Type(1)

Property Type	Property Count	NRA (SF)	WAV Year Built	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value

Office	5	571,520	1996	100.0%	$9,891,298	49.1%	$86,415,000	46.2%	$154,000,000
Industrial	5	1,584,004	2002	100.0%	6,922,089	34.3	68,735,000	36.8	116,500,000
Office/Industrial	2	465,149	1992	100.0%	3,346,233	16.6	31,850,000	17.0	52,600,000
Total/Wtd. Avg.:	12	2,620,673	1999	100.0%	$20,159,620	100.0%	$187,000,000	100.0%	$323,100,000

(1)	Source: Appraisals.

(2)	Based on GNL Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — GNL Portfolio

The Tenants. The tenancy is diversified across multiple industries, including aerospace, pharmaceuticals, energy, financial services, freight, U.S. government services, automotive, and metals processing. In addition, seven of the ten tenants are, or are subsidiaries of, credit rated companies. The GNL Portfolio’s top four tenants by underwritten base rent are Sandoz, Inc., Intervet, Inc., FedEx Ground Package Systems, Inc. and GE Aviation Systems, LLC.

Sandoz, Inc. The Sandoz, Inc. property represents 19.2% of UW base rent and leases 5.9% of The GNL Portfolio’s NRA. The Sandoz, Inc. lease expires on July 31, 2026. Sandoz, Inc. develops, manufactures, markets, and distributes generic pharmaceutical products. Its therapeutic drug categories include anti-infectives, central nervous system disorder treatments, cardiovascular medicines, gastrointestinal agents, oncology therapies, respiratory therapies, alimentary tract and metabolism, blood and blood-forming organs, and antineoplastic and immunomodulating agents. Sandoz, Inc. is a subsidiary of Novartis, which is rated AA/Aa3/AA- by Fitch, Moody’s and S&P, respectively.

Intervet, Inc. The Intervet, Inc. property represents 15.4% of UW base rent and leases 5.6% of The GNL Portfolio’s NRA. The Intervet, Inc. lease expires on August 31, 2025. Intervet, Inc., doing business as Merck Animal Health, develops, manufactures, and markets a range of veterinary medicines and services. It offers products for the prevention, treatment, and control of diseases in major farm and companion animal species. The company provides a range of veterinary pharmaceuticals, parasiticides, vaccines, and health management solutions to veterinarians, farmers, pet owners, and governments worldwide. Intervet Inc. is a subsidiary of Merck & Co., which is rated A/A1/AA by Fitch, Moody’s and S&P, respectively.

FedEx Ground Package System, Inc. The two FedEx Ground Package System, Inc. (“FedEx”) properties represent 13.1% of UW base rent and leases 10.0% of The GNL Portfolio’s NRA. FedEx leases two of the properties that have leases expiring on July 31, 2024 and October 31, 2026. FedEx provides business-to-business package shipping and ground delivery services. The company provides day-certain service to every business address in the United States and Canada, as well as residential delivery through its FedEx Home Delivery service. The company also includes FedEx SmartPost, which consolidates and delivers high volumes of low-weight, less time-sensitive business-to-consumer packages using the United States Postal Service for final delivery to almost any residential address of post office box in the United States. FedEx is a subsidiary of FedEx Corporation, which is rated Baa2/BBB by Moody’s and S&P, respectively.

GE Aviation Systems, LLC. The GE Aviation Systems, LLC property represents 12.1% of the UW base rent and leases 14.1% of The GNL Portfolio’s NRA. The GE Aviation Systems, LLC lease expires on December 31, 2025. GE Aviation Systems, LLC is a provider of commercial, military and business and general aviation jet and turboprop engines and components as well as avionics, electrical power and mechanical systems for aircraft. GE has a global service network to support these offerings. GE Aviation designs and assembles components and integrated systems for commercial, military, business and general aviation aircraft at the property. The Common Core System, the primary computing environment, for the Boeing 787 Dreamliner is designed, manufactured, and tested at the property and in Cheltenham, UK. GE Aviation is a subsidiary of General Electric Corporation, which is rated A+/A2/A by Fitch, Moody’s and S&P, respectively.

Subleases.  Three tenants sublease a portion of their space but remain obligated for the full lease obligations.

Lippert Components Manufacturing, Inc. subleases 238,164 SF (9.1% of The GNL Portfolio’s NRA) to National Distribution Centers through September 1, 2019 at an annual rent of $2.77 PSF (a premium of $0.84 PSF) with two, three-year sublease renewal options.  Lippert Components Manufacturing, Inc. leased the building in 2014, which provided both existing building space for future expansion as well as excess land for future development.  The property is situated on approximately 71 acres.  The lease is guaranteed by the parent Lippert Components, Inc. (NYSE: LCII).

Nissan North America, Inc. subleases 59,977 SF to Logistics Insight Corp.  The sublease is at an annual rent of $7.00 PSF (a premium of $3.33 PSF) through May, 2020 with a one-year extension option and an option to terminate.

PNC Bank, National Association subleases space to four law firms and a café. The subleases are de minimis to the overall cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — GNL Portfolio

Tenant Summary(1)

#	Tenant	Credit Rating (Fitch/Moody’s /S&P)(2)	Property Count	NRA (SF)	% of NRA	UW Base Rent PSF	UW Base Rent	% of UW Base Rent	Lease Expiration Date
1	Sandoz, Inc.(3)	AA / Aa3 / AA-	1	154,101	5.9%	$27.71	$4,270,139	19.2%	7/31/2026
2	Intervet Inc.	A / A1 / AA	1	146,366	5.6	$23.50	3,439,601	15.4	8/31/2025
4, 9	FedEx Ground Package System, Inc.	NR / Baa2 / BBB	2	262,032	10.0	$11.18	2,928,941	13.1	Various(4)
3	GE Aviation Systems, LLC	A+ / A2 / A	1	369,000	14.1	$7.33	2,705,582	12.1	12/31/2025
7, 10	C&J Energy Services, Inc.	NR / NR / NR	2	221,149	8.4	$11.13	2,461,490	11.0	10/31/2023
6	Constellium Automotive USA, LLC	NR / B3 / B-	1	320,680	12.2	$6.24	1,999,468	9.0	11/30/2029
5	Nissan North America, Inc.(3)	BBB+ / A2 / A	1	462,155	17.6	$3.78	1,746,946	7.8	9/30/2028
11	U.S. General Services Administration(3)	AAA / Aaa / AAA	1	33,000	1.3	$33.71	1,112,304	5.0	7/18/2025
8	Lippert Components Manufacturing, Inc.	NR / NR / NR	1	539,137	20.6	$1.96	1,058,608	4.7	8/31/2026
12	PNC Bank, National Association	A+ / A3 / A-	1	113,053	4.3	$5.05	570,455	2.6	7/31/2029
Total/Wtd. Avg.			12	2,620,673	100.0%	$8.51	$22,293,534	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sandoz, Inc. has the right to terminate its lease on July 31, 2021 with 12 months’ notice and payment of a termination fee equal to $23.0 million. Nissan North America, Inc. has the right to terminate its lease on September 1, 2023 with 18 months’ written notice and payment of a termination fee equal to $5.125 million.

(4)	FedEx Ground Package System, Inc. (NY) lease expires July 31, 2024 and FedEx Ground Package System, Inc. (WV) lease expires October 31, 2026.

Historical and Current Occupancy(1)

2015(2)	2016(2)	2017(2)	Current(3)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The assets in the GNL Portfolio were acquired from January 2014 to March 2017. 2014 portfolio occupancy is not available due to the acquisition dates. 2015 and 2016 occupancy includes all properties except FedEx Ground Package System, Inc. (WV) which was acquired in March 2017.

(3)	Based on underwritten rent roll.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2018	0	0	0.0	$ 0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	2	221,149	8.4	2,461,490	11.0	221,149	8.4%	$2,461,490	11.0%
2024	1	158,520	6.0	1,948,502	8.7	379,669	14.5%	$4,409,992	19.8%
2025	3	548,366	20.9	7,257,487	32.6	928,035	35.4%	$11,667,479	52.3%
2026	3	796,750	30.4	6,309,186	28.3	1,724,785	65.8%	$17,976,665	80.6%
2027 & Thereafter	3	895,888	34.2	4,316,869	19.4	2,620,673	100.0%	$22,293,534	100.0%
Total.	12	2,620,673	100.0%	$22,293,534	100.0%

(1)	Based on the underwritten rent roll.

(2)	Sandoz, Inc. and Nissan North America, Inc. have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Mortgage Loan No. 1 — GNL Portfolio

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	TTM(2)	Underwritten(3)	PSF	%(4)
Rents in Place	N/A	$20,271,940	$21,376,301	$21,383,427	$22,293,534	$8.51	77.9%
Vacant Income	N/A	0	0	0	0	$0.00	0.0%
Gross Potential Rent	N/A	$20,271,940	$21,376,301	$21,383,427	$22,293,534	$8.51	77.9%
Total Reimbursements	N/A	3,156,586	3,147,665	3,846,674	6,335,154	$2.42	22.1%
Net Rental Income	N/A	$23,428,526	$24,523,966	$25,230,101	$28,628,687	$10.92	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	(1,431,434)	($0.55)	(5.3%)
Other Income	N/A	0	0	0	0	$0.00	0.0%
Effective Gross Income	N/A	$23,428,526	$24,523,966	$25,230,101	$27,197,253	$10.38	100.0%
Total Expenses	N/A	3,404,346	3,513,000	4,177,600	7,037,633	$2.69	25.9%
Net Operating Income	N/A	$20,024,180	$21,010,966	$21,052,501	$20,159,620	$7.69	74.1%
Total TI/LC, Capex/RR	N/A	0	0	0	1,734,210	$0.66	6.4%
Net Cash Flow	N/A	$20,024,180	$21,010,966	$21,052,501	$18,425,410	$7.03	67.7%

(1)	The assets in the portfolio were acquired from January 2014 to March 2017. 2014 portfolio cash flows are not available due to the acquisition dates. The 2015 financials includes 12 months of financials for all properties, except for C&J Energy Services, Inc. II, which was acquired in March 2015 and FedEx Ground Package System, Inc. (WV), which was acquired in March 2017. The 2015 financials includes approximately 10 months of financials for C&J Energy Services, Inc. II and does not include any information related to FedEx Ground Package System, Inc. (WV). 2016 financials includes 12 months of financials for all properties, except for FedEx Ground Package System, Inc. (WV).

(2)	TTM represents the trailing twelve months ending August 31, 2017 for all properties, except for FedEx Ground Package System, Inc. (WV), which due to being acquired in March 2017, only includes approximately six months of financials ending August 31, 2017.

(3)	Underwritten Rents in Place are based on the underwritten rent roll and include approximately $213,000 for rent steps and approximately $93,000 for credit tenant rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through October 1, 2018. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through October 1, 2018 and credit tenants’ average rent from November 6, 2017 through the maturity date.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.

Property Management. Each of The GNL Portfolio properties is managed by Global Net Lease Properties, LLC, except for the U.S. General Services Administration property, which is managed by CBRE of Virginia, Inc.

Escrows and Reserves.

Tax & Insurance Reserves – The requirement of the borrowers to make monthly deposits into a Tax & Insurance reserve account is waived so long as a Cash Sweep Period (as defined below) is not continuing. During a Cash Sweep Period, 1/12th of the estimated annual taxes and insurance premiums are required to be deposited into the Tax & Insurance reserve accounts on a monthly basis. Notwithstanding anything to the contrary herein, if insurance is provided through a blanket insurance policy acceptable to the lender and an event of default has not occurred, the borrower will not be required to fund the insurance reserve.

TI/LC Reserves – The requirement of the borrowers to make monthly deposits to the TI/LC reserve account is waived so long as a Cash Sweep Period is not continuing. During a Cash Sweep Period, 1/12th of $1.00 PSF of the GNL Portfolio total NRA is required to be deposited into the TI/LC reserve account on a monthly basis.

Replacement Reserve – The requirement of the borrowers to make monthly deposits to the replacement reserve account is waived so long as a Cash Sweep Period is not continuing. During a Cash Sweep Period, 1/12th of $0.25 PSF of the GNL Portfolio total NRA is required to be deposited into the replacement reserve account on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Mortgage Loan No. 1 — GNL Portfolio

Lockbox / Cash Management. The GNL Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. The borrower will, and will cause manager to, deposit all amounts received constituting rents directly into the lockbox within two business days after receipt. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the GNL Portfolio Whole Loan documents. If no Cash Sweep Period or Lease Sweep Period (as defined below) exists, all excess cash flow will be disbursed to borrower after payment of debt service and fees of the cash management bank. If no Cash Sweep Period exists but a Lease Sweep Period exists, after payment of debt service and fees of the cash management bank, an amount equal to all cash flow attributable to any lease which caused the Lease Sweep Event will be deposited into the TI/LC reserve account and all remaining excess cash flow will be disbursed to borrower. If a Cash Sweep Period and Lease Sweep Period exist simultaneously and the Cash Sweep Period is cured, all cash flow attributable to the lease(s) that cause the Lease Sweep Period will be transferred from the excess cash flow reserve account to the TI/LC reserve account. During the continuance of a Cash Sweep Period (whether or not a Lease Sweep Period exists), all excess cash flow, after payments made in accordance with the GNL Portfolio Whole Loan documents for, among other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the GNL Portfolio Whole Loan documents; (ii) the occurrence of any bankruptcy action of the borrower, guarantor or manager; (iii) the debt yield being less than 8.20% based upon the trailing 12-month period immediately preceding the date of determination; or (iv) the lessee of all or a portion of an individual property going dark in more than 40% of the gross leasable area of the properties. A Cash Sweep Period will end, with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii) if caused by a bankruptcy action of a manager, if the manager causes the dismissal or discharge of the same within 90 days after the filing of such bankruptcy action or the borrower replaces the manager with a qualified manager under a replacement management agreement; with respect to clause (iii), the achievement of a debt yield equal to or greater than 8.20%; and with respect to clause (iv), at such time as the tenants that have “gone dark” in, or ceased to operate in their respective spaces, constitute not more than 30% of the gross leasable area of the properties.

A “Lease Sweep Period” will commence upon the occurrence of a Lease Sweep Event (as defined below) and will end upon the earlier to occur of (a) (i) with respect to clause (i) of the definition of “Lease Sweep Event”, if (A) one or more of such tenants are no longer “dark” and such tenants have reoccupied their respective individual properties or a replacement tenant reasonably acceptable to lender has occupied the applicable demised premises in accordance with a lease reasonably acceptable to lender and (B) no more than one tenant remains dark in or no longer occupies its respective demised premises; (ii) with respect to clause (ii) of the definition of “Lease Sweep Event”, if such tenant renews its lease on terms and conditions reasonably acceptable to lender or a replacement tenant reasonably acceptable to lender has executed a new lease on terms and conditions reasonably acceptable to lender; and (iii) with respect to clause (iii) of the definition of “Lease Sweep Event”, if tenant causes the dismissal or discharge of such bankruptcy action or a replacement tenant reasonably acceptable to lender has executed a new lease on terms and conditions reasonably acceptable to lender, it being agreed that in each instance where lender’s reasonable approval of a replacement tenant is required that a tenant having a lower investment grade rating will not in and of itself cause such tenant to not be reasonably acceptable provided such difference would not be deemed material to a prudent lender, or (b) payment in full of all principal and interest on the GNL Portfolio Whole Loan and all other amounts payable under the GNL Portfolio Whole Loan documents.

A “Lease Sweep Event” means the occurrence of any of the following: (i) two or more tenants “go dark” in or cease to occupy their respective demised premises as of any date of determination, (ii) any tenant gives written notice of its election to either terminate or not renew its lease or any tenant fails to renew its lease during its renewal notice period, provided that a Lease Sweep Event will not be deemed to occur under this clause (ii) until the last day on which such tenant has a right to notify the borrower of such tenant’s election to renew its lease regardless of when the tenant may have notified the borrower that such tenant is not renewing or does not intend to renew its lease, and/or (iii) any bankruptcy action of any tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Mortgage Loan No. 1 — GNL Portfolio

Property Releases. The borrowers may release a property (or properties) from the GNL Portfolio Whole Loan by prepayment of a portion of the GNL Portfolio Whole Loan equal to: (i) 110% (120% if the released property is being transferred to an affiliate) of the applicable allocated loan amount for such property (see “Portfolio Summary” chart above) until such time as the GNL Portfolio Whole Loan balance is reduced below 90% of the original loan amount and (ii) 115% (125% of the released property is being transferred to an affiliate) of the applicable allocated loan amount for such property or properties when less than 90% of the original loan amount is outstanding, provided that after giving effect to such release the aggregate portfolio debt yield is at least the greater of (i) 11.40% and (ii) the aggregate portfolio debt yield immediately prior to such release. Further, notwithstanding the foregoing, if the tenant(s) in any property or properties being released has vacated the respective property, the release price for such property will be 100% of the applicable allocated loan amount for such property. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the GNL Portfolio Whole Loan. All releases prior to August 6, 2027 are subject to payment of the yield maintenance premium.

Substitution. If a Lease Sweep Event has occurred and is continuing or default exists or if the borrower anticipates that there will be a Lease Sweep Event based on written notice from the tenant that it intends to not renew its lease, to terminate its lease or to go dark, borrowers have the right to replace one or more of the properties with a substitute property subject to satisfaction of certain conditions, including, without limitation: (i) no event of default is then continuing, (ii) borrowers have obtained a rating agency confirmation, (iii) the lender has approved the substitute property in its sole discretion, (iv) the property substitution will not have a material adverse effect, (v) after giving effect to the substitution, the debt yield for the properties will not be less than the greater of (A) 11.40% and (B) the debt yield immediately prior to the substitution, (vi) adjustments to reserves, if applicable, and (vii) satisfaction of REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

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43

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$59,938,173	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	6.3%	Net Rentable Area (Rooms):	416
Loan Purpose:	Refinance	Location:	Clearwater Beach, Florida
Borrower:	CP Clearwater, LLC	Year Built / Renovated:	1981 / 2015-2017
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC	Occupancy / ADR / RevPAR:	74.0% / $210.17 / $155.59
Interest Rate:	5.1300%	Occupancy / ADR / RevPAR Date:	11/30/2017
Note Date:	2/9/2018	Number of Tenants:	NAP
Maturity Date:	3/6/2028	2014 NOI:	$12,285,560
Interest-only Period:	None	2015 NOI:	$13,713,221
Original Term:	120 months	2016 NOI(3):	$13,109,292
Original Amortization:	360 months	TTM NOI(3)(4):	$15,841,392
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	74.0% / $210.17 / $155.59
Call Protection:	L(25), Def(90), O(5)	UW Revenues:	$40,352,322
Lockbox(2):	Hard	UW Expenses:	$24,518,720
Additional Debt(1):	Yes	UW NOI:	$15,833,602
Additional Debt Balance(1):	$72,924,777	UW NCF:	$14,219,509
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room:	$199,000,000 / $478,365
Additional Future Debt Permitted:	No	Appraisal Date:	12/21/2017

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$319,382
Taxes Reserve:	$676,903	$142,506	N/A	Maturity Date Loan / Room:	$264,024
Insurance Reserve:	$339,017	$37,388	N/A	Cut-off Date LTV:	66.8%
FF&E Reserve:	$269,015	$134,508	N/A	Maturity Date LTV:	55.2%
Ground Lease Reserve:	$0	Springing	(6)	UW NOI DSCR:	1.82x
Seasonality Reserve:	$0	Springing	$1,375,000	UW NCF DSCR:	1.64x
				UW NOI Debt Yield:	11.9%
				UW NCF Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$133,000,000	100.0%	Payoff Existing Debt	$110,555,564	83.1%
			Return of Equity	19,289,899	14.5
			Closing Costs	1,869,602	1.4
			Upfront Reserves	1,284,935	1.0
Total Sources	$133,000,000	100.0%	Total Uses	$133,000,000	100.0%
(1)	The Hilton Clearwater Beach Resort & Spa loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of approximately $132.9 million (collectively, the “Hilton Clearwater Beach Resort & Spa Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-off Date balance of the Hilton Clearwater Beach Resort & Spa Whole Loan.

(2)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The increase from 2016 NOI to TTM NOI was driven primarily by an 8% increase in RevPAR, the addition of a Starbucks (approximately $1.2 million in additional revenue, opened in September 2016), the Spotted Donkey Cantina (approximately $1.3 million in additional revenue, opened in December 2016) and the Hibiscus Spa (approximately $523,000 in additional revenue, opened in July 2016). For a more detailed description of the property’s operating history, please refer to “The Property” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

(4)	Represents the trailing twelve month period ending November 30, 2017.

(5)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(6)	The ground lease reserve is capped at the applicable current monthly amount to be paid by the borrower as ground rent pursuant to the ground lease.

The Loan. The Hilton Clearwater Beach Resort & Spa loan, which is part of a larger split whole loan, is secured by the leasehold interest in a 416-room, full-service hotel property located in Clearwater Beach, Florida. The loan has a 10-year term and amortizes on a 30 year schedule.

The Hilton Clearwater Beach Resort & Spa Whole Loan has a Cut-off Date balance of approximately $132.9 million, which is evidenced by three pari passu notes identified as Note A-1, Note A-2 and Note A-3. Note A-1, which is the controlling note, is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. Note A-2 and Note A-3 are expected to be contributed to one or more future securitizations. The Hilton Clearwater Beach Resort & Spa Whole Loan is expected to be serviced pursuant to the CSAIL 2018-CX11 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-CX11 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-CX11 pooling and servicing agreement, the CSAIL 2018-CX11 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Hilton Clearwater Beach Resort & Spa Whole Loan; however, the holders of Note A-2 and Note A-3 are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$60,000,000	$59,938,173	CSAIL 2018-CX11	Y	Y
Note A-2	36,500,000	36,462,389	Column	N	N
Note A-3	36,500,000	36,462,389	Column	N	N
Total	$133,000,000	$132,862,951

The Borrower. The borrowing entity for the loan is CP Clearwater, LLC, a single-purpose, bankruptcy remote entity formed for the purpose of owning and operating the property.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Columbia Sussex Corporation and its affiliate CSC Holdings, LLC. The Columbia Sussex Corporation was founded in 1972 by William J. Yung III with one hotel, and currently owns a portfolio of 40 Hilton, Marriott and Starwood branded hotels in 21 states. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is an AAA Three Diamond, 416-room, full-service resort situated on 10.1 beachfront acres in the heart of Clearwater Beach, Florida and has approximately 740 feet of direct beach access frontage along the Gulf of Mexico. The acreage includes the beach to the high watermark and is subject to a public beach access easement. The property was developed in 1981 and features 416 guestrooms in a nine-story, L-shaped building. The guestrooms, 12 of which are suites, have been renovated by the sponsors and offer a variety of water and beach views along with modern décor, custom-designed beds, mini-fridges, flat-screen TVs and complimentary WiFi. Most of the rooms feature private balconies with harbor or beach views. The 12 suites each feature private balconies with unobstructed views of the Gulf of Mexico.

Columbia Sussex Corporation and CSC Holdings, LLC acquired the property in 2015 for $134.0 million ($322,115/room). Since acquiring the property, the sponsors invested approximately $19.3 million ($46,481/room) to complete a brand mandated PIP to renovate all guestrooms, bathrooms and upgrade all public areas, in addition to a comprehensive redesign of the pool area ($1.8 million), the creation of the Hibiscus Spa ($1.2 million), add a Starbucks, create a new restaurant called the Spotted Donkey Cantina and a complete meeting space renovation ($363,095). The sponsors plan to invest an additional $1.5 million through the end of Q2 2018 to complete renovations to the lobby entrance and porte cochere, which will bring the total investment to more than $20.8 million ($50,087/room) in the property since 2015. As of November 2017, the Hibiscus Spa, Starbucks and Spotted Donkey generated approximately $523,000, $1.2 million, and $1.3 million of revenue, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

The Hilton Clearwater Beach Resort & Spa has 19,442 SF of indoor meeting space across 14 meeting rooms, including a 9,821 SF Grand Ballroom that can accommodate up to 1,200 guests. The property offers six food & beverage facilities including the Coasters Lounge lobby bar, the Carambola restaurant, the poolside Sand Bar & Grill, the Spotted Donkey Cantina, Starbucks (sole Starbucks location in Clearwater Beach) and Tommy’s Tiki (sole on-beach restaurant/bar on Clearwater Beach). Additionally, the resort amenities include two outdoor swimming pools, an outdoor whirlpool, a new full service Hibiscus Spa (opened in July 2016), fitness and business centers, a gift shop, guest laundry room, beach concessions and kids activity programs. Other amenities include outdoor water sport rentals such as parasailing, snorkeling, wave runners and paddle boarding.

The Market. The property is located in the City of Clearwater, in Pinellas County along the Gulf Coast of Florida, within the Tampa-St. Petersburg-Clearwater MSA, which includes two counties. The area includes several beaches and sits along the Port of Tampa which is a starting point for numerous cruise lines. Clearwater Beach is situated on a barrier island with coastline along the Gulf of Mexico to the west. Across Clearwater Harbor to the east is downtown Clearwater, connected by the Clearwater Memorial Causeway (SR 60). Clearwater Beach is linked on the south to another barrier island, Sand Key, which contains Sand Key Park, and extends southward approximately 20 miles to St. Petersburg Beach. The property is located approximately 2.5 miles west of downtown Clearwater, 22 miles northwest of the St. Petersburg, FL CBD and 25 miles west of the Tampa, FL CBD. The Tampa International Airport is approximately 21 miles to the east and the St. Petersburg-Clearwater International Airport is approximately ten miles south of the property. Regional access to the property is from Interstates 75 (north/south) and 4 (east/west).

Clearwater Beach consists primarily of resorts and residences and is considered one of the top beach destinations in the United States by various third party data providers. Clearwater Beach has transformed from a traditional beach town of independent motels/hotels to a tourist destination with nationally recognized branded hotels. Clearwater Beach was ranked Number 1 on a third party data provider’s list of Top 25 Beaches in the United States for 2018 and 2016. In 2016, Clearwater Beach was the only beach in America to make a third party data provider’s list of Top 25 Beaches in the World. Primary attractions and generators of demand for the property include Pier 60 (0.1 miles south), Clearwater Marine Aquarium (one mile east), Clearwater Marina (0.2 miles east), Raymond James Stadium (21 miles southeast) home of the NFL Tampa Bay Buccaneers, Major League Baseball Spring Training for the Toronto Blue Jays, Philadelphia Phillies and New York Yankees as well as educational institutions including the University of South Florida with a 50,000+ student enrollment.

According to a third party data provider, as of November 2017, the Tampa/St. Petersburg lodging market contains 463 hotels with a total of 46,093 guestrooms. A total of nine hotels with 1,102 guestrooms are undergoing construction with the potential to increase total inventory by 2.4% upon opening. Another 36 properties with 4,845 guestrooms are also being planned.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hilton Clearwater Beach Resort(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	78.5%	$160.44	$125.98	79.7%	$191.17	$152.32	101.5%	119.2%	120.9%
2016	77.7%	$166.02	$129.03	73.5%	$195.94	$144.00	94.6%	118.0%	111.6%
TTM(3)	75.8%	$169.21	$128.32	74.0%	$210.17	$155.59	97.6%	124.2%	121.3%
(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Sheraton Hotel Sand Key Resort, Trademark Hotel Collection Safety Harbor Resort & Spa, Hilton St Petersburg Bayfront, Sirata Beach & Conference Center, and Marriott Suites Clearwater Beach On Sand Key.

(2)	Source: Borrower provided financials.

(3)	Represents the trailing-twelve month period ending November 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

Competitive Hotels Profile(1)

				Estimated Market Mix		2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Occupancy	ADR	RevPAR
Hilton Clearwater Beach Resort & Spa	416	1981	19,442	70%	30%	74.0%	$208.96	$154.63
Opal Sands Resort	230	2016	13,634	70%	30%	70% - 75%	$290 - $300	$210 - $220
Sheraton Hotel Sand Key Resort	390	1975	24,000	70%	30%	75% - 80%	$180 - $190	$140 - $150
Wyndham Grand Clearwater Beach Resort	343	2017	22,000	70%	30%	55% - 60%	$220 - $230	$130 - $140
Total(2)	963
(1)	Source: Appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016(1)	TTM(1)(2)	Underwritten	Per Room(3)	%(4)
Occupancy(5)	84.3%	79.7%	73.5%	74.0%	74.0%
ADR	$192.27	$191.17	$195.94	$210.17	$210.17
RevPAR	$162.02	$152.32	$144.00	$155.59	$155.59
Room Revenue	$24,600,892	$23,128,905	$21,925,078	$23,625,212	$23,625,212	$56,791	58.5%
Food and Beverage	8,736,018	9,308,900	9,352,351	12,190,738	12,190,738	$29,305	30.2%
Other Departmental Revenues	1,438,008	3,143,693	3,459,703	4,536,372	4,536,372	$10,905	11.2%
Total Revenue	$34,774,918	35,581,498	$34,737,132	$ 40,352,322	$40,352,322	$97,000	100.0%
Room Expense	3,893,200	4,460,959	4,508,524	4,441,251	4,441,251	$10,676	18.8%
Food and Beverage Expense	5,825,104	5,215,035	5,120,213	6,988,579	6,988,579	$16,799	57.3%
Other Departmental Expenses	780,475	291,896	494,028	859,286	859,286	$2,066	18.9%
Departmental Expenses	$10,498,779	$9,967,889	$10,122,765	$12,289,116	12,289,116	$29,541	30.5%
Departmental Profit	$24,276,139	$25,613,608	$24,614,367	$28,063,206	$28,063,206	$67,460	69.5%
Operating Expenses	8,812,682	$8,921,189	8,694,243	9,279,774	9,307,566	$22,374	23.1%
Gross Operating Profit	$15,463,457	$16,692,419	$15,920,124	$18,783,432	$18,755,640	$45,086	46.5%
Fixed Expenses(6)	3,177,897	2,979,198	2,810,832	2,942,040	2,922,039	$7,024	7.2%
Net Operating Income	$12,285,560	$13,713,221	$13,109,292	$15,841,392	$15,833,602	$38,062	39.2%
FF&E	1,390,997	1,423,260	1,389,485	1,614,093	1,614,093	$3,880	4.0%
Net Cash Flow	$10,894,563	$12,289,961	$11,719,807	$14,227,299	$14,219,509	$34,182	35.2%
(1)	The increase from 2016 NOI to TTM NOI was driven primarily by an 8% increase in RevPAR, the addition of a Starbucks (approximately $1.2 million in additional revenue, opened in September 2016), the Spotted Donkey Cantina (approximately $1.3 million in additional revenue, opened in December 2016) and the Hibiscus Spa (approximately $523,000 in additional revenue, opened in July 2016).

(2)	TTM represents the trailing twelve month period ending November 30, 2017.

(3)	Per room values are based on 416 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

(5)	In 2015, occupancy declined as the hotel began a comprehensive renovation to the guestrooms and public spaces. The majority of guestroom renovations were completed by mid-year 2017.

(6)	Ground rent was $825,976, $870,341, $865,958, $965,245 and $966,755 for 2014, 2015, 2016, TTM and Underwritten, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

Property Management. The property is managed by sponsor affiliate, Columbia Sussex Management, LLC.

Franchise Agreement. The property operates as a Hilton hotel under a franchise agreement with the owner that expires on January 31, 2030. The Hilton brand operates 540 hotels worldwide in 78 countries and territories.

Escrows and Reserves. At origination, the borrower deposited into escrow $676,903 into the tax reserve, $339,017 into the insurance reserve and $269,015 for FF&E.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $142,506.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $37,388.

FF&E Reserve – On a monthly basis, the borrower is required to escrow the greater of (a) 1/12th of 4.0% of gross revenues over the trailing twelve month period, which equates to $134,508 based on the November 2017 TTM financials or (b) the amount required under the franchise agreement, to be funded monthly.

Ground Lease Reserve – The borrower is required to escrow $88,500 on the payment date in April 2018 and (on a monthly basis) to escrow an amount equal to the difference between (i) the amount then on deposit in the ground lease reserve account and (ii) the current monthly amount to be paid as ground rent pursuant to the ground lease. The ground lease reserve is capped at the applicable current monthly amount to be paid by the borrower as ground rent pursuant to the ground lease.

Seasonality Reserve – The borrower is required to escrow all excess cashflows during a Seasonality Deposit Trigger (as defined below) for anticipated payments of shortfalls in debt service due to lender under the loan documents. The seasonality reserve is capped at $1,375,000.

A “Seasonality Deposit Trigger” commences on the payment date occurring in April 2018 and March of each succeeding calendar year and expiring upon the date on which the amount of seasonality reserve funds accumulated on deposit in the seasonality reserve account equals or exceeds $1,375,000.

Lockbox / Cash Management. The loan is structured with a hard lockbox with in place cash management. The property manager will send direction letters to instruct credit card companies to deposit all credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event (as defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Event” means: (i) the occurrence of an event of default (ii) any bankruptcy action of the borrower or property manager, or (iii) the debt yield is less than 8.25% for the preceding calendar quarter. A Cash Sweep Event expires upon, with regard to clause (i) above, the cure of such event of default, with regards to clause (ii) above, the replacement of such property manager with another qualified manager under a replacement management agreement, and with regard to clause (iii) above, the date that the debt yield has been at least 8.25% for one calendar quarter.

Ground Lease. The property is subject to a ground lease with an initial 99 year term that extends through February 2079, which is 51 years beyond loan maturity. The ground lessor is John S. Taylor Properties, LLC. Ground rent is the greater of (i) 3.0% of room sales and 1.0% of food and beverage sales and (ii) the minimum current annual ground rent of $701,912 until December 31, 2019. Thereafter, the minimum rental amount will be reset every 5 years to an amount equal to the average rental paid by the lessee over the immediately preceding 5 year period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Mortgage Loan No. 3 — One State Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

 Mortgage Loan No. 3 — One State Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mortgage Loan No. 3 — One State Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Mortgage Loan No. 3 — One State Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$49,780,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$49,780,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	891,573
Credit Assessment (Moody’s/Fitch/DBRS)(2):	A3 / BBB+ / AAA	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1970 / 1997-2017
Borrower	One State Street, LLC	Occupancy(6):	86.3%
Sponsor:	BF&W Realty Company, LLC	Occupancy Date:	11/1/2017
Interest Rate(3):	4.09561%	Number of Tenants:	24
Note Date:	11/29/2017	2014 NOI:	$29,075,560
Maturity Date:	12/6/2027	2015 NOI:	$16,254,244
Interest-only Period:	120 months	2016 NOI:	$18,339,984
Original Term:	120 months	TTM NOI(7):	$18,023,075
Original Amortization:	None	UW Economic Occupancy:	88.1%
Amortization Type:	Interest Only	UW Revenues:	$47,729,972
Call Protection:	L(28), Def(85), O(7)	UW Expenses:	$22,278,246
Lockbox(4):	Hard	UW NOI(7):	$25,451,725
Additional Debt(1):	Yes	UW NCF:	$24,691,437
Additional Debt Balance(1):	$310,220,000	Appraised Value / Per SF:	$560,000,000 / $628
Additional Debt Type(1):	Pari Passu; Subordinate Debt	Appraisal Date:	10/1/2017
Additional Future Debt Permitted:	No

Escrows and Reserves(8)	Financial Information(1)

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$0	$979,581	N/A	Maturity Date Loan / SF:	$137
Insurance:	$123,489	$61,744	N/A	Cut-off Date LTV(9):	21.8%
Replacement Reserve:	$0	Springing	$397,099	Maturity Date LTV(9):	21.8%
TI/LC:	$0	$51,452	$1,234,844	UW NOI DSCR:	5.02x
Unfunded Obligations:	$7,108,952	$0	N/A	UW NCF DSCR:	4.87x
Air Rights Lease Reserve:	$0	(8)	N/A	UW NOI Debt Yield:	20.9%
Accretive Leasing Reserve:	$11,000,000	$0	N/A	UW NCF Debt Yield:	20.2%
Rent Abatement Reserve:	$2,211,252	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$360,000,000	100.0%	Payoff Existing Debt	$276,938,887	76.9%
			Upfront Reserves	20,443,692	5.7
			Closing Costs	12,976,960	3.6
			Return of Equity	49,640,461	13.8
Total Sources	$360,000,000	100.0%	Total Uses	$360,000,000	100.0%

(1)	The One State Street loan is part of a larger split whole loan evidenced by eleven senior pari passu notes and four subordinate notes with an aggregate Cut-off Date balance of $360.0 million (collectively, the “One State Street Whole Loan”). The financial information presented in the chart above and herein reflects the A Notes (as defined below) with an aggregate Cut-off Date balance of the $122.0 million but excludes the B Notes (as defined below).

(2)	Moody’s, Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

 Mortgage Loan No. 3 — One State Street

(3)	The Interest Rate presented above is the interest rate of the senior pari passu notes of the One State Street Whole Loan. For a more detailed description of the whole loan rates, please refer to “Additional Debt” below.

(4)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(5)	The One State Street Whole Loan is secured by the borrower’s fee interest in the office building, as well as a leasehold interest in certain air rights granted pursuant to an air rights lease. For a more detailed description of the air rights lease, please refer to “The Property” below.

(6)	Includes Atlantic Specialty Insurance (27,156 SF), which had a rent commencement date of March 1, 2018, and Fruchthandler Family Office (17,671 SF), which has a rent commencement date of February 1, 2019.

(7)	UW NOI exceeds TTM NOI primarily due to the borrower signing new leases and renewing leases with existing tenants totaling approximately 397,000 SF. New York State Department of Financial Services recently signed a long-term renewal and expansion of its space through October 2031.

(8)	For a more detail description of the escrows and reserves, please refer to “Escrows and Reserves” below.

(9)	The Cut-off Date LTV and Maturity Date LTV presented above are based on the “as-is” appraised value of the property of $560.0 million, as of October 1, 2017. The appraisal concluded an “as stabilized” appraised value of $640.0 million, which assumes that the property will reach stabilized income by October 1, 2020 following the leasing of vacant space and the burn-off of contractual free rent. Based on the “as stabilized” appraised value and the aggregate of $122.0 million A Notes (as defined below), the Cut-off Date LTV and Maturity Date LTV are 19.1% and 19.1%, respectively. Based on the “as stabilized” appraised value and the One State Street Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.3% and 56.3%, respectively.

The Loan. The One State Street loan, which is part of a larger split whole loan, is a $360.0 million first mortgage loan secured by, the borrower’s fee interest in an 891,573 SF office building located in Manhattan, New York as well as a leasehold interest in certain air rights. The One State Street Whole Loan has a 10-year term and is interest-only for the term of the loan.

The One State Street Whole Loan is comprised of eleven pari passu senior promissory notes with an aggregate Cut-Off Date balance of $122.0 million, identified as Note A-A-1-A, Note A-A-1-B, Note A-A-2, Note A-A-3, Note A-A-4, Note A-A-5, Note A-A-6, Note A-A-7, Note A-A-8, Note A-A-9 and Note A-A-10 (collectively, the “A Notes”) and four junior promissory notes with an aggregate Cut-Off Date balance of $238.0 million, identified as Note A-B, Note B-1-A, Note B-1-B and Note B-2 (collectively, the “B Notes”). For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – One State Street Whole Loan” in the Preliminary Prospectus. Notes A-A-1-B, A-A-2, A-A-3, and A-A-4 (the “Trust A Notes”) are being contributed to the CSAIL 2018-CX11 Trust. The One State Street Whole Loan is being serviced pursuant to the NCMS 2018-OSS pooling and servicing agreement. As the holder of Note A-A-1-A (the “Controlling Noteholder”), the trustee of the NCMS 2018-OSS Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the One State Street Whole Loan, however, the holder of Notes A-A-1-B, A-A-2, A-A-3, A-A-4 is entitled, under certain circumstances, to consult with respect to certain major decisions.

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-A-1-A	$10,000,000	$10,000,000	NCMS 2018-OSS	Y	N
Note A-A-1-B	30,000,000	30,000,000	CSAIL 2018-CX11	N	N
Note A-A-2	9,780,000	9,780,000	CSAIL 2018-CX11	N	N
Note A-A-3	5,000,000	5,000,000	CSAIL 2018-CX11	N	N
Note A-A-4	5,000,000	5,000,000	CSAIL 2018-CX11	N	N
Note A-A-5	25,000,000	25,000,000	UBS 2017-C7	N	N
Note A-A-6	25,000,000	25,000,000	UBS 2017-C7	N	N
Note A-A-7	3,000,000	3,000,000	UBS 2017-C7	N	N
Note A-A-8	3,000,000	3,000,000	UBS 2017-C7	N	N
Note A-A-9	3,000,000	3,000,000	UBS 2017-C7	N	N
Note A-A-10	3,220,000	3,220,000	UBS 2017-C7	N	N
Note A-B(1)	84,496,000	84,496,000	NCMS 2018-OSS	N	N
Note B-1-A(2)	45,504,000	45,504,000	Unaffiliated Third Party Investor	N	N
Note B-1-B(3)	83,000,000	83,000,000	Unaffiliated Third Party Investor	N	N
Note B-2(4)	25,000,000	25,000,000	Unaffiliated Third Party Investor	N	Y
Total	$360,000,000	$360,000,000

(1)	Note A-B is generally senior in right of payment to Note B-1-A, Note B-1-B and Note B-2 and is subordinate to the A Notes.

(2)	Note B-1-A is generally senior in right of payment to Note B-1-B and Note B-2 and is subordinate to the A Notes and Note A-B.

(3)	Note B-1-B is generally senior in right of payment to Note B-2 and is subordinate to the A Notes, Note A-B and Note B-1-A.

(4)	Note B-2 is generally subordinate to the A Notes, Note A-B, Note B-1-A and Note B-1-B.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 3 — One State Street

One State Street Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $560.0 million as of October 1, 2017

(2)	Based on the UW NOI of $25,451,725.

(3)	Based on the UW NCF of $24,691,437 and an interest rate of 4.09561% on the A Notes, 4.25000% on Note A-B, 4.50000% on Note B-1-A, 5.00000% on Note B-1-B, and 5.50000% on Note B-2.

(4)	Implied Equity is based on the appraised value of $560.0 million, less the One State Street Whole Loan amount of $360.0 million.

The Borrower. The borrowing entity for the One State Street Whole Loan is One State Street, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The Sponsor. The guarantor and sponsor of the One State Street Whole Loan is BF&W Realty Company, LLC. BF&W Realty Company, LLC is owned by managing general partner, Aaron Wolfson (0.004%), and various Wolfson Family Trusts (99.996%), none of which own more than 15.5% of the sponsor. Aaron Wolfson is the principal of Wolfson Group. Wolfson Group is based in New York, New York and is a principal investment firm specializing in fund investments. Wolfson Group invests in venture capital funds, private equity funds, hedge funds, and LP secondary investment funds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Mortgage Loan No. 3 — One State Street

The Property. One State Street is a 35-story Class A office building located in the Financial District of Downtown Manhattan and is comprised of approximately 891,573 SF, including approximately 13,865 SF of retail space and 55,410 SF of storage/other space. The property is situated on an approximately 0.7-acre site across from Battery Park and fronts State Street to the south and west, Pearl Street to the north and Whitehall Street to the east. As of November 1, 2017, the property was 81.3% physically occupied and 86.3% leased by 18 tenants excluding antenna licenses and including Atlantic Specialty Insurance (27,156 SF), which had a rent commencement date of March 1, 2018, and Fruchthandler Family Office (“FBE”) (17,671 SF), which has a rent commencement date of February 1, 2019. Investment grade tenants include New York State Department of Financial Services (“NYS DFS”) (Fitch/Moody’s/S&P: AA+/Aa1/AA+), Atlantic Specialty Insurance (Fitch/Moody’s/S&P: AA-/A2/NR), and Verizon (Fitch/Moody’s/S&P: A-/Baa1/BBB+), collectively representing 32.8% of NRA and 27.7% of underwritten base rent.

The One State Street Whole Loan is secured by the borrower’s fee interest in the office building and the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner (the “Air Rights Lease”). The borrower made an upfront lump-sum payment in order to lease the excess air rights. The Air Rights Lease has a current expiration date of July 31, 2071 and all rent (other than certain annual additional rent) was paid upfront. Under the terms of the Air Rights Lease, the borrower is responsible for 50.0% of the taxable land assessment of the adjacent parcel based on the assessed land value as of fiscal tax year 1999/2000.

The property was built by the sponsor in 1970. Since 2008, the borrower has invested approximately $23.2 million ($26.00 PSF). Capital improvements at the property include approximately $9.9 million for a full scale redesign and build-out of the lobby in 2017, approximately $5.4 million for riser replacement, approximately $2.8 million for elevator modernization, and approximately $1.7 million for roof replacement. The borrower has budgeted to replace the elevator cabs at a cost of approximately $650,000 ($0.73 PSF) commencing in 2018. In addition, the borrower has obtained New York City Department of Buildings approval to construct a 2,923 SF rentable rooftop deck and is currently marketing this option to potential tenants for the available 33rd through 35th floor space as a single penthouse with an exclusive set of internal elevators and a staircase.

The Market. The property is located in New York, New York along Whitehall Street between State Street and Pearl Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel and New York City Hall. The property is also located near the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit Authority, providing access to five different subway lines. Additionally, the property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 125 retail shops and restaurants including Apple, Michael Kors, Breitling and Eataly. Since 2001, Lower Manhattan has received $6.4 billion of investment in transportation infrastructure that has improved commuting to and from the region. In addition to the area’s access to numerous subway lines, ferry routes and the PATH rail system, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the area is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the property is located in Lower Manhattan within the Class A Financial District submarket. As of the second quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.5% and asking rents of $54.40 PSF. According to a third party research report, the Downtown office market had year over year rent growth of 1.6% as of the fourth quarter of 2017.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the property is 68,575, 805,706 and 2,287,221, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the property is $197,019, $139,645 and $114,174, respectively.

The appraisal identified six comparable office buildings ranging in size from 395,000 SF to 2,103,750 SF, which are similar in class, quality, tenancy and location to the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Mortgage Loan No. 3 — One State Street

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Directly Available NRA	Direct Occupancy	Proximity (miles)	Largest Tenant
One State Street	1970 / 1997-2017	891,573	121,993	86.3%	N/A	New York State Department of Financial Services
33 Whitehall Street	1986 / NAP	395,000	0	100.0%	0.0	Fitch Ratings
110 William Street	1957 / 1999	848,592	28,679	96.6%	0.6	NYC Industrial Development Agency
One New York Plaza	1970 / 1994	2,103,750	188,496	91.0%	0.1	Fried Frank
85 Broad Street	1983 / NAP	1,170,000	138,534	88.2%	0.1	WeWork
199 Water Street	1984 / NAP	933,310	0	100.0%	0.6	AON Corporation
88 Pine Street	1973 / NAP	624,000	17,309	97.2%	0.5	Ralph Appelbaum Associates, Inc.

(1)       Sources: Appraisal and a third party research report.

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
100.0%	78.6%	84.7%	86.3%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the November 1, 2017 underwritten rent roll which includes Atlantic Specialty Insurance (27,156 SF), which had a rent commencement date of March 1, 2018, and FBE (17,671 SF), which has a rent commencement date of February 1, 2019.

Top Ten Tenant Summary(1)

Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
New York State Department of Financial Services	AA+ / Aa1 / AA+	265,021	29.7%	$39.21	24.3%	10/31/2031
Ambac Assurance Corporation	NR / NR / NR	103,484	11.6	$53.00	12.8	Various(3)
SourceMedia, Inc.	NR / NR / NR	79,296	8.9	$50.50	9.3	2/28/2025
Integro	NR / NR / NR	54,060	6.1	$53.50	6.7	9/30/2032
Continental Stock Transfer & Trust Company	NR / NR / NR	37,773	4.2	$36.74	3.2	8/31/2027
Atlantic Specialty Insurance	AA- / A2 / NR	27,156	3.0	$54.00	3.4	8/31/2030
T3 Capital Management, LLC	NR / NR / NR	27,030	3.0	$32.00	2.0	2/27/2022
IPC Network	NR / NR / NR	26,652	3.0	$60.00	3.7	3/31/2023
The Telx Group	NR / NR / NR	25,871	2.9	$58.00	3.5	8/31/2022
Global Knowledge(4)	NR / NR / NR	25,526	2.9	$60.00	3.6	8/31/2019
Total:		671,869	75.4%		72.6%

(1)	Based on the underwritten rent roll dated November 1, 2017, including rent increases occurring through March 31, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Ambac leases 77,613 SF on the 15th through 17th floors through September 30, 2019 with one 10.25-year renewal option with respect to the 17th floor or both the 16th and 17th floors and 25,871SF on the 18th floor through December 31, 2029 with no renewal options.

(4)	Global Knowledge has given notice that it intends to vacate upon lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Mortgage Loan No. 3 — One State Street

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	121,993	13.7%	NAP	NAP	121,993	13.7%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	121,993	13.7%	$0	0.0%
2018(3)	2	0	0.0	88,805	0.2	121,993	13.7%	$88,805	0.2%
2019(4)	3	103,139	11.6	5,658,351	15.5	225,132	25.3%	$5,747,156	15.8%
2020(5)	4	5,189	0.6	554,636	1.5	230,321	25.8%	$6,301,792	17.3%
2021	0	0	0.0	0	0.0	230,321	25.8%	$6,301,792	17.3%
2022(6)	3	66,667	7.5	3,122,608	8.6	296,988	33.3%	$9,424,400	25.9%
2023	1	26,652	3.0	1,599,120	4.4	323,640	36.3%	$11,023,520	30.3%
2024	0	0	0.0	0	0.0	323,640	36.3%	$11,023,520	30.3%
2025	1	79,296	8.9	4,004,448	11.0	402,936	45.2%	$15,027,968	41.3%
2026	0	0	0.0	0	0.0	402,936	45.2%	$15,027,968	41.3%
2027	1	37,773	4.2	1,387,937	3.8	440,709	49.4%	$16,415,904	45.1%
2028 & Beyond(7)	9	450,864	50.6	20,003,385	54.9	891,573	100.0%	$36,419,289	100.0%
Total:	24	891,573	100.0%	$36,419,289	100.0%

(1)	Information is based on the November 1, 2017 underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Includes two antenna tenants, which have no SF but contribute $88,805 to the UW Base Rent.

(4)	Includes one antenna tenant, which has no SF but contributes $13,302 to the UW Base Rent.

(5)	Includes two antenna tenants, which have no SF but contribute $115,697 to the UW Base Rent.

(6)	Mizuho subleases the entire 10th floor (27,030 SF) to T3 Capital Management, LLC through February 2022.

(7)	Includes Atlantic Specialty Insurance (27,156 SF), which had a rent commencement date of March 1, 2018, and FBE (17,671 SF), which has an anticipated rent commencement date of February 1, 2019.

Operating History and Underwritten Net Cash Flow
	2014(1)	2015(1)	2016	TTM(2)	Underwritten	UW PSF	%(3)
Rents in Place(4)	$35,078,988	$27,013,505	$28,680,122	$28,547,040	$36,419,289	$40.85	67.9%
IG Straight Line Rent(5)	0	0	0	0	1,161,167	$1.30	2.2%
Vacant Income	0	0	0	0	6,431,130	$7.21	12.0%
Gross Potential Rent	$35,078,988	$27,013,505	$28,680,122	$28,547,040	$44,011,586	$49.36	82.1%
Total Reimbursements(6)	16,219,906	11,312,390	11,411,474	11,151,605	9,604,689	$10.77	17.9%
Net Rental Income	$51,298,894	$38,325,895	$40,091,596	$39,698,645	$53,616,275	$60.14	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(6,431,130)	($7.21)	(12.0%)
Other Income(7)	244,158	406,963	452,775	544,827	544,827	$0.61	1.0%
Effective Gross Income	$51,543,052	$38,732,858	$40,544,371	$40,243,472	$47,729,972	$53.53	100.0%
Total Expenses(8)	$22,467,492	$22,478,614	$22,204,387	$22,220,397	$22,278,246	$24.99	46.7%
Net Operating Income	$29,075,560	$16,254,244	$18,339,984	$18,023,075	$25,451,725	$28.55	53.3%
Total TI/LC, Capex/RR	0	0	0	0	760,288	$0.85	1.6%
Net Cash Flow	$29,075,560	$16,254,244	$18,339,984	$18,023,075	$24,691,437	$27.69	51.7%

(1)	The decline in Net Operating Income from 2014 to 2015 is due to the relocation of Fitch, which vacated the entirety of the 28th and 30th through 35th floors as well as a portion of the 29th floor in December 2014.

(2)	TTM represents the trailing twelve month period ending August 31, 2017.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Mortgage Loan No. 3 — One State Street

(4)	UW Rents in Place is based on the November 1, 2017 underwritten rent roll and includes (i) rent steps through December 2018 of $700,732 and (ii) straight line rent of $1,161,167 associated with NYS DFS and Atlantic Specialty Insurance.

(5)	IG Straight Line Rent is underwritten based on the difference of current rent and the average future rent steps of the respective tenant over the loan term. The applicable IG Tenants include New York State Department of Financial Services and Atlantic Specialty Insurance.

(6)	UW Total Reimbursements includes $3,138,644 from the Mizuho reimbursement obligations for the 2nd to 6th floors. Mizuho executed an amendment to its lease with the borrower in 2001, in which it agreed to return the 2nd through 6th floors and to provide the borrower with security for such obligations and NYS DFS entered into a direct lease with the borrower for the 2nd through 6th floors; however, Mizuho continues to have certain reimbursement obligations for the 2nd to 6th floors through 2022. UW Gross Potential Rent excludes outstanding base rent. The total estimated Mizuho reimbursement income from the 2nd to 6th floors is outlined as follows: $3,138,644 (2018); $3,212,829 (2019); $3,292,208 (2020); $3,375,378 (2021); $666,306 (2022). Mizuho is also responsible for rent and reimbursements for the 10th floor, which is subleased to T3 Capital Management, LLC. UW Total Reimbursements does not include any of this income.

(7)	Other Income includes miscellaneous income associated with film location fees, building engineering services and sundry income associated with tenant charges for overtime HVAC, freight and building engineering services.

(8)	Excludes certain non-recurring and/or one-time expenses for repairs/maintenance, supplies and professional fees.

Escrows and Reserves. At origination, the borrower deposited $11,000,000 for accretive tenant improvements and leasing commissions, $7,108,952 for unfunded obligations with respect to outstanding tenant allowances ($6,515,827) and landlord’s work ($593,125), $2,211,252 for outstanding free rent, and $123,489 for insurance premiums.

In the event FBE, Dos Toros or Atlantic Specialty Insurance exercises its right to terminate its lease as a result of the borrower’s failure to complete all landlord work with respect to the initial lease-up of the applicable space, the borrower will deposit with the lender no later than 30 days following the exercise of such termination option, (i) with respect to the termination of the FBE lease, $963,563, (ii) with respect to the termination of the Dos Toros lease, $371,280 or (iii) with respect to the termination of the Atlantic Specialty Insurance lease, $1,466,424.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $979,581.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $61,744.

Replacement Reserve – One each monthly payment date starting in November 2018, the borrower is required to escrow $11,031 monthly subject to a cap of $397,099.

TI/LC Reserve – The borrower is required to escrow $51,452 monthly subject to a cap of $1,234,844, so long as the NYS DFS lease remains in full force and effect with no event of default, otherwise $73,537 monthly subject to a cap of $1,764,886.

Air Rights Reserve – The borrower is required to escrow 1/12th of the anticipated annual additional rent payable during the next 12 months under the Air Rights Lease.

Subject to the terms of the One State Street Whole Loan documents, the borrower is permitted to deliver a letter of credit in lieu of its requirement to maintain cash reserves.

Lockbox / Cash Management. The One State Street loan is structured with a hard lockbox and has springing cash management during the continuance of a Cash Management Trigger Period (as defined below). During the continuance of a Cash Management Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the One State Street Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the borrower in connection with the operation and maintenance of the property, and during the continuance of a Cash Sweep Event Period (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the One State Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Mortgage Loan No. 3 — One State Street

A “Cash Management Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor, or the affiliated property manager, (iii) the DSCR being less than 1.10x as of the end of any calendar quarter, (iv) a Material Tenant Trigger Event (as defined below), (v) any indictment for fraud by the borrower, the guarantor, or the affiliated property manager or (vi) a Vacant Space DSCR Trigger Event (as defined below). A Cash Management Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default (or the waiver of such default) by the lender, provided that the lender has not accelerated the One State Street Whole Loan, moved to appoint a receiver or commenced a foreclosure action, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the borrower or the guarantor (or the guarantor has been replaced by a guarantor acceptable to the lender), or within 120 days for the property manager (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the borrower, the guarantor, or the property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, or the borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of New York State’s delay in passing its budget where such monetary default continued for more than 90 days, then such event will be deemed cured immediately upon such monetary default being cured under the NYS DFS lease, in regard to clause (iv) above, a Material Tenant Trigger Event cure, in regard to clause (v) above, dismissal of the related indictment for the borrower, or replacement of the guarantor or property manager with a replacement guarantor or a qualified manager pursuant to the loan documents, or in regard to clause (vi) above, once the Vacancy Adjusted DSCR (as defined below) is at least 1.05x for a succeeding quarter or the borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.05x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event will be deemed cured immediately upon such monetary default being cured under the NYS DFS lease.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor, or the affiliated property manager, (iii) the DSCR being less than 1.10x as of the end of any calendar quarter, or (iv) a Vacant Space DSCR Trigger Event. A Cash Sweep Event Period will continue until, in regard to clause (i) above, the cure of such event of default or waiver of such default by the lender, provided that the lender has not accelerated the One State Street Whole Loan, moved to appoint a receiver or commenced a foreclosure action, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the borrower or the guarantor, (or the guarantor has been replaced by a guarantor acceptable to lender), or within 120 days for the affiliated property manager, (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the borrower or the affiliated property manager, or the guarantor’s or the property manager’s ability to perform its obligations under the loan documents or the management agreement, as the case may be in regard to clause (iii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, or the borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event will be deemed cured immediately upon such monetary default being cured under the NYS DFS lease, or in regard to clause (iv) above, (a) once the Vacancy Adjusted DSCR is at least 1.05x for a succeeding quarter or (b) the borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event will be deemed cured immediately upon such monetary default being cured under the NYS DFS lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Mortgage Loan No. 3 — One State Street

A “Material Tenant Trigger Event” will occur upon (i) the Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, unless such notice of intent to terminate, cancel, not extend or not renew applies to less than 15% of the leased area by such Material Tenant, (ii) a monetary event of default or material non-monetary event of default under the Material Tenant’s lease, (iii) the Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, (iv) the Material Tenant’s lease being terminated unless such termination affects less than 15% of the leased area by such Material Tenant, (v) the Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations, in each case with respect to more than 50% of the Material Tenant’s space at the property, or (vi) if NYS DFS is downgraded below “BBB” (or the equivalent) by Fitch, Moody’s or S&P. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, the Material Tenant has rescinded its cancellation or termination notice or entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above, the applicable Material Tenant re-commences its operations at its leased premises so that it is operating with respect to more than 50% of its space, or in regard to clause (vi) above, NYS DFS achieves a rating of “BBB” (or the equivalent) by each of Fitch, Moody’s and S&P.

A “Material Tenant” means (i) NYS DFS or (ii) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of either (a) the total rentable SF at the property or (b) the total in-place base rent at the property; provided that Mizuho (and its successors or assigns) under its existing lease is not a Material Tenant.

A “Vacant Space DSCR Trigger Event” means (i) any tenant that does not constitute an investment grade tenant, has “gone dark,” vacates, ceases to occupy or discontinues its operations with respect to 25% or more of its space at the property, provided that for purposes of such determination, any portion of such tenant’s space which has been subleased to a subtenant (other than the borrower or an affiliate of the borrower, the guarantor, Aaron Wolfson, Abraham Wolfson or a permitted successor borrower sponsor) pursuant to a sublease which is on commercially reasonable sublease terms and which is in full force and effect will be deemed occupied and (ii) the lender determines the debt service coverage ratio excluding all gross income from operations and variable operating expenses allocated to the portion of such dark, vacant or unoccupied space (the “Vacancy Adjusted DSCR”) is less than 1.05x as of the last day of any calendar quarter.

Additional Debt. In addition to the A Notes, the property is also security for the B Notes with an aggregate Cut-off Date balance of $238.0 million. Note A-B accrues interest at a rate of 4.25000% and is entitled to payments of interest on a subordinate basis to the A Notes. Note B-1-A accrues interest at a rate of 4.50000% and is entitled to payments of interest on a subordinate basis to the A Notes and Note A-B. Note B-1-B accrues interest at a rate of 5.00000% and is entitled to payments of interest on a subordinate basis to the A Notes, Note A-B and Note B-1-A. Note B-2 accrues interest at a rate of 5.50000% and is entitled to payments of interest on a subordinate basis to the A Notes, Note A-B, Note B-1-A and Note B-1-B. The One State Street Whole Loan has a Cut-off Date LTV of 64.3%, an UW NCF DSCR of 1.51x and an UW NOI Debt Yield of 7.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Mortgage Loan No. 4 — The SoCal Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Mortgage Loan No. 4 — The SoCal Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Mortgage Loan No. 4 — The SoCal Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Mortgage Loan No. 4 — The SoCal Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Portfolio of 24 properties
Original Principal Balance(1):	$46,720,000	Title:	Various
Cut-off Date Principal Balance(1):	$46,720,000	Property Type - Subtype:	Various
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	2,194,425
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various
Sponsor:	Donald G. Abbey	Occupancy:	83.8%
Interest Rate:	4.8900%	Occupancy Date:	1/31/2018
Note Date:	2/6/2018	Number of Tenants:	460
Maturity Date:	2/6/2028	2014 NOI(4):	$15,260,323
Interest-only Period:	60 months	2015 NOI(4):	$17,503,313
Original Term:	120 months	2016 NOI(4):	$19,069,526
Original Amortization:	360 months	TTM NOI(4)(5):	$20,073,199
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.3%
Call Protection:	L(26), Def(88), O(6)	UW Revenues:	$35,466,096
Lockbox(3):	Hard	UW Expenses:	$12,079,824
Additional Debt(1):	Yes	UW NOI(4):	$23,386,272
Additional Debt Balance(1):	$182,580,000	UW NCF:	$21,584,994
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(6):	$386,140,000 / $176
Additional Future Debt Permitted:	No	Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$104
Taxes:	$0	$219,172	N/A	Maturity Date Loan / SF:	$96
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserves:	$0	$35,400	$1,000,000	Maturity Date LTV:	54.7%
TI/LC:	$8,000,000	Springing	$5,000,000	UW NOI DSCR:	1.60x
Other:	$4,863,915	(7)	(7)	UW NCF DSCR:	1.48x
				UW NOI Debt Yield:	10.2%
				UW NCF Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$229,300,000	98.6%	Payoff Existing Debt	$215,200,917	92.6%
Other Sources(8)	1,635,345	0.7	Upfront Reserves	12,863,915	5.5
Sponsor Equity	1,560,056	0.7	Closing Costs	4,430,569	1.9
Total Sources	$232,495,401	100.0%	Total Uses	$232,495,401	100.0%

(1)	The SoCal Portfolio loan was co-originated by Barclays and Citi Real Estate Funding Inc. The SoCal Portfolio loan is part of a larger split whole loan evidenced by six pari passu notes with an aggregate Cut-off Date balance of $229.3 million (collectively, the “SoCal Portfolio Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-off Date balance of the SoCal Portfolio Whole Loan.
(2)	For a more detailed description of the borrowers, please refer to “The Borrowers” below.
(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(4)	The increase from 2014 NOI to TTM NOI is attributable to occupancy increasing from 73.5% as of December 31, 2014 to 83.8% as of January 31, 2018 with approximately $14.0 million of tenant improvement and leasing commissions and capital expenditures invested in the SoCal Portfolio Properties (as defined below) in 2015 and 2016. The increase from TTM NOI to UW NOI is attributable to rent abatements, new leasing at the SoCal Portfolio Properties, contractual rent steps through February 2019 totaling $599,679 and the present value of rent steps for investment grade tenants totaling $487,998.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Mortgage Loan No. 4 — The SoCal Portfolio

(5)	Represents trailing twelve months ending October 31, 2017.
(6)	The SoCal Portfolio Properties were valued individually by appraisals dated from November 23, 2017 to December 9, 2017, with the individual values reflecting a cumulative “as-is” appraised value of $386,140,000. Additionally, 14 of the appraisals provided a corresponding “stabilized” value dated from May 1, 2018 to February 1, 2020, which provide for a cumulative “stabilized” appraised value of $411,510,000.
(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Other Sources represent the return of taxes and insurance funds that were held in reserve in connection with the prior loan encumbering the SoCal Portfolio Properties.

The Loan. The SoCal Portfolio loan, which is part of a larger split whole loan, is secured by a first mortgage lien encumbering 24 office, retail, mixed use and industrial properties located in Central and Southern California, totaling 2,194,425 SF (collectively, the “SoCal Portfolio Properties”). The loan has a 10-year term and is interest-only for the first 60 payments, after which payments of interest and principal will be based on a 30-year amortization schedule.

The SoCal Portfolio Whole Loan has a Cut-off Date balance of $229.3 million, which is evidenced by six pari passu notes identified as Note A-1-1, Note A-1-2, Note A-1-3, Note A-1-4, Note A-2-1 and Note A-2-2. Note A-2-2 is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. The SoCal Portfolio Whole Loan is serviced pursuant to the CGCMT 2018-B2 pooling and servicing agreement. As the holder of Note A-1-1 (the “Controlling Noteholder”), the trustee of the CGCMT 2018-B2 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CGCMT 2018-B2 pooling and servicing agreement, the CGCMT 2018-B2 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the SoCal Portfolio Whole Loan; however, the holder of Note A-1-2, Note A-1-3, Note A-1-4, Note A-2-1 and Note A-2-2 are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
A-1-1	$50,000,000	$50,000,000	CGCMT 2018-B2	Y	Y
A-1-2	35,000,000	35,000,000	Benchmark 2018-B3(1)	N	N
A-1-3	15,000,000	15,000,000	Benchmark 2018-B3(1)	N	N
A-1-4	37,580,000	37,580,000	UBS 2018-C9(1)	N	N
A-2-1	45,000,000	45,000,000	WFCM 2018-C43(1)	N	N
A-2-2	46,720,000	46,720,000	CSAIL 2018-CX11	N	N
Total	$229,300,000	$229,300,000

(1)	The Notes A-1-2 and A-1-3 are currently owned by Citi Real Estate Funding Inc. Note A-1-4 is currently owned by Cantor Commercial Real Estate Lending, L.P. Note A-2-1 is currently owned by Barclays Bank PLC. The notes are expected to be securitized in the listed transactions.

The Borrowers. The borrowers are 27 different single-purpose, single-asset entities that are 99.0% owned by Abbey-Properties LLC and 1.0% owned by DGA Properties LLC. DGA Properties LLC has 2 independent directors. DGA Properties LLC is wholly owned by Abbey-Properties LLC, which is wholly owned by The Abbey Companies LLC (“The Abbey Company”), which is wholly owned by Donald G. Abbey, an individual. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SoCal Portfolio Whole Loan. Donald G. Abbey, a principal of The Abbey Company is the guarantor of certain nonrecourse carveouts under the SoCal Portfolio Whole Loan. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Sponsor. The loan’s sponsor is Donald G. Abbey, founder of the Abbey Company. The Abbey Company is a privately-held real estate investment and management firm founded in 1990 by Donald G. Abbey, who has 33 years of experience in the real estate industry. The Abbey Company acquires multi-tenant commercial properties in southern California and has established a local presence in the southern California market with offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Sacramento counties. The Abbey Company handles all aspects of real estate ownership, including in-house leasing, management, construction, property services and acquisitions. The Abbey Company has a senior management team of eight professionals and over 75 total employees, with a current portfolio size of over 34 properties encompassing around 2.3 million SF and approximately 1,000 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

The Property. The SoCal Portfolio Properties are comprised of 24 properties totaling 2,194,425 SF located primarily in southern California. The SoCal Portfolio Properties were built between 1968 and 1992 and range in size from 12,610 SF to 265,898 SF. The breakdown of property types across the SoCal Portfolio Properties is eight office (36.0% of allocated loan amount), ten retail (34.6% of allocated loan amount), three mixed-use (21.8% of allocated loan amount) and three industrial (7.6% of allocated loan amount) properties. The sponsor has owned all of the SoCal Portfolio Properties for at least 16 years with 20 of the 24 properties being acquired by the sponsor prior to 2000. The SoCal Portfolio properties exhibited a total portfolio occupancy of 83.8% as of January 31, 2018. No individual property makes up more than 12.1% of the allocated loan amount and no individual tenant makes up more than 4.8% of total UW base rent or 4.0% of total SF across the SoCal Portfolio Properties. Additionally, five of the seven largest tenants by base rent are investment grade tenants as rated by at least one rating agency. The borrowers’ interest in the Airport One Office Park property, the Cityview Plaza property, the Anaheim Stadium Industrial property and one of the eight buildings of the Palmdale Place property is encumbered by ground leases. See “Ground Leases” section below.

The Market. The SoCal Portfolio Properties are located primarily in southern California within four different metropolitan statistical areas (“MSAs”): the Los Angeles-Long Beach-Anaheim, California MSA, the Riverside-San Bernardino-Ontario, California MSA, the Fresno, California MSA and the Bakersfield, California MSA. See the tables below for demographic summaries of each MSA, each SoCal Portfolio Property’s three-mile radius demographics and third quarter 2017 CoStar data for each SoCal Portfolio Property’s submarket related to vacancy rates and average asking rents.

MSA Summary(1)

MSA	Estimated 2017 Population	Average Household Income
Los Angeles-Long Beach-Anaheim, California MSA	13,505,354	$95,979
Riverside-San Bernardino-Ontario, California MSA	4,542,092	$80,989
Fresno, California MSA	989,303	$71,247
Bakersfield, California MSA	897,549	$71,956

(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

Market and Submarket Summary

MSA/Property Name		Property Type(1)	Allocated Loan Amount	% of Allocated Loan Amount	Estimated 2017 3-mile population(1)	Estimated 2017 3-mile average household income(1)	Third quarter 2017 Submarket Vacancy Rate(1)	Third quarter 2017 Submarket Average Asking Rent(1)
Los Angeles-Long Beach-Anaheim MSA
1.	Aliso Viejo Commerce Center	Retail	$27,761,791	12.1%	117,048	$143,075	6.1%	$36.24
2.	Palmdale Place	Mixed Use	16,250,000	7.1	91,940	$56,970	7.1%	$20.64
3.	Sierra Gateway	Office	14,800,000	6.5	45,569	$64,815	11.7%	$27.36
4.	Commerce Corporate Center	Office	13,000,000	5.7	285,547	$54,922	5.7%	$26.88
5.	Airport One Office Park	Office	11,394,743	5.0	209,537	$92,984	5.9%	$27.48
6.	Diamond Bar	Retail	6,650,000	2.9	88,780	$117,892	4.8%	$23.76
7.	Atlantic Plaza	Retail	6,000,000	2.6	222,506	$75,864	4.0%	$25.44
8.	10th Street Commerce Center	Retail	4,913,128	2.1	108,567	$65,180	7.1%	$20.64
9.	Cityview Plaza	Office	4,500,000	2.0	285,041	$74,770	5.1%	$20.88
10.	Garden Grove Town Center	Retail	3,502,732	1.5	307,079	$74,560	5.0%	$26.52
11.	30th Street Commerce Center	Retail	1,875,896	0.8	94,574	$56,656	7.1%	$20.64
12.	Anaheim Stadium Industrial	Industrial	1,750,000	0.8	242,186	$77,761	1.2%	$10.92
13.	25th Street Commerce Center	Retail	1,293,737	0.6	94,574	$56,656	7.1%	$20.64
Total / Wtd. Avg.			$113,692,027	49.6%	150,040	$88,865

Riverside-San Bernardino-Ontario MSA
1.	Transpark Commerce	Office	$25,143,236	11.0%	90,310	$66,638	8.2%	$22.10
2.	Wimbledon	Mixed Use	22,230,241	9.7	61,223	$63,876	5.8%	$14.52
3.	Upland Freeway	Retail	13,032,927	5.7	197,498	$73,803	7.9%	$20.52
4.	Moreno Valley	Mixed Use	11,395,118	5.0	148,277	$63,775	8.3%	$21.60
5.	Colton Courtyard	Retail	7,375,987	3.2	72,483	$68,123	8.3%	$21.60
6.	The Abbey Center	Office	7,244,116	3.2	57,711	$77,681	10.2%	$21.39
7.	Upland Commerce Center	Retail	6,879,276	3.0	187,747	$82,335	7.9%	$20.52
8.	Mt. Vernon Commerce Center	Industrial	1,754,484	0.8	83,332	$65,052	6.8%	$11.64
Total / Wtd. Avg.			$95,055,384	41.5%	108,208	$68,695

Fresno MSA
1.	Fresno Industrial Center	Industrial	$14,000,000	6.1%	52,913	$41,851	4.0%	$4.08
2.	Fresno Airport	Office	1,000,000	0.4	156,366	$47,342	9.3%	$13.92
Total / Wtd. Avg.			$15,000,000	6.5%	59,810	$42,217

Bakersfield MSA
1.	Ming Office Park	Office	$5,552,589	2.4%	137,102	$68,911	9.2%	$19.80
Total / Wtd. Avg.			$5,552,589	2.4%	137,102	$68,911

(1)	Source: Appraisals.

Historical and Current Occupancy(1)

2013	2014	2015(2)	2016(2)	Current(3)
71.4%	73.5%	73.8%	80.5%	83.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies represent average occupancy for each respective year.
(2)	The increase in occupancy from 2015 to 2016 corresponds to approximately $14.0 million of tenant improvement and leasing commissions and capital expenditures in the SoCal Portfolio Properties in 2015 and 2016.
(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

Portfolio Summary(1)

#	Property	City(2)	NRA (SF)	Year Built	Property Type	UW NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value
1	Aliso Viejo Commerce Center	Aliso Viejo	65,107	1989	Retail	$1,983,103	$27,761,791	12.1%	$39,500,000
2	Transpark Commerce	Ontario	204,099	1984-1985	Office	2,104,106	25,143,236	11.0	35,300,000
3	Wimbledon	Victorville	123,948	1987-1990	Mixed Use	2,299,660	22,230,241	9.7	30,700,000
4	Palmdale Place	Palmdale	129,294	1985	Mixed Use	1,956,952	16,250,000	7.1	31,700,000
5	Sierra Gateway	Palmdale	133,851	1991-1992	Office	1,489,781	14,800,000	6.5	23,000,000
6	Fresno Industrial Center	Fresno	265,898	1989-1990	Industrial	1,163,444	14,000,000	6.1	19,400,000
7	Upland Freeway	Upland	116,061	1987	Retail	1,498,714	13,032,927	5.7	21,100,000
8	Commerce Corporate Center	Commerce	68,513	1974	Office	1,212,555	13,000,000	5.7	18,700,000
9	Moreno Valley	Moreno Valley	111,060	1986	Mixed Use	1,155,886	11,395,118	5.0	16,100,000
10	Airport One Office Park	Long Beach	88,284	1988	Office	1,273,525	11,394,743	5.0	16,100,000
11	Colton Courtyard	Colton	122,082	1989	Retail	887,766	7,375,987	3.2	20,300,000
12	The Abbey Center	Palm Springs	67,335	1982	Office	659,896	7,244,116	3.2	10,800,000
13	Upland Commerce Center	Upland	47,677	1986, 1988	Retail	662,105	6,879,276	3.0	12,000,000
14	Diamond Bar	Diamond Bar	20,528	1980	Retail	587,659	6,650,000	2.9	9,170,000
15	Atlantic Plaza	Long Beach	32,728	1968	Retail	538,652	6,000,000	2.6	8,650,000
16	Ming Office Park	Bakersfield	117,924	1981, 1982	Office	566,936	5,552,589	2.4	18,100,000
17	10th Street Commerce Center	Lancaster	96,589	1980	Retail	602,359	4,913,128	2.1	18,900,000
18	Cityview Plaza	Garden Grove	148,271	1984	Office	1,423,175	4,500,000	2.0	8,850,000
19	Garden Grove Town Center	Garden Grove	12,610	1987	Retail	283,248	3,502,732	1.5	4,770,000
20	30th Street Commerce Center	Palmdale	33,020	1987	Retail	215,941	1,875,896	0.8	7,130,000
21	Mt. Vernon Commerce Center	Colton	29,600	1989	Industrial	210,112	1,754,484	0.8	3,420,000
22	Anaheim Stadium Industrial	Anaheim	89,931	1981	Industrial	354,809	1,750,000	0.8	3,360,000
23	25th Street Commerce Center	Palmdale	17,488	1989	Retail	152,193	1,293,737	0.6	4,320,000
24	Fresno Airport	Fresno	52,527	1980	Office	103,697	1,000,000	0.4	4,770,000
Total/Wtd Avg.:			2,194,425			$23,386,272	$229,300,000	100.0%	$386,140,000

(1)	Based on the underwritten rent roll and appraisals.

(2)	All properties are located in the state of California.

(3)	Based on the SoCal Portfolio Whole Loan.

Property Type

Property Type	Property Count	NRA (SF)	UW NCF	% of NCF	Allocated Loan Amount(1)	% of Allocated Loan Amount
Office	8	880,804	$7,980,791	37.0%	$82,634,684	36.0%
Retail	10	563,890	6,943,789	32.2	79,285,474	34.6
Mixed Use	3	364,302	5,116,034	23.7	49,875,359	21.8
Industrial	3	385,429	1,544,381	7.2	17,504,484	7.6
Total/Wtd. Avg.:	24	2,194,425	$21,584,994	100.0%	$229,300,000	100.0%

(1)	Based on the SoCal Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

Tenant Summary(1)

Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent(3)	Base Rent PSF(3)	% of Total Base Rents(3)	Lease Expiration Date
The Capital Group Companies(4)	NR / NR / NR	88,284	4.0%	$1,517,300	$17.19	4.8%	4/30/2025
County of Los Angeles(5)	AA- / Aa2 / AA	58,755	2.7	1,252,415	$21.32	3.9	2/29/2020
Antelope Valley Community College District(6)	NR / Aa2 / AA	50,720	2.3	1,092,031	$21.53	3.4	10/31/2046
County of San Bernardino(7)	AA+ / A1 / AA-	34,469	1.6	992,034	$28.78	3.1	9/30/2024
GSA (United States of America)(8)	AAA / Aaa / AA+	30,483	1.4	884,656	$29.02	2.8	Various
Heritage Victor Valley Medical Group(9)	NR / NR / NR	41,875	1.9	814,387	$19.45	2.6	Various
Fiat Chrysler Automobiles(10)	BB / Ba3 / BB+	27,965	1.3	630,690	$22.55	2.0	7/31/2028
The Abbey Management Co., LLC(11)	NR / NR / NR	27,663	1.3	616,225	$22.28	1.9	Various
Stantec Consulting Services Inc.(12)	NR / NR / NR	25,203	1.1	553,458	$21.96	1.7	3/31/2023
Candor-AGS, Inc.(13)	NR / NR / NR	125,183	5.7	527,796	$4.22	1.7	5/31/2020
Top 10 Total / Wtd. Avg.		510,600	23.3%	$8,880,993	$17.39	27.8%
Other		1,328,177	60.5%	$23,013,546	$17.33	72.2%
Vacant		355,648	16.2	NAP	NAP	NAP
Total / Wtd. Avg.		2,194,425	100.0%	$31,894,539	$17.35	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Rent includes contractual rent steps through February 2019, totaling $599,679 and the present value of rent steps for investment grade rated tenants totaling $487,998.

(4)	The Capital Group Companies is a tenant at the Airport One Office Park property. The Capital Group Companies has two months of free rent in 2022, which was reserved for at origination.

(5)	The County of Los Angeles leases 49,500 SF used by the Department of Children and Family Services at the Sierra Gateway property expiring February 29, 2020 and 9,255 SF used by the Department of Mental Health at the Palmdale Place property on a month-to-month basis. The 9,255 SF space has been month-to-month since August 31, 2017 while the County of Los Angeles has been negotiating a lease renewal at the Palmdale Place property.

(6)	Antelope Valley Community College District is a tenant at the Palmdale Place property.

(7)	County of San Bernardino is a tenant at the Transpark Commerce property.

(8)	GSA (United States of America) leases its 30,483 SF across four of the SoCal Portfolio Properties. 8,892 SF expires on January 14, 2019, 8,434 SF expires on January 31, 2022, 4,996 SF expires on May 16, 2025, 3,929 SF expires on March 31, 2018, 3,000 SF expires on August 5, 2022, and 1,232 SF expires on December 20, 2022. GSA (United States of America) has the option to terminate the 8,892 SF space that expires on January 14, 2019 at any time by giving at least 180 days prior written notice. GSA (United States of America) has the option to terminate the 4,996 SF space that expires on May 16, 2025 at any time after May 16, 2020 by giving at least 90 days prior written notice.

(9)	Heritage Victor Valley Medical Group is a tenant at the Wimbledon property. Heritage Victor Valley Medical Group leases 12,915 SF expiring on September 30, 2024, 12,283 SF expiring on October 31, 2018, 5,151 SF expiring on November 30, 2018, 4,384 SF expiring on April 30, 2020, 3,942 SF expiring on January 31, 2020 and 3,200 SF expiring on February 29, 2024. Heritage Victor Valley Medical Group has a three year renewal option with 180 days’ notice related to the 12,283 SF space that expires on October 31, 2018.

(10)	Fiat Chrysler Automobiles is a tenant at the Transpark Commerce property.

(11)	The Abbey Management Co., LLC leases 27,663 SF across eight of the SoCal Portfolio Properties. 10,018 SF expire on May 31, 2020, 5,519 SF expire on August 31, 2022, 3,715 SF expire on May 31, 2018, 3,199 SF expire on January 31, 2021, 2,368 SF expire on August 31, 2018, 1,278 SF expire on November 30, 2022, 945 SF expire on November 30, 2020 and 621 SF expire on September 30, 2022. The Abbey Management Co., LLC may terminate any of its leases upon 30 days’ notice. The Abbey Management Co., LLC is a sponsor affiliate.

(12)	Stantec Consulting Services Inc. is a tenant at the Ming Office Park property. Stantec Consulting Services Inc. has five months of free rent in 2018, which was reserved at origination.

(13)	Candor-AGS, Inc. is a tenant at the Fresno Industrial Center property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
MTM	9	25,194	1.1%	$399,849	1.3%	25,194	1.1%	$399,849	1.3%
2018	67	214,118	9.8	3,593,142	11.3	239,312	10.9%	$3,992,991	12.5%
2019	97	249,933	11.4	4,039,741	12.7	489,245	22.3%	$8,032,732	25.2%
2020	93	398,320	18.2	5,610,555	17.6	887,565	40.4%	$13,643,287	42.8%
2021	62	165,102	7.5	3,246,167	10.2	1,052,667	48.0%	$16,889,454	53.0%
2022	65	212,902	9.7	4,015,405	12.6	1,265,569	57.7%	$20,904,859	65.5%
2023	29	170,313	7.8	2,710,868	8.5	1,435,882	65.4%	$23,615,726	74.0%
2024	13	90,138	4.1	2,167,815	6.8	1,526,020	69.5%	$25,783,541	80.8%
2025	11	156,516	7.1	2,858,241	9.0	1,682,536	76.7%	$28,641,782	89.8%
2026	4	24,625	1.1	479,916	1.5	1,707,161	77.8%	$29,121,698	91.3%
2027	5	35,657	1.6	519,565	1.6	1,742,818	79.4%	$29,641,263	92.9%
2028	4	45,239	2.1	1,161,245	3.6	1,788,057	81.5%	$30,802,508	96.6%
2029 & Beyond	1	50,720	2.3	1,092,031	3.4	1,838,777	83.8%	$31,894,539	100.0%
Vacant	0	355,648	16.2	0	0.0	2,194,425	100.0%	$31,894,539	100.0%
Total	460	2,194,425	100.0%	$31,894,539	100.0%

(1)	Based on the underwritten rent roll. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(2)	Certain tenants have more than one lease.

(3)	Rent includes contractual rent steps through February 2019, totaling $599,679, and the present value of rent steps for investment grade tenants totaling $487,998.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	PSF	%(2)
Base Rent(3)(4)	$22,635,136	$24,966,236	$26,195,773	$27,378,658	$31,894,539	$14.53	74.9%
Vacant Income	0	0	0	0	7,076,821	$3.22	16.6%
Gross Potential Rent	$22,635,136	$24,966,236	$26,195,773	$27,378,658	$38,971,360	$17.76	91.5%
Total Reimbursements	3,383,522	3,469,630	4,056,635	4,228,189	3,599,321	$1.64	8.5%
Net Rental Income	$26,018,658	$28,435,866	$30,252,408	$31,606,847	$42,570,681	$19.40	100.0%
(Vacancy/Collection Loss)(5)	0	0	0	0	(7,104,585)	($3.24)	(16.7%)
Other Income	209,157	165,397	187,042	177,985	0	$0.00	0.0%
Effective Gross Income	$26,227,815	$28,601,263	$30,439,450	$31,784,832	$35,466,096	$16.16	83.3%
Total Expenses	$10,967,492	$11,097,950	$11,369,925	$11,711,633	$12,079,824	$5.50	28.4%
Net Operating Income(6)	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$23,386,272	$10.66	54.9%
Total TI/LC, Capex/RR	0	0	0	0	1,801,278	$0.82	4.2%
Net Cash Flow	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$21,584,994	$9.84	50.7%

(1)	TTM represents the trailing twelve-month period ending October 31, 2017.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase from TTM Base Rent to Underwritten Base Rent is primarily from rent abatements and new leasing at the SoCal Portfolio Properties. Over 60 new or renewal leases have been executed at the SoCal Portfolio Properties from August 2017 through December 2017, totaling over 150,000 SF.

(4)	Underwritten Base Rent includes contractual rent steps through February 2019, totaling $599,679, and the present value of rent steps for investment grade tenants totaling $487,998.

(5)	The underwritten economic occupancy is 83.3%. The SoCal Portfolio Properties were 83.8% occupied as of January 31, 2018.

(6)	The increase from 2014 net operating income to TTM 10/31/2017 net operating income is attributable to occupancy increasing from 71.4% as of 12/31/2013 to 83.8% as of 1/31/2018. The increase from TTM NOI to UW NOI is attributable to rent abatements, new leasing at the SoCal Portfolio Properties, contractual rent steps through February 2019 totaling $599,679 and the present value of rent steps for investment grade tenants totaling $487,998.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

Property Management. The property is managed by The Abbey Management Company LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) $8,000,000 for future tenant improvements and leasing commissions, (ii) $1,559,061 related to outstanding tenant improvements and leasing commissions for existing tenants, (iii) $1,107,960 for free rent related to existing tenants, (iv) $1,000,000 for costs related to extending the ground leases at the Anaheim Stadium Industrial property and the Cityview Plaza property, (v) $977,151 for deferred maintenance and (vi) $219,743 to pay for ground rent payable under the existing terms of the ground leases encumbering the SoCal Portfolio Properties with a leasehold ownership interest.

Tax & Insurance Reserves – The borrowers are required to escrow monthly deposits of 1/12th of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $219,172) and 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy.

Ground Rent Reserve – The borrowers are required to escrow monthly deposits of 1/12th of the ground rent that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $109,872) (See “Ground Leases” below). Should the borrowers not extend the term of either the Cityview Plaza property or Anaheim Stadium Industrial property ground leases on or prior to February 6, 2020 pursuant to terms reasonably acceptable to the lender, the borrowers must commence making monthly deposits into a ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the applicable property or properties. In the event one of the ground leases is extended, the lender will release an appropriate pro rata share of the reserve to the borrowers.

Replacement Reserves – The borrowers are required to escrow monthly deposits of $35,400 for replacement reserves, subject to a cap of $1,000,000.

TI/LC Reserve: The borrowers are required to escrow monthly TI/LC reserve deposits (a) through and including the monthly payment date occurring in February 2023 of approximately $1.25 PSF per annum (initially $228,586) and (b) from and after the monthly payment date occurring in March 2023 $0.75 PSF per annum. If the amount in the TI/LC reserve equals or exceeds (a) $5,000,000 through and including the monthly payment date occurring in February 2023 or (b) $2,000,000 from and after the monthly payment date in March 2023 through the maturity date, monthly TI/LC reserve payments will be waived, provided that monthly TI/LC reserve payments will be reinstated up to the respective TI/LC reserve cap amount once the amount in the TI/LC reserve falls below $5,000,000 through and including the monthly payment date occurring in February 2023 or $2,000,000 from and after the monthly payment date occurring in March 2023 through the maturity date.

Lockbox / Cash Management. The SoCal Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The SoCal Portfolio Whole Loan documents require that the borrower and property manager direct all tenants under Major Leases (as defined below) to pay rent payments directly into such lockbox account. The SoCal Portfolio Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. During a Cash Management Trigger Event (as defined below), all funds in the clearing account are required to be transferred on a daily basis into a deposit account established and maintained by the lender, and applied to all required payments and reserves as set forth in the SoCal Portfolio Whole Loan documents. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the SoCal Portfolio Whole Loan documents. To the extent a Trigger Period has occurred and is continuing, excess cash is held by the lender as an additional reserve. Upon an event of default under the SoCal Portfolio Whole Loan documents, the lender may apply funds held in such reserve in order of priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The SoCal Portfolio

A “Major Lease” means as to each individual property (i) any lease which, individually or when aggregated with all other leases at the applicable individual property with the same tenant or its affiliate, either (a) accounts for 15% or more of the total gross revenues for the applicable individual property (provided that such lease does not constitute a Major Lease if such lease accounts for less than 0.50% of the total gross revenues for the portfolio), or (b) demises 15,000 rentable SF or more of the applicable individual property’s gross leasable area (provided that such lease does not constitute a major lease pursuant to this clause (b) if such lease demises less than 0.75% of the total rentable SF for the portfolio), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of any individual property, (iii) any lease entered into during the continuance of an event of default and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default, (ii) the net operating income debt yield falling below 7.75%, and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the net operating income debt yield being at least 8.0% for two consecutive calendar quarters. A cure of any Cash Management Trigger Event may occur no more than one time during the term of the SoCal Portfolio Whole Loan.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) the net operating income debt yield falling below 7.25%, and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the net operating income debt yield being at least 7.5% for two consecutive calendar quarters.

Property Release. Following the lockout period, the borrowers are permitted to partially release any of the SoCal Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the defeasance of an amount of principal equal to the Release Amount (as defined below); (iii) the principal balance is reduced by an amount that would result in the net operating income debt yield (as calculated in the SoCal Portfolio Whole Loan documents) of the remaining SoCal Portfolio Properties following the release being no less than the greater of (a) 10.2% and (b) the debt yield of the SoCal Portfolio Properties immediately prior to the release; (iv) the principal balance is reduced by an amount that would result in the LTV (as calculated in the SoCal Portfolio Whole Loan documents) of the remaining SoCal Portfolio Properties following the release being no greater than the lesser of (a) 59.5% and (b) the LTV of the SoCal Portfolio Properties immediately prior to the release; and (v) the lender receives a legal opinion that the release satisfies REMIC requirements.

The “Release Amount” will be an amount equal to the greater of (i) 120% of the allocated loan amount for the individual SoCal Portfolio property to be released and (ii) the net sales proceeds applicable to such property.

Ground Leases. The borrowers’ interest in one of the eight buildings of the Palmdale Place property is encumbered by a ground lease with an initial expiration date of March 31, 2052, with three, 10-year renewal options remaining. The Airport One Office Park property is encumbered by a ground lease with an initial expiration of January 12, 2040, with two, five-year renewal options remaining. The Cityview Plaza property is encumbered by a ground lease with an expiration date of September 30, 2035 (2.0% of the allocated loan amount). The Anaheim Stadium Industrial property is encumbered by a ground lease with an expiration date of April 30, 2034 (0.8% of the allocated loan amount). In connection with the origination of SoCal Portfolio Whole Loan, the borrowers escrowed $1,000,000 into a ground lease extension reserve, which funds are to be used to extend the term of both the Cityview Plaza property and Anaheim Stadium Industrial property ground leases. Should the borrowers not extend the term of either the Cityview Plaza property or Anaheim Stadium Industrial property ground leases on or prior to February 6, 2020 pursuant to terms reasonably acceptable by the lender, the borrowers must commence making monthly deposits into the ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the applicable property or properties. In the event one of the ground leases is extended, the lender will release an appropriate pro rata share of the reserve to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mortgage Loan No. 5 — Throggs Neck Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Throggs Neck Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mortgage Loan No. 5 — Throggs Neck Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Throggs Neck Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mortgage Loan No. 5 — Throggs Neck Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	119,161
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	MD Hutch Owner LLC	Year Built / Renovated:	2014 / NAP
Sponsor:	Joseph Simone	Occupancy:	92.5%
Interest Rate:	5.1740%	Occupancy Date:	1/19/2018
Note Date:	3/12/2018	Number of Tenants:	26
Maturity Date:	4/5/2028	2014 NOI(3):	N/A
Interest-only Period:	120 months	2015 NOI(3):	$2,725,336
Original Term:	120 months	2016 NOI(3):	$3,568,168
Original Amortization:	None	2017 NOI(3) (4):	$4,607,496
Amortization Type:	Interest Only	UW Economic Occupancy:	93.2%
Call Protection(2):	L(24), Def(93), O(3)	UW Revenues:	$7,323,860
Lockbox:	Hard	UW Expenses:	$2,221,539
Additional Debt(1):	Yes	UW NOI(4):	$5,102,321
Additional Debt Balance(1):	$23,500,000	UW NCF:	$4,905,705
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$110,000,000 / $923
Additional Future Debt Permitted:	No	Appraisal Date:	9/16/2017

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$575
Taxes:	$359,386	$93,951	N/A	Maturity Date Loan / SF:	$575
Insurance:	$11,022	Springing	$11,022	Cut-off Date LTV:	62.3%
Replacement Reserves:	$0	$1,490	$72,000	Maturity Date LTV:	62.3%
TI/LC:	$450,000	Springing	$477,000	UW NOI DSCR:	1.42x
Condominium Fee:	$0	$41,025	N/A	UW NCF DSCR:	1.37x
Free Rent Reserve:	$82,749	$0	N/A	UW NOI Debt Yield:	7.4%
				UW NCF Debt Yield:	7.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$68,500,000	88.1%	Payoff Existing Debt	$75,968,467	97.7%
Sponsor Equity	9,268,669	11.9	Upfront Reserves	903,157	1.2
			Closing Costs	897,045	1.2
Total Sources	$77,768,669	100.0%	Total Uses	$77,768,669	100.0%
(1)	The Throggs Neck Shopping Center loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance as of the of $68.5 million (the “Throggs Neck Shopping Center Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-Off Date Balance of the Throggs Neck Shopping Center Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of May, 5, 2018. Defeasance of the Throggs Neck Shopping Center Whole Loan is permitted at any time after the earlier to occur of (i) March 12, 2022 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.
(3)	2014 financials are not available as the property was developed in 2014. The increase in 2017 NOI from 2015 NOI is primarily due to the lease up at the property.
(4)	UW NOI exceeds 2017 NOI due to the signing of the six leases totaling 19,778 SF in 2017 and 2018, including Party City, which tenant’s lease commenced in December of 2017.
(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Throggs Neck Shopping Center

The Loan. The Throggs Neck Shopping Center loan is part of a larger split whole loan secured by the borrower’s fee interest in an 119,161 SF retail building located in Bronx, New York. The loan has a ten year term and is interest only for the entire term.

The Throggs Neck Shopping Center Whole Loan has an aggregate Cut-off Date balance of $68.5 million, which is evidenced by two pari passu notes identified as Note A-1 and Note A-2. Note A-1, which is the controlling note, is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. Note A-2 is currently held by Natixis and is expected to be contributed to one or more future securitization transactions. The Throggs Neck Shopping Center Whole Loan is expected to be serviced pursuant to the CSAIL 2018-CX11 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-CX11 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-CX11 pooling and servicing agreement, the CSAIL 2018-CX11 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Throggs Neck Shopping Center Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$45,000,000	$45,000,000	CSAIL 2018-CX11	Y	Y
Note A-2	23,500,000	23,500,000	Natixis	N	N
Total	$68,500,000	$68,500,000

The Borrower. The borrower, MD Hutch Owner LLC, is a Delaware limited liability company and special purpose entity. The borrower is 100.0% owned by MD Hutch Mezz LLC, which is 100% owned by MD Hutch Plaza Associates LLC, which is owned by 815 Hutch Realty Associates LLC (75.0%) and Lafayette Hutch, LLC (25.0%). Each of Joseph Simone, Paul Slayton and Aaron Malinsky indirectly own interests in the borrower and Joseph Simone controls the borrower.

The Sponsor. The loan’s sponsor and the nonrecourse carve-out guarantor is Joseph Simone, the president of Simone Development, a full-service real estate investment company specializing in the acquisition and development of commercial, healthcare, industrial, retail and residential properties within the New York tri-state area. The company currently owns and manages a portfolio of more than 100 real estate properties totaling over 5 million SF of development space throughout a range of property types including multi-building office parks, medical buildings, industrial/flex space and retail centers.

The Property. The property is an 119,161 SF retail strip center, located in Bronx, New York. The property consists of four, one-story buildings, plus a lower level for TJ Maxx, and is anchored by TJ Maxx, Party City and Petco and is shadow anchored by a 168,462 SF Target. The property was completed in 2014 and is situated on an 8.06 acre site which includes 875 surface parking spaces. As of the rent roll dated January 19, 2018, the property is 92.5% leased by 26 tenants. The five largest tenants, TJ Maxx, Party City, Petco, BevMart Liquor and Applebee’s, represent 52.7% of the property’s NRA and 45.2% of the property’s UW base rental income. The remaining tenant base is comprised of 20 national, regional and local tenants that encompass 56,403 SF (47.3% of NRA; 54.8% of UW Base Rent) and range in size from 799 SF to 5,440 SF, with no remaining tenant occupying greater than 4.6% of the property’s NRA.

The largest tenant at the property, TJ Maxx, leases 28,417 SF (23.8% of the NRA) through August, 2024. TJ Maxx is a subsidiary of TJX Companies (A+/A2 by S&P and Moody’s), which is an off-price apparel and home fashions retailer in the United States and across the world. TJX Companies operates through four segments: Marmaxx, HomeGoods, TJX Canada and TJX International. TJ Maxx and Marshalls chains in the United States are collectively the off-price retailer in the United States with a total of 2,221 stores, as of January 28, 2017. The HomeGoods chain is an off-price retailer of home fashions in the United States with 579 stores. The company had over $33 billion in revenues in 2017. TJ Maxx has been in occupancy since August 24, 2014 under a 10-year lease that expires on August 31, 2024, with three 5-year renewal options. TJ Maxx has a current base rent of $41.74 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Throggs Neck Shopping Center

The second largest tenant at the property, Party City, leases 10,700 SF (9.0% of NRA) through January 2028. Party City designs, manufactures, contracts and distributes party goods. Party City operates over 900 company-owned and franchise stores throughout North America and is headquartered in Elmsford, New York. The company also has locations throughout Asia, Europe, the Americas and Australia with over 40,000 retail outlets worldwide. As of fiscal year 2017, Party City reported $2.37 billion in revenue. Party City’s lease commenced in December 2017 and expires in January 2028 with two, five year extension options. Party City has a current base rent of $49.07 PSF. The lease provides for a tenant termination option following the end of the fourth year in the event that the tenant’s annual gross sales do not exceed $2.65 million, with 60 days’ notice. If the tenant exercises its termination option, it will be required to pay a one-time termination fee of $100,000.

The third largest tenant at the property, Petco, leases 10,358 SF (8.7% of the NRA) through January, 2025. Petco (rated B-/B2 by S&P and Moody’s) is a leading pet specialty retailer which provides products, services, advice and experiences for pets. The company operates more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico. Petco has been in occupancy since October 30, 2014 and has a lease expiration of January 31, 2025 with two, 5-year renewal options. Petco has a base rent of $40.00 PSF.

The property is located directly off of the Hutchinson River Parkway/Interstate 678 at the corner of Lafayette Avenue, approximately 2.5 miles southeast from the Bronx central business district. Primary regional access to the neighborhood is provided by the Hutchinson River Parkway/Interstate 678 and the Cross Bronx Parkway/Interstate 295. The Hutchinson River Expressway (accessed 0.1 miles southeast of the property) is the major northeast/southwest interstate that provides regional access through the Bronx. Development within the property’s neighborhood consists of a mixture of commercial development mainly concentrated along major thoroughfares with residential development located on ancillary thoroughfares. The property comprises one of two retail condominium units. The second condominium unit is not a part of the collateral for the Throggs Neck Shopping Center loan. The borrower does not control the condominium board however, the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

The Market. The property is located in Bronx, Bronx County, New York within the New York-Jersey City-White Plains, NY-NJ Metropolitan Statistical Area, which had an estimated population of approximately 20.3 million in 2017. According to a third party report, the New York outer boroughs retail market consisted of 207.3 million SF and as of the second quarter of 2017, a vacancy of 3.4%.

The property is located just off the Hutchinson River Parkway, the primary commercial corridor within the Throggs Neck neighborhood. Within the subject’s immediate area, the Hutchinson River Parkway and Lafayette Avenue are generally improved with residential/commercial and industrial buildings that serve the immediate area. The side streets within the property’s neighborhood are generally improved with one and two family homes.

As of the second quarter of 2017, the Bronx retail submarket contained 31.0 million SF of retail space with an overall vacancy rate of 5.0% with average asking rents of $40.05 PSF. According to the appraisal, the property’s competitive set consists of the seven retail properties detailed in the table below.

According to a third party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the property is 39,472, 376,946, and 1,398,810 respectively. The 2017 estimated average household income within the same radius is $82,259, $66,363, and $57,154, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Throggs Neck Shopping Center

Retail Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Throggs Neck Shopping Center	2014 / NAP	119,161	92.5%	N/A	TJ Maxx, Party City, Petco
Concourse Plaza	1990 / NAP	243,728	99.0%	4.4	National Amusement Theatres, CVS Pharmacy
Bay Plaza Shopping Center	1988 / NAP	492,857	97.0%	3.1	Toys ‘R’ Us, Pathmark, Raymour & Flanigan, Marshalls
Mall at Bay Plaza	2014 / NAP	1,300,000	92.0%	3.1	JC Penney’s, Macy’s, AMC Theatres
River Plaza	2004 / NAP	235,000	98.0%	5.1	Target, Best Buy, Marshalls
Bruckner Plaza Shopping Center	1965 / 1989	449,941	100.0%	1.2	Kmart, Marshalls, Toys ‘R’ Us, Old Navy
Gateway Center at Bronx Terminal Market	2010 / NAP	890,687	98.0%	4.9	Target, BJ’s, Home Depot, Raymour & Flanigan
Riverdale Crossings	2014 / NAP	159,037	100.0%	5.3	BJ’s

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2014(2)	2015(2)	2016(2)	2017(2)	Current(3)
N/A	74.2%	77.3%	92.5%	92.5%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.
(2)	2014 occupancy is not available as the property was developed in 2014. Figures reflect percent leased. Physical occupancy in 2015, 2016 and 2017 was 66.2%, 71.4% and 78.3%, respectively.
(3)	Based on the January 19, 2018 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings (Moody’s/S&P/Fitch)(2)	NRA (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
TJ Maxx	A2 / A+ / NA	28,417	23.8%	$41.74	18.8%	NAV	NAV	8/31/2024
Party City	NA / NA / NA	10,700	9.0	$49.07	8.3	NAV	NAV	1/31/2028(4)
Petco	B2 / B- / NA	10,358	8.7	$40.00	6.6	NAV	NAV	1/31/2025
BevMart Liquor	NA / NA / NA	6,643	5.6	$51.81	5.5	NAV	NAV	4/30/2025
Applebee’s	NA / NA / NA	6,640	5.6	$57.00	6.0	NAV	NAV	10/31/2034
Skechers	NA / NA / NA	5,440	4.6	$54.00	4.7	$235	23.0%	9/30/2019
LMVD Venture dba Doctor Express	NA / NA / NA	5,380	4.5	$57.48	4.9	NAV	NAV	4/30/2025
Metro Optics	NA / NA / NA	4,131	3.5	$48.41	3.2	NAV	NAV	12/31/2019
Sleepy’s	NA / NA / NA	3,000	2.5	$66.00	3.1	NAV	NAV	11/30/2024(5)
PPT Management, LLC	NA / NA / NA	2,802	2.4	$48.00	2.1	NAV	NAV	2/11/2028(6)
Total:		83,511	70.1%		63.2%

(1)	Based on the January 19, 2018 underwritten rent roll. Base Rent PSF includes base rent and rent increases occurring through August 31, 2018.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending September 2017, as provided by the tenant.
(4)	Party City may terminate its lease following the end of the 4th lease year upon 60 days written notice and the payment of a termination fee equal to $100,000, if the gross sales during the 4th lease year do not exceed $2,650,000.
(5)	Sleepy’s has one automatic five-year renewal option and may terminate its lease upon 60 days’ written notice on November 30, 2019 if the gross sales made during the period from September 1, 2018 through August 31, 2019 do not exceed $1,500,000.
(6)	PPT Management, LLC is currently in a free rent period until July 2018. At origination, the borrower deposited $44,832 for PPT Management, LLC into the free rent reserve. PPT Management, LLC has one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Throggs Neck Shopping Center

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,900	7.5%	NAP	NAP	8,900	7.5%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	8,900	7.5%	$0	0.0%
2018	0	0	0.0	0	0.0	8,900	7.5%	$0	0.0%
2019	2	9,571	8.0	493,760	8.6	18,471	15.5%	$493,760	8.6%
2020	0	0	0.0	0	0.0	18,471	15.5%	$493,760	8.6%
2021	0	0	0.0	0	0.0	18,471	15.5%	$493,760	8.6%
2022	0	0	0.0	0	0.0	18,471	15.5%	$493,760	8.6%
2023	1	900	0.8	45,603	0.8	19,371	16.3%	$539,363	9.4%
2024	2	31,417	26.4	1,384,066	24.0	50,788	42.6%	$1,923,429	33.3%
2025	9	32,593	27.4	1,826,879	31.7	83,381	70.0%	$3,750,308	65.0%
2026	1	1,488	1.2	69,534	1.2	84,869	71.2%	$3,819,842	66.2%
2027	7	12,028	10.1	772,391	13.4	96,897	81.3%	$4,592,234	79.6%
2028	2	13,502	11.3	659,496	11.4	110,399	92.6%	$5,251,729	91.0%
2029 & Beyond	2	8,762	7.4	516,410	9.0	119,161	100.0%	$5,768,141	100.0%
Total	26	119,161	100.0%	$5,768,141	100.0%

(1)	Based on the January 19, 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	2017(1)	Underwritten(2)	PSF	%(3)
Rents in Place	N/A	$3,535,825	$4,460,770	$4,887,881	$5,768,141	$48.41	73.4%
Vacant Income	N/A	0	0	0	534,000	$4.48	6.8%
Gross Potential Rent	N/A	$3,535,825	$4,460,770	$4,887,881	$6,302,141	$52.89	80.2%
Total Reimbursements	N/A	$764,420	$1,242,142	$1,607,351	$1,555,719	$13.06	19.8%
Net Rental Income	N/A	$4,300,245	$5,702,912	$6,495,232	$7,857,860	$65.94	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	(534,000)	($4.48)	(6.8%)
Other Income	N/A	11	204	133	0	$0.00	0.0%
Effective Gross Income	N/A	$4,300,256	$5,703,116	$6,495,365	$7,323,860	$61.46	93.2%
Total Expenses	N/A	$1,574,920	$2,134,948	$1,887,869	$2,221,539	$18.64	30.3%
Net Operating Income	N/A	$2,725,336	$3,568,168	$4,607,496	$5,102,321	$42.82	69.7%
Total TI/LC, Capex/RR	N/A	0	0	0	196,616	$1.65	2.7%
Net Cash Flow	N/A	$2,725,336	$3,568,168	$4,607,496	$4,905,705	$41.17	67.0%

(1)	2014 financials are not available as the property was developed in 2014. The increase in 2017 NOI from 2015 NOI is primarily due to the lease-up at the property.
(2)	Rents in Place include base rent and rent increases occurring through August 31, 2018.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Hutch Management LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited $450,000 for tenant improvements and leasing commissions, $359,386 for annual real estate taxes, $82,749 for free rent reserve for Rite Check and PPT Management and $11,022 for annual insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Mortgage Loan No. 5 — Throggs Neck Shopping Center

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $93,951.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premiums is waived so long as (i) no event of default has occurred and (ii) the borrower provides evidence wholly satisfactory to the lender that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy, and (iii) the borrower deposits and maintains with the lender an amount equal to $11,022, which amount is equal to three times the monthly estimated insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $1,490 for replacement reserves, subject to a cap at $72,000. If the replacement reserve is drawn below $36,000, the borrower is required to escrow on a monthly basis $1,490 until the cap is met. The requirement to escrow for replacement reserves is waived during any time in which the balance of funds in the Target Reserve Subaccount (as defined below) equals or exceeds $6.0 million.

TI/LC Reserves – On and after May 5, 2019, the borrower is required to escrow $14,895 for TI/LC reserves, subject to a cap at $477,000. If the TI/LC reserve (excluding the initial deposit) falls below $477,000, the borrower is required to escrow $14,895 on a monthly basis, until the cap is met. The requirement to escrow for TI/LC reserves is waived during any time in which the balance of funds in the Target Reserve Subaccount (as defined below) equals or exceeds $6.0 million.

Condominium Fee Reserves – On a monthly basis, the borrower is required to escrow an amount initially equal to $41,025 for payment of the fees, assessments and other amounts that the lender estimates will be payable during the term to the condominium association.

Lockbox / Cash Management. The Throggs Neck Shopping Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to each existing tenant instructing each tenant to deposit all rents and payments into the lender-controlled lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account will be swept on a daily basis to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account. Following the commencement of and at all times during the continuance of a Primary Tenant Sweep Period (as defined below), all funds in the lockbox account will be swept to a lender-controlled subaccount until such time as the balance of funds equals the then applicable Primary Tenant Reserve Cap (as defined below) related to the Primary Tenant (as defined below) that caused the Primary Tenant Sweep Event or the aggregate of the then-applicable Primary Tenant Reserve Caps. Following the commencement of and at all times during the continuance of a Target Sweep Period (as defined below), all funds in the lockbox account will be swept to a lender-controlled subaccount (“Target Reserve Subaccount”) until such time as the balance of funds in the Target Reserve Subaccount equals $6.0 million.

A “Cash Management Period” will commence upon: (i) an event of default; (ii) a DSCR less than 1.10x after the end of a calendar quarter; (iii) a Primary Tenant Sweep Period, or (iv) a Target Sweep Period. A Cash Management Period will end with respect to clause (ii), if for six consecutive months (a) no default or event of default has occurred; (b) no default that would trigger another Cash Management Period has occurred; (c) the DSCR is at least 1.15x; or, with respect to clause (iii), a Primary Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Management Period is then continuing); or, with respect to clause (iv), a Target Sweep Period Cure has occurred (and no other Cash Management Period is then continuing).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Mortgage Loan No. 5 — Throggs Neck Shopping Center

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the borrower of a notice to terminate, the TJ Maxx lease or the lease of an acceptable replacement; (ii) TJ Maxx or an acceptable replacement tenant becoming the subject of a bankruptcy action; (iii) TJ Maxx or an acceptable replacement “going dark” in a majority of the TJ Maxx premises for 90 continuous days; provided, however if TJ Maxx “goes dark” for the purpose of renovating or repairing its space, such period will be extended to 120 days or longer as may be approved in advance by the lender, (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under the TJ Maxx lease or the lease of an acceptable replacement tenant, or (v) with respect to the TJ Maxx lease and the Party City lease, the date that is the earlier of 12 months prior to (A) any lease extension date set forth in the TJ Maxx lease and/or the Party City lease if the applicable Primary Tenant has not exercised the related extension option, or (B) the expiration date of such applicable Primary Tenant lease unless, in the case of (v) such applicable Primary Tenant lease has been extended with a term that expires no earlier than three years after the maturity date, or (vi) with respect to the Sleepy’s lease and the T-Mobile lease, the date that is the earlier of three months prior to (A) any lease extension date set forth in the Sleepy’s lease and/or the T-Mobile lease if the applicable Primary Tenant has not exercised the related extension option, or (B) the expiration date of such applicable Primary Tenant lease unless, in the case of (v) such applicable Primary Tenant lease has been extended with a term that expires no earlier than three years after the maturity date.

A “Primary Tenant Sweep Period Cure” will commence upon: (i) pursuant to clause (i) or (v) above if a Primary Tenant Replacement Event (as defined below) has occurred; (ii) pursuant to clause (ii) above, if either (A) the bankruptcy action is dismissed and the Primary Tenant lease is affirmed, or (B) a Primary Tenant Replacement Event has occurred; (iii) pursuant to clause (iii) above, if either (A) the Primary Tenant or another tenant re-opens for business for at least three continuous months, or (B) a Primary Tenant Replacement Event has occurred; or (iv) pursuant to clause (iv) above, if either (A) the monetary or material non-monetary default is cured and no other monetary or material nonmonetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease, or (B) a Primary Tenant Replacement Event has occurred.

A “Primary Tenant Replacement Event” means with respect to TJ Maxx, the termination of the TJ Maxx lease and the borrower entering into one or more new leases for all of the TJ Maxx premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means any of: (i) Party City; (ii) Sleepy’s; (iii) T-Mobile; and (iv) TJ Maxx, and thereafter any acceptable replacement tenant for any of the foregoing occupying all or substantially all of such applicable Primary Tenant premises.

A “Primary Tenant Reserve Cap” means, with respect to a Primary Tenant Sweep Period, an amount equal to (i) $374,500 for Party City; (ii) $105,000 for Sleepy’s; (iii) $69,440 for T-Mobile; and/or (iv) $1,420,850 for TJ Maxx.

A “Target Sweep Period” will commence upon (i) Target becoming the subject of a bankruptcy action, or (ii) Target “going dark” in a majority of the premises currently occupied by Target; provided, however, that if Target “goes dark” for the purpose of renovating or repairing the Target premises and Target, the manager or the condominium association provided prior written notice to the borrower of such renovation or restoration (which notice the borrower promptly provided to the lender), Target will not be deemed to have “gone dark” until 60 days after initially “going dark”.

A “Target Sweep Period Cure” will commence upon (i) the occupancy of at least 70.0% of the Target premises by national, regional or local retailers or other tenants that satisfy the co-tenancy requirements set forth in any leases then in effect at the property and such Target space replacement tenants are open for business in the Target premises, (ii) the Target space replacement tenants have been in occupancy and open for business for at least 6 months since the Target space retenanting, (iii) at least 95.0% of the property’s gross leasable area is leased to tenants who, for at least 6 months since the Target space retenanting, have been in occupancy, are open for business and are paying full unabated rent, (iv) no lease then in effect at the property contains a termination option in favor of the tenant thereunder related to the tenancy of the Target premises by Target, (v) the lender determines that (A) the DSCR is not less than 1.35x, (B) the LTV is not greater than 62.3%, and (C) the debt yield is not less than 7.1%, and (vi) no event of default will then exist; provided, however, after three years from the commencement of a Target Sweep Period, the conditions set forth in clauses (i) and (ii) above will not be required to be satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

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87

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$41,000,000	Title:	Fee
Cut-off Date Principal Balance:	$41,000,000	Property Type - Subtype:	Multifamily - Low-Rise
% of Pool by IPB:	4.3%	Net Rentable Area (Units):	108
Loan Purpose:	Refinance	Location:	Tuckahoe, NY
Borrower:	150 Main Street, L.L.C.	Year Built / Renovated:	2016 / NAP
Sponsor:	Mack-Cali Realty L.P.	Occupancy:	95.4%
Interest Rate:	4.3400%	Occupancy Date:	3/13/2018
Note Date:	8/2/2017	Number of Tenants:	NAP
Maturity Date:	8/5/2027	2014 NOI(2):	N/A
Interest-only Period:	120 months	2015 NOI(2):	N/A
Original Term:	120 months	2016 NOI(2):	N/A
Original Amortization:	None	2017 NOI(3):	$137,089
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(32), Def(85), O(3)	UW Revenues:	$4,367,797
Lockbox(1):	Soft	UW Expenses:	$1,478,400
Additional Debt:	No	UW NOI(3):	$2,889,397
Additional Debt Balance:	N/A	UW NCF:	$2,857,151
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$65,500,000 / $606,481
Additional Future Debt Permitted:	No	Appraisal Date:	1/1/2018

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$379,630
Taxes:	$235,702	$56,454	N/A	Maturity Date Loan / Unit:	$379,630
Insurance:	$15,539	Springing	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$2,414	N/A	Maturity Date LTV:	62.6%
TI/LC:	$257,920	$273	N/A	UW NOI DSCR:	1.60x
Environmental Reserve:	$35,625	$0	N/A	UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	7.0%
				UW NCF Debt Yield:	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	100.0%	Payoff Existing Debt	$28,610,054	69.8%
			Return of Equity	11,349,309	27.7
			Upfront Reserves	544,785	1.3
			Closing Costs	495,851	1.2
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Historical financials are not available as the property was built in 2016 and opened in January 2017.

(3)	The increase in UW NOI from 2017 NOI is primarily due to lease-up at the property. The property averaged lease-up of 7 units per month throughout 2017 with an average occupancy of 42.1%. Year end 2017 occupancy was 77.8% while occupancy as of March 13, 2018 was 95.4%.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

The Loan. The Quarry Place at Tuckahoe loan is a $41.0 million first mortgage loan secured by the fee interest in a 108 unit low-rise multifamily property located in Tuckahoe, New York. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is 150 Main Street, L.L.C., a Delaware limited liability company and special purpose entity. The borrowing entity is owned by 89.1% owned by affiliates of Mack-Cali Realty Corporation, 10.7% owned by PRIIA-RLA, LLC and 0.2% owned by RPIIA-RLB, LLC.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mack-Cali Realty, L.P., which is 89.1% owned by Mack-Cali Realty Corporation. Mack-Cali Realty Corporation is a fully integrated, self-managed real estate investment trust that specializes in the acquisition, development and management of Class A commercial real estate properties. As of March 31, 2017, the company and its subsidiaries owned or had interest in 214 properties, consisting of 87 office buildings totaling approximately 17.6 million SF, 94 office/flex buildings totaling approximately 4.8 million SF, six industrial/warehouse buildings totaling approximately 387,400 SF, 17 multi-family properties totaling 5,032 apartments, six parking/retail properties totaling approximately 137,100 SF, one hotel and three parcels of land leased to others.

The Property. The property is a 108-unit low-rise multifamily property located in Tuckahoe, New York that was built in 2016. The property consists of two buildings located on approximately 2.26 acres. The first building consists of four stories over a one-level parking garage, contains 3,275 SF of ground floor retail space, which is leased to Orangetheory Fitness, and is positioned along the building’s Main Street frontage with residential units above. The second building is situated at the southeast corner of Main Street and Midland Avenue and consists of four to six stories over two lower levels of garage parking. The substantial outdoor amenity area is positioned along eastern façade of the second building.

Vehicular access to the parking garage is available from Midland Avenue. The property provides 168 garage spaces and 20 surface parking spaces, or 1.74 parking spaces per unit. As of the March 13, 2018 rent roll, the property was 95.4% leased.

The property contains 61 one-bedroom units (56.5%) and 47 two-bedroom units (43.5%). Property amenities include a fitness center, yoga room, clubroom with billiards, landscaped gardens and terraces, an outdoor living room with fireplace, and a private outdoor entertaining kitchen with gas grills. Unit amenities include hardwood flooring, stainless steel appliances, granite countertops, and an in-unit washer /dryer.

The property has frontage and visibility along the south side of Main Street, the east and west sides of Midland Place and the west sides of Winter Hill Road and Midland Avenue. The property is less than a 10-minute walk to the Tuckahoe Metro-North train station and less than a mile east of Exits 3 and 4 along the Bronx River Parkway.

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
One Bedroom	61	56.5%	60	98.4%	757	$2,479	$3.28	$2,450	$3.24
Two Bedroom	47	43.5	43	91.5%	1,263	$4,104	$3.26	$4,800	$3.80
Total/Wtd. Avg.	108	100.0%	103	95.4%	977	$3,157	$3.26	$3,473	$3.55

(1)	Based on the underwritten rent roll dated March 13, 2018.

(2)	Based on leases signed since January 1, 2017.

(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

The Market. The property is located in Tuckahoe in the Southern Westchester submarket. As of the first quarter of 2017, the submarket reported an average vacancy of 2.7%.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the property is 25,316, 208,964, and 600,275, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the property is $156,809, $127,819, and $108,217, respectively.

The appraisal identified 5 comparable rental properties, ranging from 42 units to 330 units that were constructed between 1999 and 2017. The competitive set reported average rents ranging from $2,622 to $3,248 for one bedroom units and $3,453 to $4,805 for two bedroom units. Average rents of one bedroom units are below that of the competitive set while average rents of two bedroom units are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Westchester County within approximately 8.3 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Quarry Place at Tuckahoe(2)	2016	108	757 (1BD/1BA) 1,263 (2BD/Mixed bathrooms)	$2,479 $4,104	95.4%	N/A
The Danforth	2017	202	820 (1BD/1BA) 1,294 (2BD/2BA)	$2,906 $3,793	N/A	8.3 miles
The Lofts on Saw Mill River	2016	66	952(1BD/1BA) 1,488 (2BD/2BA)	$3,245 $4,570	N/A	7.8 miles
River Tides at Greystone	2017	330	745 (1BD/1BA) 1,213 (2BD/2BA)	$2,622 $3,453	N/A	7.0 miles
The Avalon	1999	126	936 (1BD/1BA) 1,164 (2BD/2BA)	$3,248 $4,805	93.7%	1.4 miles
Scarsdale Commons	2005	42	713 (1BD/1BA) 976 (2BD/2BA)	$2,713 $3,718	97.6%	3.3 miles
Total:(3)		766

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 13, 2018.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2014(2)	2015(2)	2016(2)	2017(2)	Current(3)
N/A	N/A	N/A	77.8%	95.4%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Historical financials are not available as the property was built in 2016 and opened in January 2017.

(3)	Based on the underwritten rent roll dated March 13, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Mortgage Loan No. 6 — Quarry Place at Tuckahoe

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	2017(1)(2)	Budget	Appraisal 2018	Underwritten(2)	PSF	%(3)
Rents in Place	N/A	N/A	N/A	$1,355,217	$4,258,640	$4,285,576	$3,816,520	$35,338	92.2%
Vacant Income	N/A	N/A	N/A	3,478,313	351,076	254,129	322,288	$2,984	7.8%
Gross Potential Rent	N/A	N/A	N/A	$4,833,530	$4,609,716	$4,539,705	$4,138,809	$38,322	100.0%
Total Reimbursements	N/A	N/A	N/A	0	0	0	0	$0	0.0%
Net Rental Income	N/A	N/A	N/A	$4,833,530	$4,609,716	$4,539,705	$4,138,809	$38,322	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(3,478,313)	(351,076)	(254,129)	(322,288)	($2,984)	(7.8%)
Other Income	N/A	N/A	N/A	231,094	595,913	542,862	551,277	$5,104	13.3%
Effective Gross Income	N/A	N/A	N/A	$1,586,311	$4,854,553	$4,828,438	$4,367,797	$40,443	105.5%
Total Expenses	N/A	N/A	N/A	$1,449,222	$1,502,106	$1,471,778	$1,478,400	$13,689	33.8%
Net Operating Income	N/A	N/A	N/A	$137,089	$3,352,447	$3,356,660	$2,889,397	$26,754	66.2%
Total TI/LC, Capex/RR	N/A	N/A	N/A	0	0	0	32,246	$299	0.7%
Net Cash Flow	N/A	N/A	N/A	$137,089	$3,352,447	$3,356,660	$2,857,151	$26,455	65.4%

(1)	Historical financials are not available as the property was built in 2016 and opened in January 2017. The property was on average was 42.1% leased in 2017 and ended the year 77.8% leased.

(2)	The increase in UW NOI from 2017 NOI is primarily due to lease-up at the property. The property averaged lease-up of 7 units per month throughout 2017 with an average occupancy of 42.1%. Year end 2017 occupancy was 77.8% while occupancy as of March 13, 2018 was 95.4%.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Roseland Management Company, L.L.C.

Escrows and Reserves. At origination, the borrower deposited into escrow $257,920 for tenant improvements and leasing commissions, $235,702 for real estate taxes, $35,625 for environmental reserve and $15,539 for annual insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $56,454.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premiums is waived so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides evidence to the lender that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy approved by the lender, and (iii) the borrower deposits and maintains with the lender an amount equal to three months of estimated insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to $2,414.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $273 for ongoing tenant improvements and leasing commissions.

Lockbox / Cash Management. The Quarry Place at Tuckahoe loan is structured with a soft lockbox and springing cash management. All rents received by the borrower or manager are required to be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon: (i) an event of default or (ii) after the release of the Payment Guaranty, a DSCR less than1.20x. A Cash Management Period will end with respect to clause (ii) above, if for three consecutive months (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred, and (C) the DSCR is at least equal to 1.25x.

A “Payment Guaranty” of all debt service, carry costs and operating expenses for the property exists until the date that the trailing three month annualized DSCR is at least equal to 1.05x for a period of one calendar quarter; provided, that lender will issue to the borrower confirmation of the release of the shortfall guaranty upon the achievement such DSCR being at least equal to 1.05x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

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95

Mortgage Loan No. 7 — Soho House Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Mortgage Loan No. 7 — Soho House Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Mortgage Loan No. 7 — Soho House Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Mortgage Loan No. 7 — Soho House Chicago

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Other – Mixed Use
% of Pool by IPB:	4.2%	Net Rentable Area (SF):	115,000
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrower:	SG Real Estate LLC	Year Built / Renovated:	1907 / 2014
Sponsors:	Fast Fame Capital Investment Limited; Bliss Elite Limited; Downtown Properties Holdings, LLC	Occupancy:	100.0%
Interest Rate:	5.5100%	Occupancy Date:	2/28/2018
Note Date:	3/9/2018	Number of Tenants:	1
Maturity Date:	4/5/2025	2014 NOI:	$1,587,534
Interest-only Period:	84 months	2015 NOI:	$4,273,035
Original Term:	84 months	2016 NOI:	$5,237,150
Original Amortization:	None	2017 NOI:	$6,051,123
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(24), Def or YM1(53), O(7)	UW Revenues:	$6,663,508
Lockbox(2):	Hard	UW Expenses:	$919,677
Additional Debt(1):	Yes	UW NOI:	$5,743,831
Additional Debt Balance(1):	$22,650,000	UW NCF:	$5,725,471
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$95,000,000 / $826
Additional Future Debt Permitted:	No	Appraisal Date:	12/20/2017

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$545
Taxes:	$74,028	Springing	N/A	Maturity Date Loan / SF:	$545
Insurance:	$106,410	Springing	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves:	$0	$1,700	$40,808	Maturity Date LTV:	65.9%
Ventilation Work Reserve:	$0	Springing	N/A	UW NOI DSCR:	1.64x
				UW NCF DSCR:	1.64x
				UW NOI Debt Yield:	9.2%
				UW NCF Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$62,650,000	65.0%	Purchase Price	$95,000,000	98.6%
Sponsor Equity	33,742,933	35.0	Closing Costs	1,212,496	1.3
			Upfront Reserves	180,438	0.2
Total Sources	$96,392,933	100.0%	Total Uses	$96,392,933	100.0%

(1)	The Soho House Chicago loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of $62.65 million (collectively the “Soho House Chicago Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-Off Date balance of the Soho House Chicago Whole Loan.
(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Mortgage Loan No. 7 — Soho House Chicago

The Loan. The Soho House Chicago loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 115,000 SF, six-story, mixed-use building located in Chicago, Illinois. The Soho House Chicago Whole Loan has a seven-year term and is interest-only for the entire term.

The Soho House Chicago Whole Loan has a Cut-off Date balance of $62.65 million, which is evidenced by two pari-passu notes identified as Note A-1 and Note A-2. Note A-1, which is the controlling note, is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. Note A-2 is currently held by Natixis and is expected to be contributed to one or more future securitization transactions. The Soho House Chicago Whole Loan is expected to be serviced pursuant to the CSAIL 2018-CX11 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-CX11 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-CX11 pooling and servicing agreement, the CSAIL 2018-CX11 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Soho House Chicago Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$40,000,000	$40,000,000	CSAIL 2018-CX11	Y	Y
Note A-2	22,650,000	22,650,000	Natixis	N	N
Total	$62,650,000	$62,650,000

The Borrower. The borrower is SG Real Estate LLC, a Delaware limited liability company and special purpose entity. The borrower is 100.0% owned by SG 113 Green Street LLC, a newly formed Delaware limited liability company, which is 78.5% co-owned by Sino-Ocean Group Holding Limited and Huarong International Financials Holdings Limited and 21.5% owned by Downtown Properties Holdings, LLC.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Fast Fame Capital Investment Limited, Bliss Elite Limited and Downtown Properties Holdings, LLC, each of which are subsidiaries of Sino-Ocean Group Holding Limited (“Sino-Ocean”) and Gaw Capital Partners. Sino-Ocean is one of the largest real estate companies in Beijing and has a diversified portfolio of development projects and investment properties in Beijing, Pan-Bohai Bay, Yangtze River Delta, and Pearl River Delta regions. Sino-Ocean is rated Baa3 and BBB- by Moody’s and Fitch, respectively. Gaw Capital Partners is a Hong Kong-based real estate private equity firm founded in 2005 by Goodwin Gaw and Kenneth Gaw. Gaw Capital Partners is a private equity fund management company that focuses on global real estate markets. Since its inception, Gaw Capital Partners has raised $8.7 billion of equity and commands assets of $13.0 billion under management as of the third quarter of 2017. According to a third party report, Gaw Capital Partners is the 19th largest real estate private equity fund in the world and the second largest real estate private equity fund in Asia. Collectively, Gaw Capital Partners and its affiliates have over $2.7 billion in gross assets under management. Combined, the loan’s sponsors’ net worth and liquidity are over $2.2 billion and $132.7 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Mortgage Loan No. 7 — Soho House Chicago

The Property. The property is a 115,000 SF mixed-use building located in Chicago, Illinois. The property was constructed in 1907, renovated in 2014 and is a six-story building and English basement situated on approximately 0.5 acres in Chicago’s Fulton Market District. The property operates as a private social club and is 100.0% leased to Soho House Chicago, LLC (“Soho House Chicago”) under a 20-year NNN lease. The Soho House Chicago lease has a current rental rate of $6.1 million ($53.39 PSF) with escalations expiring on June 1, 2034 with four 10-year extension options. The lease is 100% guaranteed by US AcquireCo, Inc., a US subsidiary of Soho House & Co. Limited (“Soho House”), and by Soho Group Limited (f/k/a BN TopCo Ltd.). US AcquireCo, Inc. is the holding company for the Soho House’s U.S. operations. Soho House was founded in London, in 1995, as a private members’ club for those in film, media and creative industries and has since expanded to include hotel operations, restaurants and spas with locations across Europe and the United States. As of January 2017, Soho House operated 18 houses, one hotel, 43 public restaurants, 15 spas, two cinemas, and 527 hotel rooms. According to the appraisal, Soho House is a successful global operator of social membership clubs serving those in the creative industries. Compared to traditional clubs and hotels, Soho House provides members and guests with a “home away from home” experience complemented by personalized customer service. As of October 1, 2017, Soho House had over 74,000 members with a global waiting list of almost 50,000 potential members.

The property offers amenities such as multiple restaurants, a spa (the Cowshed Spa), a barbershop (the Neville Barbershop), 40 hotel rooms, a gymnasium featuring a professional boxing ring, a 30-seat cinema, a rooftop pool and a music room. Although the property is a membership-only club, the first floor food and beverage outlets are open to the public. All other floors are for members only, except for the Belt Room and the screening room on the fourth floor, which are available for private hire. The hotel rooms can also be rented by the general public at a room rate that includes a temporary membership during the guest’s stay.

The seller acquired the property in 2012, negotiated a long term lease with Soho House Chicago and redeveloped the space with a total cost basis of $66.7 million ($579.70 PSF).

The Market. The property is located in the Fulton Market District of Chicago, which, according to the appraisal, is considered one of the trendiest neighborhoods in Chicago. Conveniently situated within 0.2 miles of I-90 and I-94 and 0.2 miles and 0.5 miles of the pink and green lines of CTA at Morgan Station and Clinton Station, respectively, the Fulton Mark District neighborhood continues to expand with several projects. Google moved its headquarters to Fulton Market District in 2015. Subsequently, McDonald’s announced to relocate its global headquarters to 0.3 miles west of the property and is constructing a $250 million, 9-story 608,000 SF building. In addition, construction of “vendor village” is underway, creating a 254,354 SF office building one block north of the McDonald’s project. Fulton West, approximately 0.7 miles northwest of the property, is a 290,000 SF newly constructed development featuring modern office space, parking and landscaped green space.

According to a third party research report, the property is located in the Chicago metropolitan statistical area retail market within the River West submarket. As of the fourth quarter of 2017, the River West submarket of Chicago had approximately 3.2 million SF of inventory with a vacancy of 10.3% and asking rents of $45.67 PSF.

Comparable Retail Sales Comparable(1)

Property	Year Built	Sales Date	SF	Price	Price PSF	Occupancy
Soho House Chicago, IL	1907	3/9/2018	115,000	$95,000,000	$826	100.0%
217-219 N Green Street Chicago, IL	2017	2/5/2018	5,100	$6,500,000	$1,275	100.0%
820 W Lake Street, Chicago, IL	1883	2/5/2018	11,500	$9,400,000	$817	100.0%
185 N Morgan Street, Chicago, IL	2017	2/5/2018	9,200	$13,350,000	$1,451	100.0%
810 W Randolph Street, Chicago, IL	1910	8/2/2017	2,880	$2,250,000	$781	100.0%

(1)	Source: Third Party Research Report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Mortgage Loan No. 7 — Soho House Chicago

Historical and Current Occupancy(1)

2014(2)	2015	2016	2017	Current(3)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.
(2)	The property opened in 2014.

(3)	Based on the underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Soho House Chicago	NA / NA / NA	115,000	100.0%	$54.81	100.0%	6/1/2034

(1)	Based on the underwritten rent roll, including rent increases occurring in June 2018.

Operating History and Underwritten Net Cash Flow

	2014(1)	2015	2016	2017	Underwritten(2)	PSF	%(3)
Rents in Place	$1,763,507	$4,745,750	$5,693,057	$6,465,064	$6,302,661	$54.81	89.9%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$1,763,507	$4,745,750	$5,693,057	$6,465,064	$6,302,661	$54.81	89.9%
Total Reimbursements	0	0	0	0	711,558	$6.19	10.1%
Net Rental Income	$1,763,507	$4,745,750	$5,693,057	$6,465,064	$7,014,219	$60.99	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(350,711)	($3.05)	(5.0%)
Other Income	0	0	0	0	0	$0.00	0.0%
Effective Gross Income	$1,763,507	$4,745,750	$5,693,057	$6,465,064	$6,663,508	$57.94	95.0%
Total Expenses	$175,973	$472,715	$455,907	$413,941	$919,677	$8.00	13.8%
Net Operating Income	$1,587,534	$4,273,035	$5,237,150	$6,051,123	$5,743,831	$49.95	86.2%
Total TI/LC, Capex/RR	0	0	0	0	18,360	$0.16	0.3%
Net Cash Flow	$1,587,534	$4,273,035	$5,237,150	$6,051,123	$5,725,471	$49.79	85.9%

(1)	The property opened in 2014. The tenant’s lease began in June 2, 2014 and included two months free rent.
(2)	Rent includes Base Rent and Rent increases occurring in June 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is self-managed by the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $106,410 for insurance premiums and $74,028 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to pay 1/12th of the annual estimated payment of taxes, which currently equals $24,676. The requirement to escrow for real estate taxes is waived so long as the lease with Soho House Chicago is in place and Soho House Chicago is playing applicable taxes.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premium is waived so long as (i) no event of default has occurred and (ii) the borrower provides evidence wholly satisfactory to the lender that the insurance coverages required pursuant to the Soho House Whole Loan documents are being maintained pursuant to the Soho House Chicago lease and (iii) the borrower maintains with the lender an amount equal to three months’ worth of such deposits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Mortgage Loan No. 7 — Soho House Chicago

Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to $1,700 subject to a cap of $40,808. If the replacement reserve falls below $20,404, the borrower is required to escrow on a monthly basis $1,700 until the cap is met.

Lockbox / Cash Management. The Soho House Chicago Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to each existing tenant instructing each tenant to deposit all rents and payments into the lender-controlled lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.15x; (iii) a Primary Tenant Sweep Period (as defined below), or (iv) the occurrence of a Ventilation Work Trigger Event (as defined below). A Cash Management Period will end with respect to clause (i), if such event of default is cured by the borrower or waived by the lender; or with respect to clause (ii), if for three consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; and (c) the DSCR is at least 1.15x; or, with respect to clause (iii), a Primary Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Management Period is then continuing); or, with respect to clause (iv), a Ventilation Work Trigger Cure Event (as defined below) has occurred (and no other Cash Management Period is then continuing).

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the borrower of a notice to terminate, the Primary Tenant (as defined below) lease; (ii) the Primary Tenant becoming the subject of a bankruptcy action; (iii) the Primary Tenant “going dark” in a majority of the Primary Tenant premises; or (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under the Primary Tenant lease.

A “Primary Tenant Sweep Period Cure” will commence with respect to any clauses above if a Primary Tenant Replacement Event (as defined below) has occurred; or with respect to clause (ii) above, the bankruptcy action is dismissed and the Primary Tenant lease is affirmed; or with respect to clause (iii) above, if the Primary Tenant or another tenant reopens for business for a continuous period of not less than three months; or with respect to clause (iv) above, if the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) has occurred during the prior three month period under the Primary Tenant lease.

A “Primary Tenant Replacement Event” means the termination of the Primary Tenant lease and the borrower entering into one or more new leases with initial terms not less than three years and which provide for rents that result in a DSCR of not less than 1.25x with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means initially Soho House Chicago as tenant under the Soho House Chicago lease, and thereafter any acceptable replacement tenant thereof.

A “Ventilation Work Trigger Event” means the failure of the borrower to provide evidence of ventilation work completion on or prior to January 9, 2019.

A “Ventilation Work Trigger Cure Event” means the deposit of $616,000 to the ventilation work reserve or the delivery of evidence of ventilation work completion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Mortgage Loan No. 8 — Melbourne Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Mortgage Loan No. 8 — Melbourne Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Mortgage Loan No. 8 — Melbourne Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Mortgage Loan No. 8 — Melbourne Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio of 2 properties
Original Principal Balance(1):	$34,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$34,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	407
Loan Purpose:	Recapitalization	Location:	Melbourne, FL
Borrowers:	DW MLB Owner LLC; DW MLB H Owner LLC	Year Built / Renovated:	Various
Sponsor:	Westplace Modesto Investors, LLC	Occupancy / ADR / RevPAR:	83.2% / $154.03 / $128.10
Interest Rate:	5.0610%	Occupancy / ADR / RevPAR Date:	1/31/2018
Note Date:	11/30/2017	Number of Tenants:	NAP
Maturity Date:	12/5/2027	2015 NOI:	$6,645,210
Interest-only Period:	12 months	2016 NOI:	$8,124,579
Original Term:	120 months	2017 NOI:	$8,217,269
Original Amortization:	360 months	TTM NOI(4):	$8,404,005
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPar(5):	87.9% / $150.04 / $131.93
Call Protection(2):	L(28), Def(88), O(4)	UW Revenues:	$24,272,623
Lockbox(3):	Hard	UW Expenses:	$16,122,821
Additional Debt(1):	Yes	UW NOI:	$8,149,802
Additional Debt Balance(1):	$23,000,000	UW NCF:	$7,178,897
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room:	$84,000,000 / $206,388
Additional Future Debt Permitted:	No	Appraisal Date:	8/2/2017

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$140,049
Taxes:	$52,759	$26,379	N/A	Maturity Date Loan / Room:	$118,442
Insurance:	$0	$116,663	N/A	Cut-off Date LTV:	67.9%
FF&E Reserve:	$0	Springing	N/A	Maturity Date LTV:	57.4%
Deferred Maintenance:	$1,256,239	$0	N/A	UW NOI DSCR:	2.20x
				UW NCF DSCR:	1.94x
				UW NOI Debt Yield:	14.3%
				UW NCF Debt Yield:	12.6%

Sources and Uses(7)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$57,000,000	80.5%	Payoff Existing Debt	$34,667,313	48.9%
Sponsor Equity	13,824,861	19.5%	Purchase Price	33,912,722	47.9%
			Upfront Reserves	1,308,998	1.8%
			Closing Costs	935,828	1.3%
Total Sources	$70,824,861	100.0%	Total Uses	$70,824,861	100.0%
(1)	The Melbourne Hotel Portfolio loan is a part of a larger split whole loan (the “Melbourne Hotel Portfolio Whole Loan”) evidenced by three pari passu notes with an aggregate Cut-off Date balance of $57.0 million. The financial information presented in the chart above and herein and herein is based on the Cut-off Date balance of the Melbourne Hotel Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Mortgage Loan No. 8 — Melbourne Hotel Portfolio

(2)	The lockout period will be at least 28 payments beginning with and including the first payment date of January 5, 2018. Defeasance of the Melbourne Hotel Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) November 30, 2021 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents trailing twelve months ending January 31, 2018.

(5)	UW Occupancy, ADR and RevPAR reflect the Adjusted TTM; please refer to “Operating History and Underwritten Net Cash Flow” below.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	At origination of the Melbourne Hotel Portfolio Whole Loan, the sponsor bought out its partners who had a 90% equity stake in the portfolio, which increased the sponsor’s ownership from 10% to 100%. The partnership buyout amount of approximately $33.9 million excludes previous investments made by the sponsor.

The Loan. The Melbourne Hotel Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a portfolio of two full-service hotels, consisting of 407 rooms, located in Melbourne, Florida. The loan has a 10-year term and will amortize on a 30-year schedule after a one-year interest only period.

The Melbourne Hotel Portfolio Whole Loan has an aggregate Cut-off Date balance of $57.0 million, which is comprised of three pari passu notes identified as Note A-1, Note A-2 and Note A-3. Note A-2 and Note A-3 are being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. The controlling Note A-1 is currently held by Natixis and is expected to be contributed to one or more future securitizations. The Melbourne Hotel Portfolio Whole Loan is expected to be serviced under the CSAIL 2018-CX11 pooling and servicing agreement until the securitization of the related Note A-1, at which point it will be serviced under the related servicing shift PSA. After such subsequent securitization, the directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to certain major servicing decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$23,000,000	$23,000,000	Natixis	Y	Y
Note A-2	17,000,000	17,000,000	CSAIL 2018-CX11	N	N
Note A-3	17,000,000	17,000,000	CSAIL 2018-CX11	N	N
Total	$57,000,000	$57,000,000

The Borrowers. The borrowing entities for the loan are DW MLB Owner LLC and DW MLB H Owner LLC. Each borrower is a Delaware limited liability company and special-purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Westplace Modesto Investors, LLC. The borrowers are 100% owned by Melbourne Hotel Investors LLC, which is owned by Westmont Investments LLC. Westmont Hospitality Group controls Westmont Investments LLC. Formed in 1975, Westmont Hospitality Group (“Westmont”) has grown to become one of the largest privately held hospitality organizations in the world. Currently, Westmont has an ownership interest in 500 hotels across three continents. Westmont has developed well established partnerships with recognized institutional names in the financing and real estate investment industry such as SITQ (a subsidiary of Caisse de dépôt et placement du Québec), Goldman Sachs, Citigroup, KIMCO, Baupost, Dune Real Estate Capital, Mount Kellett Capital Management, Värde Partners, Five Mile Capital, Cerberus and Bestford Hospitality Group. Westmont is one of the largest franchisees and co-owners of InterContinental Hotel Group hotel and Hilton hotels worldwide. Westmont has a diversified portfolio ranging from budget to mid-market business and large conference hotels to boutique hotels and luxury resorts. Well-known hotels in Westmont’s Portfolio include the Battery Wharf Hotel Boston Waterfront, Park Hyatt Washington, Hyatt Regency Clearwater Beach, Manhattan Beach Marriott, Hotel Icon in Houston, Threadneedles Hotel London, Hotel Des Indes The Hague, and the Hotel Royal Riviera, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 8 — Melbourne Hotel Portfolio

The Properties. The following table represents each property comprising the Melbourne Hotel Portfolio.

Property	Year Built/ Renovated	Rooms	Occupancy(1)	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value
Hilton Melbourne Beach Oceanfront	1986, 2009/2015	200	81.1%	$4,259,032	52.3%	$18,214,286	53.6%	$45,000,000
Doubletree Suites Melbourne Beach	1986/2006, 2014-2015	207	85.3%	3,890,770	47.7	15,785,714	46.4	39,000,000
Total/Wtd Avg.:		407	83.2%	$8,149,802	100.0%	$34,000,000	100.0%	$84,000,000
(1)	Based on trailing twelve months ending January 31, 2018.

(2)	Based on the Melbourne Hotel Portfolio Whole Loan allocated to the properties based on appraised value.

Hilton Melbourne Beach Oceanfront Property (the “Hilton Hotel”). The Hilton Hotel is a 200-room full-service hotel situated on a 7.0-acre beachfront site at 3003 North Highway A1A in Melbourne, Florida. The Hilton Hotel has an air-conditioned lobby with four passenger elevators that provides access to the guestroom hallways. The 200 rooms are split amongst two towers, the 11-story, 118-room North Tower and the 7-story, 82-room South Tower. The ground level of the South Tower offers structured/covered parking, with guestrooms located on floors two through seven. The North Tower contains guestrooms on floors one through 11. The two buildings are connected by a central one-story pedestal structure that contains the Hilton Hotel lobby, the Ocean Grille restaurant, the lounge, meeting space and administrative offices. The Hilton Hotel contains 6,621 SF of meeting space and also offers an additional outdoor oceanfront pavilion/deck. Other amenities include two food and beverage outlets, an oceanfront heated pool and spa, an oceanfront fitness center, direct beach access and beach service. The Hilton Hotel site is improved with 253 surface and garage parking spaces.

The majority of the rooms at the Hilton Hotel offer ocean views. Over 40% of the guestrooms feature a full-size balcony, while the remaining rooms offer a partial walkout balcony. All guestrooms offer suite-style accommodations featuring one king or two queen beds with separate living and sleeping areas, inclusive of a sleeper sofa in the living area. Each of the guestrooms feature a flat-screen television with premium channels, a telephone, a desk with chair, a dresser, nightstands, lamps, and a lounge chair. Additionally, all guestrooms provide a mini-fridge, microwave, and private balcony.

Doubletree Suites Melbourne Beach Property (the “Doubletree Suites”). The Doubletree Suites is situated on a 5.16-acre site and features a central three-story structure with two attached nine-story guestroom towers comprised of 207 guestrooms. Amenities at the Doubletree Suites include two food and beverage outlets, 2,730 SF of meeting space, an outdoor pool and whirlpool, direct beach access, a fitness room, and a 24-hour Pavilion Pantry Market. The restaurant, lounge, hotel lobby, meeting space, and administrative office are located in the three-story central structure. The Doubletree Suites site is improved with 291 parking spaces.

All guestrooms at the Doubletree Suites offer suite-style accommodations featuring one king bed, one queen bed, or two queen beds with separate living and sleeping areas, inclusive of a sleeper sofa in the living area. Each of the guestrooms feature a flat-screen television with premium channels, a telephone, a desk with chair, a dresser, nightstands, lamps, and a lounge chair. Additionally, all guestrooms provide a mini-fridge, microwave, and private balcony.

Both properties benefit from strong Hilton Worldwide Holdings Inc. (“Hilton Worldwide”) affiliation and reservation systems with over 50% brand contribution. Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with more than 5,200 properties comprising more than 856,000 rooms in 105 countries and territories as of December 31, 2017. The Hilton Hotel operates under the flagship Hilton brand, which comprises 26% of Hilton Worldwide’s portfolio. Hilton ranks number one for global awareness in the hospitality industry. DoubleTree is the third largest brand in Hilton Worldwide’s portfolio, comprising 14.6% of the portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 8 — Melbourne Hotel Portfolio

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Melbourne Hotel Portfolio(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	74.2%	$109.74	$81.29	85.5%	$134.14	$114.64	115.2%	122.2%	141.0%
2016	78.7%	$120.52	$94.76	86.1%	$145.50	$125.30	109.4%	120.7%	132.2%
TTM(3)	NAV	NAV	NAV	83.2%	$154.03	$128.10	NAV	NAV	NAV
(1)	Source: Appraisals. The competitive set consists of the following hotels: Hilton Melbourne Rialto Place, Residence Inn Melbourne, Crowne Plaza Melbourne Oceanfront, Radisson Suite Hotel Oceanfront and Courtyard Melbourne West.

(2)	Source: Borrowers’ Financials.

(3)	Based on trailing twelve months ending January 31, 2018.

The Market. The properties are located in Melbourne, Brevard County, Florida. Brevard County is part of the Palm Bay-Melbourne-Titusville, Florida Metropolitan Statistical Area and is located along the east coast of Florida along the Atlantic Ocean, halfway between Jacksonville and Miami. Brevard County is also known as the Space Coast, and it anchors the eastern-end of Florida’s high-tech corridor. This region is the most concentrated high-tech economy in Florida and has the largest share of science, technology, engineering and math-related jobs in the state.

Brevard County is the only “quadromodal” hub in the world with space, air, sea, and ground transportation. Brevard County is home to the world’s second-busiest cruise port in Port Canaveral. Port Canaveral is East Central Florida’s only large deep water port. Approximately 80% of the Port Canaveral’s revenue is generated from cruise business. Brevard County is also home to a large concentration of advanced technology companies. The advanced technology companies located in Brevard County have positioned Brevard County as the 7th largest metro area in the United States in terms of advanced industries employment.

The properties are located in the Melbourne/Palm Bay, Florida submarket. As of August 2017, this submarket contained a total of 35 hotels with a lodging inventory of 3,520 rooms. Over the 12-month period ending August 2017, the submarket achieved an aggregate occupancy of 73.9% with an ADR of $102.78, reflecting a RevPAR of $75.93. The hotels are also located in the upscale chains class within the Melbourne/Palm Bay, Florida submarket. As of August 2017, the upscale chains class contained seven hotels with a lodging inventory of 1,381 rooms. Over the 12-month period ending August 2017, the upscale chains class within the Melbourne/Titusville, Florida submarket achieved an aggregate occupancy of 80.4% with an ADR of $133.17, reflecting a RevPAR of $107.13.

Competitive Hotels Profile(1)

			Estimated Market Mix		2016 Estimated Operating Statistics
Property	Rooms	Meeting Space (SF)	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Hilton Melbourne Beach Oceanfront	200	6,621	12%	88%	86.9%(2)	$150.58(2)	$130.78(2)
Doubletree Suites Melbourne Beach	207	2,730	10%	90%	85.3%(2)	$140.60(2)	$120.00(2)
Hilton Melbourne Rialto Place	235	12,100	30%	70%	77.0%	$117.00	$90.09
Residence Inn Melbourne	133	350	10%	90%	88.0%	$119.00	$104.72
Crowne Plaza Melbourne Oceanfront	290	8,100	30%	70%	78.0%	$128.00	$99.84
Radisson Suite Hotel Oceanfront	167	4,400	25%	75%	72.0%	$122.00	$87.84
Courtyard Melbourne West	146	1,300	15%	85%	82.0%	$111.00	$91.02
Total(3)	971
(1)	Source: Appraisals.

(2)	Source: Borrowers’ Financials.

(3)	Excludes the subject properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 8 — Melbourne Hotel Portfolio

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	2017	TTM(1)	Adjusted TTM(1)(2)	Underwritten	Per Room(3)	%(4)
Occupancy	85.4%	85.5%	86.1%	82.1%	83.2%	87.9%	87.9%
ADR	$124.40	$134.14	$145.50	$153.65	$154.03	$150.04	$150.04
RevPAR	$106.22	$114.64	$125.30	$126.15	$128.10	$131.93	$131.93
Room Revenue	$15,779,566	$17,029,834	$18,664,587	$18,739,971	$19,030,608	$19,598,572	$19,598,572	$48,154	80.7%
Food and Beverage	3,248,528	3,359,474	3,854,521	3,894,652	3,915,553	3,915,553	3,915,553	$9,621	16.1%
Other Departmental Revenues	89,158	475,873	669,526	744,510	758,498	758,498	758,498	$1,864	3.1%
Total Revenue	$19,117,252	$20,865,181	$23,188,634	$23,379,133	$23,704,659	$24,272,623	$24,272,623	$59,638	100.0%
Room Expense	3,207,887	3,531,109	3,636,270	3,567,906	3,587,215	3,587,215	3,690,787	$9,068	18.8%
Food and Beverage Expense	2,186,972	2,346,969	2,699,483	2,647,020	2,679,678	2,679,678	2,679,678	$6,584	68.4%
Other Departmental Expenses	54,908	76,334	100,046	90,498	90,284	90,284	90,284	$222	11.9%
Departmental Expenses	$5,449,767	$5,954,412	$6,435,799	$6,305,424	$6,357,177	$6,357,177	$6,460,749	$15,874	26.6%
Departmental Profit	$13,667,485	$14,910,769	$16,752,835	$17,073,709	$17,347,482	$17,915,446	$17,811,874	$43,764	73.4%
Operating Expenses	$6,786,308	$7,247,170	$7,650,769	$7,892,316	$7,976,893	$7,976,893	$8,123,357	$19,959	33.5%
Gross Operating Profit	$6,881,177	$7,663,599	$9,102,066	$9,181,393	$9,370,589	$9,938,553	$9,688,517	$23,805	39.9%
Fixed Expenses	1,020,377	1,018,389	977,487	964,124	966,584	966,584	1,538,715	$3,781	6.3%
Net Operating Income	$5,860,800	$6,645,210	$8,124,579	$8,217,269	$8,404,005	$8,971,969	$8,149,802	$20,024	33.6%
FF&E	0	0	0	0	0	0	970,905	$2,386	4.0%
Net Cash Flow	$5,860,800	$6,645,210	$8,124,579	$8,217,269	$8,404,005	$8,971,969	$7,178,897	$17,639	29.6%
(1)	The TTM and Adjusted TTM columns represent the trailing twelve month period ending January 31, 2018.

(2)	Both the Hilton Hotel and the Doubletree Suites were closed for mandatory evacuation on September 8, 2017 due to Hurricane Irma. Following the hurricane, both hotels were temporarily closed while damage from the hurricane was repaired. The Doubletree Suites was fully operational by October 2, 2017 while the Hilton Hotel property was fully operational by November 4, 2017. Adjusted TTM replaces September and October 2017 room revenue with September and October 2016 room revenue to account the impact from hurricane.

(3)	Per Room values are based on 407 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

Property Management. Each of the properties is managed by Boston Management LLC, an affiliate of the sponsor.

Franchise Agreement. Both the Hilton Hotel and the Doubletree Suites have franchise agreements with Hilton Worldwide running through May 2028, approximately seven months past the loan term. Since 2014, approximately $5.89 million has been spent in capital expenditures at the properties, equal to approximately $14,462 per room per year.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,256,239 for deferred maintenance and $52,759 for real estate taxes.

Deferred Maintenance Reserve – Both the Hilton Hotel and the Doubletree Suites were impacted by Hurricane Irma in September 2017, which resulted in damage to guestrooms and physical plant at both properties. 120 rooms at the Hilton Hotel and 193 rooms at the Doubletree Suites were offline after Hurricane Irma. The Doubletree Suites was fully operational by October 2, 2017 and the Hilton Hotel was fully operational by November 4, 2017. The $1,256,239 upfront deferred maintenance reserve is related to the incomplete repairs for both properties.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $26,379.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 8 — Melbourne Hotel Portfolio

Insurance Escrow - On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. However, for the payment dates occurring in January, February, March, April, May and June 2018, the borrowers are required to deposit, on each such payment date, 1/6th of the insurance premiums that will be payable for the renewal of the coverage afforded by the policies as so estimated by the borrowers, which currently equates to $116,663.

FF&E Reserve – On a monthly basis, the borrowers are required to escrow an amount equal to 4.0% of actual rents for the second prior month; provided, however, until such time as the lender confirms that Doubletree Suites has received a quality assurance report from the franchisor that reflects a passing grade, the foregoing percentage will be increased to 8.0% of actual rents for such period.

Lockbox / Cash Management. The Melbourne Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under Melbourne Hotel Portfolio Whole Loan documents; (ii) a DSCR less than 1.25x as of the end of a calendar quarter; (iii) a Franchise Expiration Trigger Event (as defined below); or (iv) Doubletree Suites fails all four of the next quality assurance reports issued following the date hereof (August 2018, February 2019, August 2019 and February 2020); and will end provided that (1) the Melbourne Hotel Portfolio Whole Loan and all other obligations under the loan documents have been repaid in full; (2) there has been a full defeasance of the Melbourne Hotel Portfolio Whole Loan; (3) with respect to clause (i) above, if such event of default has been cured or waived by the lender; (4) with respect to clause (ii) above, for two consecutive calendar quarters since the commencement of the existing Cash Management Period (A) no event of default under Melbourne Hotel Portfolio Whole Loan documents has occurred, (B) no event that would trigger another Cash Management Period has occurred, and (C) the DSCR at least 1.30x as of the end of each such calendar quarter; (5) with respect to clause (iii) above, a Franchise Expiration Trigger Cure (as defined below) has occurred and no event that would trigger another Cash Management Period has occurred; or (6) with respect to clause (iv) above, Doubletrees Suites obtains a quality assurance report with a passing grade.

A “Franchise Expiration Trigger Event” means the date that is 18 months prior to the expiration of the Hilton Hotel franchise agreement and the Doubletree Suites franchise agreement, or any replacement franchise agreement.

A “Franchise Expiration Trigger Cure” means following a Franchise Expiration Trigger Event, provided (a) no event of default under Melbourne Hotel Portfolio Whole Loan documents has occurred or is continuing, (b) the borrowers have entered into a replacement franchise agreement, or have extended the existing franchise agreement, in each case, subject to the lender’s reasonable approval, (c) all capital improvements required pursuant to, and in accordance with the terms of any property improvement plan imposed in connection with such replacement franchise agreement have been completed, (d) the borrowers have delivered to lender a comfort letter, duly executed by the franchisor or replacement franchisor, as applicable, and acknowledging that all such capital improvements have been completed, and (e) the borrowers have delivered to the lender a certificate acknowledging that all such capital improvements have been paid in full as of the date of such certificate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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113

Mortgage Loan No. 9 — Moffett Towers II - Building 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Mortgage Loan No. 9 — Moffett Towers II - Building 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Mortgage Loan No. 9 — Moffett Towers II - Building 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Mortgage Loan No. 9 — Moffett Towers II - Building 2

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,750,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.1%	Net Rentable Area (SF)(3):	362,563
Credit Assessment (Fitch/DBRS)(2):	BBB- / BBB	Location:	Sunnyvale, CA
Loan Purpose:	Refinance	Year Built / Renovated:	2017 / NAP
Borrower:	MT2 B2 LLC	Occupancy:	100.0%
Sponsor:	The Jay Paul Company	Occupancy Date:	12/6/2017
Interest Rate:	3.6189%	Number of Tenants:	1
Note Date:	11/16/2017	2015 NOI(4):	N/A
Maturity Date:	12/6/2027	2016 NOI(4):	N/A
Interest-only Period:	60 months	2017 NOI(4):	N/A
Original Term:	120 months	TTM NOI(4):	N/A
Original Amortization:	360 months	UW Economic Occupancy(5):	98.0%
Amortization Type:	IO-Balloon	UW Revenues:	$22,525,092
Call Protection:	L(28), Def(85), O(7)	UW Expenses:	$2,840,101
Lockbox:	Hard	UW NOI:	$19,684,992
Additional Debt(1):	Yes	UW NCF:	$18,805,659
Additional Debt Balance(1):	$240,250,000	Appraised Value / Per SF:	$351,000,000 / $968
Additional Debt Type(1):	Pari Passu; Mezzanine	Appraisal Date:	10/18/2017
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$455
Taxes:	$0	$111,859	N/A	Maturity Date Loan / SF:	$410
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.0%
Rent Concessions:	$8,332,337	Springing	N/A	Maturity Date LTV:	42.4%
TI/LC:	$19,433,495	Springing	(6)	UW NOI DSCR:	2.18x
Debt Service:	$1,000,000	Springing	N/A	UW NCF DSCR:	2.08x
Parking Abatement:	$2,700,000	Springing	N/A	UW NOI Debt Yield:	11.9%
Amenities Rent:	$286,310	Springing	N/A	UW NCF Debt Yield:	11.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$165,000,000	61.1%	Loan Payoff	$207,408,056	76.8%
Mezzanine Loan	105,000,000	38.9	Upfront Reserves	31,752,142	11.8
			Return of Equity	20,183,519	7.5
			Closing Costs	10,656,282	3.9
Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%

(1)	The Moffett Towers II - Building 2 loan was co-originated by Barclays and Morgan Stanley Bank, N.A. The Moffett Towers II - Building 2 loan is part of a larger split whole loan evidenced by four pari passu promissory notes with an aggregate Cut-off Date balance of $165.0 million (collectively, the “Moffett Towers II - Building 2 Whole Loan”). The Moffett Towers II - Building 2 Whole Loan is accompanied by a mezzanine loan with an original principal balance of $105.0 million (together with the Moffett Towers II – Build 2 Whole Loan, the “Moffett Towers II – Building 2 Total Debt”). The financial information presented in the chart above and herein is based on the Cut-off Date balance of the Moffett Towers II - Building 2 Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 9 — Moffett Towers II - Building 2

(2)	Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	Net rentable area of 362,563 SF is comprised of 350,633 SF of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 SF of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 SF fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the Moffett Towers II Campus (as defined below). See “Amenities and Common Areas” below.

(4)	Historical financials are not available due to the property being built in 2017.

(5)	Underwritten economic occupancy at the property is 98.0%. The property was 100.0% leased and 100.0% physically occupied as of December 6, 2017.

(6)	Certain springing Escrows and Reserves are required on a one-time basis. For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Moffett Towers II - Building 2 loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a Class A office building fully leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 2 Property”). The loan has a 10-year term and is interest-only for the first 60 payments, after which payments of interest and principal will be based on a 30-year amortization schedule.

The Moffett Towers II - Building 2 Whole Loan has an aggregate Cut-off Date balance of $165.0 million, evidenced by four pari passu notes identified as Note A-1, Note A-2, Note A-3 and Note A-4. Note A-2 is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. The Moffett Towers II - Building 2 Whole Loan is expected to be serviced pursuant to the WFCM 2018-C43 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the WFCM 2018-C43 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the WFCM 2018-C43 pooling and servicing agreement, the WFCM 2018-C43 directing certificateholder) is expected to be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Moffett Towers II - Building 2 Whole Loan; however, the holder of Note A-2, Note A-3, and Note A-4 are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$54,000,000	$54,000,000	WFCM 2018-C43	Y	Y
Note A-2	29,750,000	29,750,000	CSAIL 2018-CX11	N	N
Note A-3	40,000,000	40,000,000	WFCM 2017-C42	N	N
Note A-4	41,250,000	41,250,000	BANK 2018-BNK10	N	N
Total	$165,000,000	$165,000,000

The Borrower. The borrowing entity for the loan is MT2 B2 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 2 Borrower”).

The Sponsor. The loan’s sponsor is the Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million SF of institutional quality space. Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II. Jay Paul Company is currently redeveloping over 55 acres in Moffett Park, including Moffett Place, a new, Class A office development, which is expected to contain approximately 1.9 million SF of net rentable space in six, eight-story buildings. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 2 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The Moffett Towers II – Building 2 Guarantor will be required to maintain a minimum net worth, excluding its interest in the Moffett Towers II - Building 2 Property, of at least $225,000,000 and liquidity of at least $10,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Property. The property is a newly-constructed, eight-story, Class A office building totaling 350,633 SF in Sunnyvale, California. As of December 6, 2017, the Moffett Towers II – Building 2 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 2 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrow by the Moffett Towers II Building 2 Borrower on the origination date (See “Escrows and Reserves” below).

The Moffett Towers II - Building 2 Property comprises a portion of the first phase (“Phase I”) of the planned approximately 1.8 million SF, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the Moffett Towers II - Building 2 Property and an adjacent surface parking lot (completed in 2017) as well as the 350,633 SF Moffett Towers II - Building 1 (April 2018 expected completion), an enclosed parking structure (April 2018 expected completion) and a 59,650 SF fitness/amenities building (July 2018 expected completion). The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure once completed pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “Amenities and Common Areas” below). Inclusive of the future enclosed parking structure (of which 361 spaces are dedicated to Amazon pursuant to its lease) and the completed surface parking lot (of which 707 spaces are dedicated to Amazon pursuant to its lease), the Moffett Towers II - Building 2 Property has a parking ratio of 3.3 spaces per 1,000 SF. On the origination date, the Moffett Towers II - Building 2 Guarantor executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Completion Guaranty” below). Additionally, the Moffett Towers II - Building 2 Whole Loan documents require upfront and springing reserves related to the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Escrows and Reserves” below). Subsequent phases of the Moffett Towers II Campus development are expected to include the construction of three additional 350,633 SF Class A office buildings as well as two separate enclosed parking structures.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that it increased net income from an approximately $241.0 million loss in 2014 to an approximately $2.4 billion profit in 2016, with total net sales of approximately $136.0 billion in 2016. Most recently, net sales increased to $43.7 billion in the third quarter of 2017, up approximately 34.0% from one year earlier. Amazon employed approximately 341,400 employees as of December 31, 2016.

The Moffett Towers II - Building 2 Property is expected to house Amazon’s Lab126, a research and development subsidiary that designs and engineers high-profile consumer electronics. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo. Lab126 is headquartered in the nearby Moffett Towers I property, which is located approximately 0.5 miles from the Moffett Towers II - Building 2 Property.

The Market. The property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently-developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building 2 Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building 2 Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building 2 Property and services the surrounding residential communities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 9 — Moffett Towers II - Building 2

According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 11.1% and 2.4%, respectively, as of the second quarter of 2017. In the first half of 2017, 315,272 SF of office space was delivered to the Sunnyvale submarket, with 426,404 SF of absorption. According to the appraisal, as of the second quarter of 2017, new supply under construction in Silicon Valley stood at approximately 2.8 million SF, which consisted of approximately 660,000 SF of build-to-suit construction and 2.1 million SF of speculative construction. As of the second quarter of 2017, the total office average asking rent for the Sunnyvale submarket was $52.20 PSF (fully-serviced), which is in-line with the Silicon Valley total office average asking rent of $53.40 PSF (fully-serviced). Within the Sunnyvale submarket, the average asking rent for Class A office properties is $58.20 PSF (fully-serviced).

Competitive Set Summary(1)

Property	Year Built	Class	Stories	Total NRA (SF)	Est. Rent PSF	Lease Area (SF)	Lease Date/Term	Tenant Name
Moffett Towers II - Building 2 Sunnyvale, CA	2017	A	8	362,563 (2)	$55.81(2)	362,563 (2)	Nov. 2017 / 10 Yrs	Amazon
Towers at Great America Santa Clara, CA	2002	A	6	374,214	$42.00	55,393	May 2017 / 1 Yr	Macom Connectivity
Santa Clara Square Ph. II Bldg. 4 Santa Clara, CA	2016	A	6	220,156	$42.60	220,156	Aug. 2016 / 10 Yrs	AMD
Moffett Gateway Sunnyvale, CA	2016	A	7	612,796	$44.40	612,796	July 2016 / 11 Yrs	Google, Inc.
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	$43.80	74,376	May 2016 / 7 Yrs	Cambridge Industries
Central & Wolfe Campus Sunnyvale, CA	2018	A	4	871,214	$40.08	871,214	Sep. 2015 / 13 Yrs	Apple, Inc.
599 Castro Mountain View, CA	2017	A	4	94,918	$90.00	45,000	Aug. 2017 / 7 Yrs	Pure Storage

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll. Moffett Towers II – Building 2 Est. Rent PSF includes $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

Historical and Current Occupancy

2014(1)	2015(1)	2016(1)	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical occupancies are not available due to the property being built in 2017.

(2)	Based on the underwritten rent roll.

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch(1)	Net Rentable Area (SF)(2)	% of Total NRA(2)	UW Rent PSF (3)(4)(5)	Lease Expiration Date
Amazon	Baa1 / AA- / NR	362,563	100.0%	$55.81	4/30/2028(6)

(1)	Ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Net Rentable Area (SF) of 362,563 SF is comprised of 350,633 SF of office space in the Moffett Towers II - Building 2 Property along with 11,930 SF of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 SF fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the Moffett Towers II Campus. See “Amenities and Common Areas” below.

(3)	UW Base Rent PSF includes $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(4)	Amazon has five months of free rent and eight months of waived fitness/amenities use fees remaining, all of which were deposited into escrow on the origination date. The Moffett Towers II - Building 2 Borrower also deposited $286,310 into escrow on the origination date for an amenities rent reserve, which represents six months of use fees due for the fitness/amenities building commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (see “Escrows and Reserves” below).

(5)	Amazon is entitled to base rent abatement in the amount of $15,000 per day for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361-spaces allocated to Amazon within the enclosed parking structure in accordance with the Amazon lease. An amount equal to 180 days of base rent abatements ($2,700,000) was deposited into escrow on the origination date (see “Escrows and Reserves” below).

(6)	Amazon has two, seven-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 9 — Moffett Towers II - Building 2

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	2017(1)	Underwritten	PSF	%(2)
Rents in Place(3)	N/A	N/A	N/A	N/A	$20,233,410	$55.81	88.0%
Vacant Income	N/A	N/A	N/A	N/A	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	N/A	$20,233,410	$55.81	88.0%
Total Reimbursements	N/A	N/A	N/A	N/A	2,751,378	$7.59	12.0%
Net Rental Income	N/A	N/A	N/A	N/A	$22,984,788	$63.40	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	N/A	(459,696)	($1.27)	(2.0)%
Other Income	N/A	N/A	N/A	N/A	0	$0.00	0.0%
Effective Gross Income	N/A	N/A	N/A	N/A	$22,525,092	$62.13	98.0%
Total Expenses	N/A	N/A	N/A	N/A	2,840,101	$7.83	12.6%
Net Operating Income	N/A	N/A	N/A	N/A	$19,684,992	$54.29	87.4%
Total TI/LC, Capex/RR	N/A	N/A	N/A	N/A	879,332	$2.43	3.9%
Net Cash Flow	N/A	N/A	N/A	N/A	$18,805,659	$51.87	83.5%

(1)	Historical financials are not available due to the property being built in 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent in Place includes base rent and $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II – Building 2 Whole Loan.

Property Management. The property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, an affiliate of the sponsor.

Escrows and Reserves. At origination, the Moffett Towers II - Building 2 Borrower deposited into escrow $19,433,495 for outstanding tenant improvements relating to the Amazon space and $8,332,337 for outstanding rent concessions due under the Amazon lease.

Additionally, at origination the Moffett Towers II - Building 2 Borrower deposited into escrow $2,700,000 for a parking rent abatement reserve and $286,310 for an amenities rent reserve related to the completion and delivery of the enclosed parking structure and the fitness/amenities building, respectively, which amounts were deposited into a lender-controlled account (the “Parking and Amenities Building Account”). The parking rent abatement reserve represents 180 days of base rent abatements ($15,000 per day) due to Amazon for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361 spaces allocated to Amazon within the enclosed parking structure, in accordance with the Amazon lease. The amenities rent reserve represents six months of use fees due for the fitness/amenities building, pursuant to the Amazon lease, commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (use fees that would be due for the fitness/amenities building following the origination date through July 31, 2018 are included in the $8,332,337 upfront reserve for outstanding rent concessions due under the Amazon lease). If the terms of the Required Parking Spaces Satisfaction (as defined below) have not been satisfied on or prior to September 15, 2018, the Moffett Towers II - Building 2 Borrower will be required to deposit an additional $2,700,000 into the Parking and Amenities Building Account. If the terms of the Amenities Building Satisfaction (as defined below) have not been satisfied on or prior to January 31, 2019, the Moffett Towers II - Building 2 Borrower will be required to deposit an additional $286,310.40 (the “Additional Amenities Rent Amount”) into the Parking and Amenities Building Account. Amounts on deposit in the Parking and Amenities Building Account will be held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, the amounts deposited into the Parking and Amenities Building Account will be released to the Moffett Towers II - Building 2 Borrower upon the occurrence of the related Required Parking Spaces Satisfaction or Amenities Building Satisfaction, as applicable.

A “Required Parking Spaces Satisfaction” will occur on the date that (i) the Moffett Towers II - Building 2 Borrower delivers evidence reasonably acceptable to the lender that the Moffett Towers II - Building 2 Borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (ii) Amazon has delivered written confirmation that (a) the Moffett Towers II - Building 2 Borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (b) Amazon is no longer entitled to base rent abatement related to the delivery of the enclosed parking structure pursuant to its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 9 — Moffett Towers II - Building 2

An “Amenities Building Satisfaction” will occur on the date that (i) the Moffett Towers II - Building 2 Borrower delivers evidence reasonably acceptable to the lender that the amenities building has been completed in conformance with all applicable requirements and (ii) Amazon has delivered written confirmation that the amenities building is useable and has commenced the payment of the use fees applicable to the amenities building pursuant to the Amazon lease.

Additionally, at origination the borrower deposited into escrow $1,000,000 for a debt service reserve which amount was deposited into a lender-controlled account (the “Debt Service Reserve Account”). If the Required Parking Spaces Satisfaction has not occurred on or prior to September 15, 2018, the Moffett Towers II - Building 2 Borrower will be required to deposit an additional $1,000,000 into the Debt Service Reserve Account. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, amounts remaining in the Debt Service Reserve Account will be released to the Moffett Towers II - Building 2 Borrower upon the occurrence of the Required Parking Spaces Satisfaction.

Tax & Insurance Reserves – The borrowers are required to escrow monthly deposits of 1/12th of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $111,859) and 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy.

Replacement Reserves – The Moffett Towers II - Building 2 Whole Loan documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 2 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 2 Property.

Lockbox / Cash Management. The Moffett Towers II - Building 2 Whole Loan is structured with a hard lockbox and in-place cash management. The Moffett Towers II - Building 2 Borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 2 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Moffett Towers II - Building 2 Borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 2 Mezzanine Loan (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to $438,291 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the Moffett Towers II - Building 2 Borrower in accordance with the Moffett Towers II - Building 2 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers II - Building 2 Whole Loan;

(ii)	if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 2 Whole Loan (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (b) the debt service coverage ratio falls below 1.50x based on the Moffett Towers II - Building 2 Whole Loan or 1.10x based on the Moffett Towers II - Building 2 Total Debt (a “Low Debt Service Period”);

(iii)	the commencement of a Lease Sweep Period; or

(iv)	an event of default under the Moffett Towers II - Building 2 Mezzanine Loan (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A Trigger Period will end:

(a)	with regard to clause (i) and (iv) above, upon the cure of such event of default;

(b)	with regard to clause (ii) above, upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.50x based on the Moffett Towers II - Building 2 Whole Loan and 1.10x based on the Moffett Towers II - Building 2 Total Debt for two consecutive calendar quarters and (2) the balance of funds on deposit in the Cash Collateral Account is equal to $17,531,650 ($50.00 PSF); and

(c)	with regard to clause (iii) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to the Amazon lease, Amazon fails to renew or extend such lease on or prior to December 6, 2025;

(ii)	the date on which, with respect to any Lease Sweep Lease, (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the Moffett Towers II - Building 2 Borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (ii) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the Moffett Towers II - Building 2 Borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated BBB- or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions (as specified in the Moffett Towers II - Building 2 Whole Loan documents) are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(iii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable SF basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is an Investment Grade Entity or (b) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (iii) and no Lease Sweep Period will commence pursuant to this clause (iii);

(iv)	upon an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(v)	upon a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(vi)	the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the Moffett Towers II - Building 2 Borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 PSF); provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit must be in an amount equal to $17,531,650 ($50.00 PSF).

A Lease Sweep Period will end on the earliest of the following to occur, as applicable:

(a)	with regard to clauses (i) and (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions (as specified in the Moffett Towers II - Building 2 Whole Loan documents) are satisfied, (2) in the case of clauses (i) and (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs;

(b)	with regard to clauses (iii) and (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions (as specified in the Moffett Towers II - Building 2 Whole Loan documents) are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iv) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(e)	with regard to clauses (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (iv) above, $12,272,155 ($35.00 PSF), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 PSF of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii) and/or (iv) above is concurrently continuing, $50.00 PSF of Dark Space or (d) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii), (iii) and/or (iv) above is concurrently continuing, $17,531,650 ($50.00 PSF).

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clauses (i), (iv) and/or (vi) above, $10,518,990 ($30.00 PSF) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) and/or (iii) above, $30.00 PSF of the Dark Space or Terminated Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable SF demised under the Amazon lease as of November 16, 2017 (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 SF of space (or, if a full floor of space is less than 40,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Mortgage Loan No. 9 — Moffett Towers II - Building 2

Amenities and Common Areas. The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”) once completed. To govern access to the Common Area Spaces, the Moffett Towers II - Building 2 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the Moffett Towers II - Building 2 Borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Towers II Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the Moffett Towers II - Building 2 Borrower and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. As of the origination date, the Moffett Towers II - Building 2 Borrower was the sole voting member of the Association. The CCR provides that as each of the four non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then-completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

Completion Guaranty. On the origination date, the Moffett Towers II - Building 2 Guarantor executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure. Among other things, the completion guaranty provides that in the event that neither the Moffett Towers II - Building 2 Borrower nor MT II LLC (an affiliate of the sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus) is able to complete and deliver the fitness/amenities building and the enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction) on or prior to the one year anniversary of the respective targeted completion date of each (i.e., April 15, 2019 in the case of the enclosed parking structure or Required Parking Spaces Satisfaction and July 31, 2019 in the case of the fitness/amenities building), the Moffett Towers II - Building 2 Guarantor is required to pay any costs, expenses or liabilities incurred by the lender to effectuate the completion and delivery of such fitness/amenities building and enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction).

Additional Debt. Barclays Bank PLC funded a $105,000,000 mezzanine loan (the “Moffett Towers II - Building 2 Mezzanine Loan”) to MT2 B2 MEZZ LLC (the “Moffett Towers II - Building 2 Mezzanine Borrower”), a Delaware limited liability company owning 100.0% of the borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan is secured by a pledge of the Moffett Towers II - Building 2 Mezzanine Borrower’s interest in the Moffett Towers II - Building 2 Borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan accrues interest at a rate of 5.900% per annum and requires interest-only payments through the maturity date of December 6, 2027. The rights of the lender of the Moffett Towers II - Building 2 Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Mortgage Loan No. 10 — Green Oak Village Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Mortgage Loan No. 10 — Green Oak Village Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Mortgage Loan No. 10 — Green Oak Village Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Mortgage Loan No. 10 — Green Oak Village Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Mortgage Loan No. 10 — Green Oak Village Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,700,000	Title:	Fee
Cut-off Date Principal Balance:	$29,666,244	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	314,896
Loan Purpose:	Refinance	Location:	Brighton, MI
Borrower:	Green Oak Owner 1 LLC	Year Built / Renovated:	2007 / NAP
Sponsors:	REDICO Properties LLC; Daniel L. Stern; Christopher G. Brochert	Occupancy(2):	90.8%
Interest Rate:	4.7100%	Occupancy Date:	1/1/2018
Note Date:	3/1/2018	Number of Tenants:	41
Maturity Date:	3/6/2028	2015 NOI:	$3,004,051
Interest-only Period:	None	2016 NOI:	$3,112,790
Original Term:	120 months	2017 NOI:	$3,220,118
Original Amortization:	360 months	TTM NOI(3)(4):	$3,291,091
Amortization Type:	Balloon	UW Economic Occupancy:	89.3%
Call Protection:	L(25), Def(89), O(6)	UW Revenues:	$6,104,851
Lockbox(1):	Hard	UW Expenses:	$2,515,592
Additional Debt:	No	UW NOI(4):	$3,589,258
Additional Debt Balance:	N/A	UW NCF:	$3,227,598
Additional Debt Type:	N/A	Appraised Value / Per SF:	$47,000,000 / $149
Additional Future Debt Permitted:	No	Appraisal Date:	12/12/2017

Escrows and Reserves(5)	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$60,954	$60,954	N/A	Maturity Date Loan / SF:	$77
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.1%
Replacement Reserves:	$0	$3,936	N/A	Maturity Date LTV:	51.5%
TI/LC:	$9,838	$26,241	$1,259,584	UW NOI DSCR:	1.94x
Free Rent:	$27,481	$0	N/A	UW NCF DSCR:	1.74x
Dick’s Sporting Goods Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	12.1%
				UW NCF Debt Yield:	10.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,700,000	100.0%	Payoff Existing Debt(6)	$29,271,560	98.5%
Sponsor Equity	6,122	0.0	Closing Costs	336,289	1.1
			Upfront Reserves	98,273	0.3
Total Sources	$29,706,122	100.0%	Total Uses	$29,706,122	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Occupancy includes Big Frog Custom T Shirts (0.7% of NRA) which has executed a lease, but is not expected to be open for business until March 28, 2018.

(3)	Represents trailing twelve months ending January 31, 2018.

(4)	The increase from TTM NOI to UW NOI is primarily attributable to eight tenants signing new leases in 2017, including Petco for 13,800 SF.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Payoff Existing Debt represents a loan previously securitized in the BACM 2007-5 Trust. The previous financing for the Green Oak Village property resulted in a loss to the related trust in connection with a previous loan modification. See “Description of the Mortgage Pool—Modified and Refinanced Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Mortgage Loan No. 10 — Green Oak Village Place

The Loan. The Green Oak Village Place loan, is a $29.7 million first mortgage loan secured by the fee interest in a 314,896 SF anchored retail center located in Brighton, Michigan. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Green Oak Owner 1 LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Green Oak Village Place loan.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are REDICO Properties LLC, Daniel L. Stern and Christopher G. Brochert. REDICO Properties LLC is a Michigan based real estate development and investment company with real estate interests in over 20 commercial real estate developments in Michigan and Florida. Daniel L. Stern and Christopher G. Brochert are partners of the Lormax Stern Development Company. Since 1992, Lormax Stern Development Company has developed over 20 million SF of shopping center space and maintains shopping centers in Michigan and throughout the United States. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 314,896 SF anchored retail center, located on approximately 67.5 acres in Brighton, Michigan, along the US-23 corridor. Constructed in 2007, the property is anchored by Dick’s Sporting Goods, Barnes & Noble, TJ Maxx and DSW, Inc., and is Phase I of a larger overall development, which contains a total of 477,932 SF. In addition to the Phase I parcel, the larger development (non-collateral) includes the Phase II parcel, which is anchored by JCPenney, and an outparcel containing approximately 12 tenants. According to the sponsor, Green Oak Village Place was honored three years in a row with the “People Choice Award” for shopping in Livingston County, Michigan. There are 2,466 surface parking spaces at the overall development per the survey, resulting in a parking ratio of 7.80 spaces per 1,000 SF of net rentable area.

As of January 1, 2018, the property was approximately 90.8% leased by 41 tenants. The property’s tenancy caters to high-price and mid-price point customers with mainly national tenants, including Dick’s Sporting Goods, Barnes & Noble, TJ Maxx, DSW, Inc. and Petco. The largest tenant at the property, Dick’s Sporting Goods, leases 50,000 SF (15.9% of the net rentable area) through January 2022. Dick’s Sporting Goods offers a broad selection of brand name sporting goods equipment, apparel and footwear, operating in approximately 800 stores across 45 states. The second largest tenant at the property, Barnes & Noble, leases 26,950 SF (8.6% of the net rentable area) through February 2022. Barnes & Noble is the largest bookstore chain in the United States, operating in all 50 states in approximately 640 stores. The third largest tenant at the property, TJ Maxx, leases 22,200 SF (7.0% of the net rentable area) through September 2026. TJ Maxx is a subsidiary of the TJX Companies, Inc., an off-price apparel and home fashion retailer, operating in approximately 3,860 stores worldwide. TJ Maxx sells brand-name family apparel, accessories, shoes and other household items at discount prices. The TJX Companies, Inc. is rated A2 / A+ by Moody’s and S&P, respectively.

The entire property is subject to a condominium regime, the members of which are the owners of the buildings in the complex. The borrower owns 16 of the 21 condominium units and controls approximately 64.5% of the voting interest in the condominium and the association. The borrower currently has control of the board of directors. The number of directors is equal to the number of units in the condominium. Each unit owner may elect one director per unit owned, and any director may be removed with or without cause by the unit owner.

The Market. The property is located in the Green Oak Township area in southwest Livingston County, about 15 miles north of the Ann Arbor central business district and 40 miles northwest of the Detroit central business district. Primary access to the property is provided by US 23, I-96 and Lee Road. US 23 is a primary north/south freeway that provides access to the city of Ann Arbor to the south and Flint, Michigan to the north. I-96 is a primary east/west freeway that provides access to Lansing to the west and Metropolitan Detroit to the east. According to the appraisal, the surrounding neighborhood has had significant retail development in the immediate area over the past decade with the Lee Road/US 23 representing one of the primary retail nodes for the overall area.

According to the appraisal, the property is in the Green Oak Township market that has a primary trade area consisting of a five-mile radius that contains approximately 51,206 people, with an average household income of $104,532 as of 2017. The appraisal concluded per SF market rents of $12.00 for anchor space, $11.00 for junior anchor space and $17.75 for in-line space. According to the appraisal, the property is located in the Livingston County submarket which reported an overall vacancy rate of 3.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Mortgage Loan No. 10 — Green Oak Village Place

Historical and Current Occupancy(1)

2015(2)(3)	2016(3)	2017(3)	Current(3)(4)
74.0%	81.1%	90.1%	90.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The lower occupancy in 2015 is primarily attributable to Old Navy vacating in October 2014 and Deb Shops vacating in 2015, in connection with Deb Shops closing all stores nationwide.

(3)	The increase in occupancy from 2015 to 2016 is attributable to three tenants signing new leases in 2016, including TJ Maxx for 22,200 SF. The increase in occupancy from 2016 to 2017 is attributable to eight tenants signing new leases in 2017, including Petco for 13,800 SF.

(4)	Based on the January 1, 2018 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Dick’s Sporting Goods	NR / NR / NR	50,000	15.9%	$12.00	14.3%	NAV	NAV	1/31/2022
Barnes & Noble	NR / NR / NR	26,950	8.6	$9.87	6.4	NAV	NAV	2/28/2022
TJ Maxx	A2 / A+ / NR	22,200	7.0	$10.73	5.7	NAV	NAV	9/30/2026
DSW, Inc.	NR / NR / NR	20,001	6.4	$13.00	6.2	$207	8.4%	1/31/2027
Petco	B2 / B- / NR	13,800	4.4	$14.00	4.6	NAV	NAV	1/31/2028
ULTA Beauty	NR / NR / NR	10,000	3.2	$24.50	5.9	NAV	NAV	10/31/2026
Dress Barn(4)	Ba3 / B+ / NR	7,350	2.3	$0.00	0.0	$89	8.0%	6/30/2020
Jameson’s Irish Pub	NR / NR / NR	6,856	2.2	$14.00	2.3	$172	7.9%	2/28/2021
Nagato	NR / NR / NR	6,830	2.2	$10.54	1.7	$74	14.2%	7/31/2022
Buffalo Wild Wings	Ba2 / NR / NR	6,400	2.0	$23.00	3.5	NAV	NAV	9/30/2026
Total:		170,387	54.1%		50.6%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through January 31, 2019 and does not include percentage rent.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on December 31, 2017 as provided by the sponsor. Dress Barn occupancy costs represents their contractual rent of 8.0% of gross sales.

(4)	Dress Barn currently pays an alternative rent in the amount of 8.0% of gross sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Mortgage Loan No. 10 — Green Oak Village Place

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	28,864	9.2%	NAP	NAP	28,864	9.2%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	28,864	9.2%	$0	0.0%
2018	2	5,028	1.6	107,495	2.6	33,892	10.8%	$107,495	2.6%
2019	4	8,302	2.6	163,255	3.9	42,194	13.4%	$270,750	6.5%
2020	8	34,496	11.0	371,648	8.9	76,690	24.4%	$642,398	15.3%
2021	3	16,069	5.1	220,477	5.3	92,759	29.5%	$862,874	20.6%
2022	12	117,347	37.3	1,702,810	40.7	210,106	66.7%	$2,565,684	61.3%
2023	0	0	0.0	0	0.0	210,106	66.7%	$2,565,684	61.3%
2024	0	0	0.0	0	0.0	210,106	66.7%	$2,565,684	61.3%
2025(2)	1	4,922	1.6	87,366	2.1	215,028	68.3%	$2,653,050	63.4%
2026	6	54,764	17.4	894,763	21.4	269,792	85.7%	$3,547,813	84.7%
2027	3	27,344	8.7	366,286	8.7	297,136	94.4%	$3,914,099	93.5%
2028 & Beyond	2	17,760	5.6	272,400	6.5	314,896	100.0%	$4,186,499	100.0%
Total	41	314,896	100.0%	$4,186,499	100.0%

(1)	Based on the January 1, 2018 underwritten rent roll. Rent includes base rent and rent increases occurring through January 31, 2019.

(2)	2025 includes Charming Charlie, LLC, which is currently in corporate bankruptcy.

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF(2)	%(3)
Rents in Place	$3,594,341	$3,612,996	$3,785,803	$3,810,387	$4,186,499	$13.29	61.6%
Vacant Income	0	0	0	0	510,561	$1.62	7.5%
Percentage Rent(4)	235,894	122,659	69,626	70,184	83,040	$0.26	1.2%
Gross Potential Rent	$3,830,235	$3,735,655	$3,855,429	$3,880,571	$4,780,100	$15.18	70.4%
Total Reimbursements	$1,512,628	$1,581,525	$1,757,101	$1,802,179	$2,013,738	$6.39	29.6%
Net Rental Income	$5,342,863	$5,317,180	$5,612,530	$5,682,750	$6,793,838	$21.57	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(734,265)	($2.33)	10.7%
Other Income	82,493	74,414	48,478	47,972	45,278	$0.14	0.7%
Effective Gross Income	$5,425,356	$5,391,594	$5,661,008	$5,730,721	$6,104,851	$19.39	89.9%
Total Expenses	$2,421,305	$2,278,804	$2,440,890	$2,439,630	$2,515,592	$7.99	41.2%
Net Operating Income	$3,004,051	$3,112,790	$3,220,118	$3,291,091	$3,589,258	$11.40	58.8%
Total TI/LC, Capex/RR	0	0	0	0	361,660	$1.15	5.9%
Net Cash Flow	$3,004,051	$3,112,790	$3,220,118	$3,291,091	$3,227,598	$10.25	52.9%

(1)	TTM represents the trailing twelve-month period ending January 31, 2018.

(2)	Rent includes Base Rent and rent increases occurring through January 31, 2019 and includes Charming Charlie, LLC, which is currently in corporate bankruptcy.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

Property Management. The property is managed by REDICO Management, Inc., an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $60,954 for real estate taxes, $27,481 for outstanding free rent for four non-top ten tenants and $9,838 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Mortgage Loan No. 10 — Green Oak Village Place

Tax & Insurance Reserves – The borrower is required to escrow monthly deposits of 1/12th estimated annual taxes (initially estimated to be approximately $60,954) and 1/12th of estimated annual insurance premiums, provided that insurance is not covered under an acceptable blanket policy.

Replacement Reserves – The borrower is required to escrow monthly deposits of approximately $3,936 for replacement reserves.

TI/LC Reserve: The borrower is required to escrow monthly deposits of approximately $26,241 for TI/LC reserves subject to a cap of approximately $1,259,584.

Dick’s Sporting Goods “DSG” Rollover Reserve: See “Lockbox / Cash Management” below.

Lockbox / Cash Management. The Green Oak Village Place loan is structured with a hard lockbox and springing cash management. The Green Oak Village Place loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination and new lease execution). All funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited in a DSG rollover reserve (if such Cash Sweep Period is caused by a DSG Lease Event, as defined below) and otherwise held as additional security for Green Oak Village Place loan. Notwithstanding the foregoing, if a Cash Sweep Period is caused solely by a JCP Trigger Event (as defined below) and the JCP Cash Sweep Condition (as defined below) has then been satisfied, excess cash will only be swept until the amount on deposit equals $5,000,000.

A “Cash Sweep Period” commences upon any of the following: (i) the occurrence of and continuance of an event of default, (ii) the DSCR falling below 1.20x for two consecutive quarters, (iii) if prior to July 31, 2021, the borrower fails to deliver the DSG Condition Satisfaction Estoppel, as defined below (a “DSG Lease Event”) and (iv) if J.C. Penney Properties, Inc. becomes subject to bankruptcy, insolvency or similar proceedings or goes dark at their space in proximity of the property or fails to be in actual, physical possession of their space (a “JCP Trigger Event”).

A Cash Sweep Period will expire upon (a) with regard to a clause (i) above, the cure (if applicable) of such default, (b) with respect to clause (ii) above, the DSCR has not been less than 1.25x for the immediately preceding two consecutive quarters, (c) with respect to clause (iii) above, lender’s receipt of a DSG Condition Satisfaction Estoppel (as defined below) and (d) with respect to clause (iv) above, the occurrence of a JCP Cure Event (as defined below).

A “DSG Condition Satisfaction Estoppel” includes evidence satisfactory to lender of (a) DSG renewing or extending its lease through January 31, 2027, (b) (1) the borrower leasing no less than 80% of the DSG space to one or more replacement tenants, (2) the applicable tenants being open and in physical occupancy of their space under such lease, (3) the DSCR ratio is not less than 1.40x, (4) such replacement lease is for a minimum term of five years and (5) all leasing obligations for the applicable tenants have been paid or reserved, or (c) (1) the borrower leasing no less than 60% of the DSG space to one or more replacement tenants, (2) the applicable tenants being open and in physical occupancy of their space under such lease, (3) the in-place actual occupancy of the property is at least 85%, (4) the DSCR is not less than 1.40x, (5) such replacement lease is for a minimum term of five years, (6) all leasing obligations for the applicable tenants have been paid or reserved and (7) the applicable replacement tenant is paying full, unabated rent which equals or exceeds 85% of the rent payable under the DSG lease.

A “JCP Cure Event” means lender’s receipt of a satisfactory executed estoppel evidencing that (a) (i) J.C. Penney Properties, Inc. (or an applicable successor) is no longer subject to bankruptcy, insolvency or other similar proceedings, (ii) J.C. Penney Properties, Inc. (or an applicable successor) is in actual physical occupancy of its space, (iii) the in-place actual occupancy of the property is at least 80%, (iv) the DSCR is not less than 1.50x and (v) no co-tenancy provisions are triggered, or (b) with respect to the J.C. Penney Properties, Inc. going dark, (i) Green Oak Phase II Owner LLC releases no less than 50% of the J.C. Penney space to one or more replacement tenants, (ii) the applicable replacement tenants are open and in actual physical occupancy, (iii) the in-place actual occupancy of the property is at least 80%, (iv) the DSCR is not less than 1.50x and (v) no co-tenancy provisions are triggered.

The “JCP Cash Sweep Conditions” means (i) the DSCR is not less than 1.70x and (ii) the in-place actual occupancy of the property is at least 90%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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135

Mortgage Loan No. 11 — Northrop Grumman Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 2 Properties
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,655,460	Property Types - Subtypes:	Office - Data Center
Credit Assessment (Moody’s/DBRS)(1):	Baa1 / AAA	Net Rentable Area (SF):	295,842
% of Pool by IPB:	2.9%	Locations:	Chester and Lebanon, VA
Loan Purpose:	Acquisition	Years Built / Renovated:	2007 / NAP
Borrowers:	11751 Meadowville Owner, LLC; 201 Technology Owner, LLC	Occupancy:	100.0%
Sponsor:	GFH Capital Limited	Occupancy Date:	12/31/2017
Interest Rate:	4.8750%	Number of Tenants:	1
Note Date:	11/6/2017	2014 NOI(2):	N/A
Maturity Date:	11/6/2024	2015 NOI:	$8,681,342
Interest-only Period:	None	2016 NOI:	$8,861,899
Original Term:	84 months	TTM NOI(3):	$8,982,788
Original Amortization:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$9,915,583
Call Protection(4):	YM2(79), O(5)	UW Expenses:	$1,231,413
Lockbox:	Hard	UW NOI:	$8,684,171
Additional Debt:	No	UW NCF:	$8,197,886
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$77,000,000 / $260
Additional Debt Type:	NAP	Appraisal Date(5):	Various
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$88,724	$44,362	N/A	Maturity Date Loan / SF:	$72
Insurance:	$10,213	$5,107	N/A	Cut-off Date LTV:	35.9%
Replacement Reserves:	$0	$6,163	N/A	Maturity Date LTV:	27.6%
TI/LC Reserves(6):	$0	$67,797	N/A	UW NOI DSCR:	3.96x
				UW NCF DSCR:	3.74x
				UW NOI Debt Yield:	31.4%
				UW NCF Debt Yield	29.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	37.6%	Purchase Price	$73,500,000	98.7%
Borrower Equity	46,503,702	62.4	Closing Costs	904,764	1.2
			Upfront Reserves	98,938	0.1

Total Sources	$74,503,702	100.0%	Total Uses	$74,503,702	100.0%

(1)	Moody’s and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(2)	The Northrop Grumman Portfolio properties were acquired in 2017. 2014 historical information was not available.

(3)	Represents the trailing twelve month period ending August 31, 2017.

(4)	The Commonwealth of Virginia has the right to purchase the Chester property on June 30, 2019 at fair market value, with 9-month’s prior notice. Additionally, the borrower may release an individual property by prepayment equal to 115% of the applicable allocated loan amount provided that after giving effect to such release both of the following two provisions are satisfied: (i) the debt yield is at least the greater of (i) 29.7% and (ii) the aggregate debt yield immediately prior to such release; and (ii) the property that is not released must have a lease term that expires at least 5 years after loan maturity.

(5)	Appraisal Dates for the Chester and Lebanon properties are September 14, 2017 and September 20, 2017, respectively.

(6)	The TI/LC Reserve balance is projected to be approximately $4.0 million by November, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 11 — Northrop Grumman Portfolio

The Loan. The Northrop Grumman Portfolio loan is a $28.0 million first mortgage loan secured by the borrowers’ fee interest in two single-tenant, office and Tier III data center properties totaling 295,842 SF located in Chester and Lebanon, Virginia. The loan has a seven-year term and will amortize on a 20-year schedule.

The Borrowers. The borrowing entities for the loan are 11751 Meadowville Owner, LLC and 201 Technology Owner, LLC, each a Delaware limited liability company and special purpose entity. The Northrop Grumman Portfolio properties will be owned in fee by the borrowers. For Sharia compliance, the properties will be leased by the borrowers pursuant to a master lease, to 11751 Meadowville Lessee, LLC and to 201 Technology Lessee, LLC. Both lessees (collectively, the “Master Lessee”) are indirectly owned by the sponsor who will operate the properties. The lease payments on the Master Lease will equal the payment obligations under the loan. The Master Lease will be subordinate to the lender’s mortgage on the fee interest, and the Master Lease would be eliminated upon foreclosure.

The Sponsor. The loan’s sponsor is GFH Capital Limited. The sponsor is a venture capital and private equity arm of GFH Financial Group BSC which specializes in Sharia-compliant private equity investing and fund management. As of year-end 2016, GFH has approximately $6.2 billion of assets under management and recorded a net profit of $233.0 million.

The Properties. The properties include two single-tenant, office and Tier III data center properties totaling 295,842 SF located in Chester and Lebanon Virginia. The properties were constructed in 2007 build-to-suit for Northrop Grumman Corporation (together with Northrop Grumman Information Technology, Inc., “Northrop”) by Corporate Office Properties Trust (“COPT”) (rated BBB-/Baa3/BBB- by S&P, Moody’s and Fitch respectively) pursuant to a 13 year, $2.4 billion contract between Northrop and the Virginia Information Technologies Agency (“VITA”) through June 2019 to transform the Commonwealth of Virginia’s IT infrastructure.

The Chester and Lebanon properties are both 100% triple-net leased to Northrop Grumman Information Technology, Inc., a wholly owned subsidiary of Northrop through June 2022 and October 2022, respectively. Northrop is rated BBB+/Baa2/BBB by S&P, Moody’s and Fitch respectively. Northrop was the fifth largest global Defense Department contractor in 2016 based on total contacts, ranked #118 in the 2016 Fortune 500, and has operations in over 25 countries. Northrop is involved in the development and production of military, civil and commercial aviation, aerospace, security, armament, electronics and information systems. The properties are managed by Corporate Office Management, Inc., a subsidiary of COPT. COPT is a fully-integrated and self-managed real estate investment trust that owns, manages, leases, develops and acquires office and data center properties.

Chester: The Chester property is located on 28.1 acres within the 1,300-acre Meadowville Technology Park in Chester, Virginia approximately 20 miles southwest of Richmond, Virginia off of I-295. The asset contains 193,000 SF and consists of (i) a two-story traditional office building with approximately 127,795 SF, (ii) a one-story building housing an operations center, a securitized command center, training and meeting facilities and a fitness center and (iii) a Tier III state of the art data center with 49,500 SF. The property was designed to produce a critical IT power load of 11.5 MW. Amenities include a 4,300 SF multi-purpose room, a 2,700 SF cafeteria, a 1,300 SF exercise room, 576 parking spaces, and an outdoor patio. VITA occupies the first floor of the office building for their HQ and agency staff. Northrop occupies a portion of the first floor and the second floor for staff supporting a number of operations.

Lebanon: The Lebanon property is located on 13.3 acres within the 113.0-acre Russell Regional Business Technology Park in Lebanon, Virginia, approximately 54 miles northwest of from the Tri-Cities Regional Airport in Tennessee and 150 miles west of Roanoke, Virginia. The property consists of a one story 71,175 SF office and 19,525 SF data building totaling 102,842 SF. The property was designed to produce a critical IT power load of 4.5 MW. The Lebanon property is listed as one of three corporate locations for Northrop Grumman in its 2017 10-K along with the Falls Church, Virginia and Irving, Texas headquarters.

Northrop support service staff (including personnel from HR, IT and accounting) as well as systems and network support staff for VITA work in the office areas. The majority of the data center is occupied by Northrop with a portion utilized by VITA. Amenities include a 1,000 SF computer training center, a 3,000 SF cafeteria, a 500 SF recreation room, 312 parking spaces and an outdoor patio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 11 — Northrop Grumman Portfolio

Portfolio Summary

#	Property	Net Rentable Area (SF)	Year Built	Property Type	UW NOI(1)	% of UW NOI(1)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value
1	Chester	193,000	2007	Office	$5,359,218	61.7%	$19,358,822	70.0%	$48,000,000
2	Lebanon	102,842	2007	Office	3,324,953	38.3	8,296,638	30.0	29,000,000
Total:		295,842			$8,684,171	100.0%	$27,655,460	100.0%	$77,000,000
(1)	Based on the underwritten rent roll.

The Market. The Chester property is located within the Meadowville Technology Park, at 11751 Meadowville Lane in Chester, Virginia, situated 25 minutes from downtown Richmond, and 15 minutes from Richmond International Airport. The Meadowville Technology Park is bounded by the James River to the North, I-295 to the West, and Enon Church Road to the East. The Meadowville Technology Park is owned by the Economic Development Authority of Chesterfield County and contains approximately 1,300 acres planned for office, data center, research and development centers, and campus-style centers. The park includes Amazon’s one million SF fulfillment center, Capital One’s 242,000 SF data center, and Honeywell’s 582-acre manufacturing facility. Virginia BioTechnology Research Park, named as “Best of R&D in Virginia” by a third party market data provider, is approximately 16.8 miles from the property. The Research Park is home to nearly 70 private and non-profit companies, state and federal laboratories, and research institutes/administrative functions of Virginia Commonwealth University and VCU Health, employing approximately 2,400 researchers, scientists, engineers and support personnel. In October 2017, Facebook announced plans to build its 11th major data center. The data center will be approximately 13.8 miles from the Chester property.

The Lebanon property is located within the Russell County Regional Business/Technology Park, at 201 Technology Park Drive in Lebanon, Virginia. Situated in the southwestern corner of Virginia, the park is 53.3 miles from the Tri-Cities Regional Airport. Primary access to the area is provided by U.S. Routes 19 and 58, which provide easy access to Interstates 81 and 77. The subject’s Russell County Regional Business/Technology Park is a designated Technology Zone, which makes qualified tenants eligible for waivers, exemptions and grants. The Southwest Virginia Technology Development Center, a primary venue for local workforce development and training, is also located adjacent to the park.

The Tenant. Northrop is the fifth largest global Defense Department contractor in 2016 based on total contracts for 2015, ranked #118 in the 2016 Fortune 500, and rated BBB+/Baa2/BBB by S&P, Moody’s and Fitch respectively. Northrop has operations in over 25 countries and is involved in the development and production of military, civil and commercial aviation, aerospace, security, armament, electronics and information systems. For 2017, Northrop reported net sales of $25.8 billion, cash and equivalents of $11.2 billion, total assets of $34.9 billion, total equity of $7.0 billion, and has an approximate market cap of $60.5 billion as of March 2018. The U.S. Government is Northrop’s largest customer and accounted for 84.6% of 2017 sales. On September 18, 2017 Northrop announced it will acquire Orbital ATK for $7.8 billion, a maker of components for missiles and satellites. The purchase is intended to expand Northrop’s presence in the market for missiles and rockets, as many countries are increasing their military budgets. As described above, Northrop utilizes portions of each property for their own business operations as well as in support of the current VITA contract that is not expected to be renewed. The Commonwealth of Virginia has the right to purchase the Chester property summarized in footnote (4) above.

The Leases. The Chester and Lebanon properties are both 100% triple-net leased to Northrop Grumman Information Technology, Inc., a wholly owned subsidiary of Northrop through June 2022 and October 2022, respectively. The Chester property tenant has 3, 5-year renewal options with a 12 month notice period. The Lebanon property tenant has 3, 5-year renewal options with a 12 month notice period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 11 — Northrop Grumman Portfolio

Tenant Summary

Property	Tenant	Net Rentable Area (SF)	% of GLA	UW Base Rent PSF	UW Base Rent(1)	% of UW Base Rent	Lease Expiration Date(2)
Chester	Northrop Grumman Information Technology, Inc.	193,000	65.2%	$29.53	$5,699,290	61.6%	6/30/2022
Lebanon	Northrop Grumman Information Technology, Inc.	102,842	34.8	$34.58	3,556,348	38.4	10/31/2022
Total/Wtd. Avg.:		295,842	100.0%	$31.29	9,255,638	100.0%
(1)	Based on the underwritten rent roll.

(2)	The Commonwealth of Virginia has the option to purchase the property on June 30, 2019 at fair market value, with 9-month’s prior notice.

Historical and Current Occupancy(1)

2014(2)	2015	2016	2017	Current(3)
N/A	100.0%	100.0%	100.0%	100.0%
(1)	Occupancies are as of December 31 of each respective year.

(2)	The Northrop Grumman Portfolio properties were acquired in 2017. 2014 historical information was not available.

(3)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2014(1)	2015	2016	TTM(2)	Underwritten(3)	PSF	%(4)
Rents in Place	N/A	$8,699,749	$8,905,740	$9,045,736	$9,255,638	$31.29	88.7%
Vacant Income	N/A	0	0	0	0	$0.00	0.0%
Gross Potential Rent	N/A	$8,699,749	$8,905,740	$9,045,736	$9,255,638	$31.29	88.7%
Total Reimbursements	N/A	1,197,140	1,153,493	1,092,116	1,181,818	$3.99	11.3%
Net Rental Income	N/A	$9,896,889	$10,059,233	$10,137,852	$10,437,456	$35.28	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	(521,873)	($1.76)	(5.0%)
Other Income	N/A	0	0	0	0	$0.00	0.0%
Effective Gross Income	N/A	$9,896,889	$10,059,233	$10,137,852	$9,915,583	$33.52	100.0%
Total Expenses	N/A	$1,215,547	$1,197,334	$1,155,064	$1,231,413	$4.16	12.4%
Net Operating Income	N/A	$8,681,342	$8,861,899	$8,982,788	$8,684,171	$29.35	87.6%
Total TI/LC, Capex/RR	N/A	0	0	0	486,284	$1.64	4.9%
Net Cash Flow	N/A	$8,681,342	$8,861,899	$8,982,788	$8,197,886	$27.71	82.7%
(1)	The Northrop Grumman Portfolio properties were acquired in 2017. 2014 historical information was not available.

(2)	Represents the trailing twelve months ending August 31, 2017.

(3)	Underwritten Gross Potential Rent includes rent steps through July 1, 2018.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.

Cash Sweep. A “Cash Sweep Event” means the occurrence of (i) a debt yield less than 13.0%, (ii) the period 24 months prior to the earliest expiration of a Northrop Grumman lease and ending at such time the master lessee leases 85% of the Northrop Grumman space resulting in a debt yield greater than or equal to 13.0% (iii) an event of default or (iv) any bankruptcy action of the borrower, master lessee or the manager.

For so long as a Cash Sweep Event has occurred and not been cured, all excess cash flow must be deposited into a reserve account as additional collateral and not released to the borrower (except for certain amounts released to the borrower to pay expenses). Upon such Cash Sweep Event being cured, provided no event of default or other Cash Sweep Event is then continuing, all such excess cash flow will be remitted to the lockbox account to be disbursed in accordance with the loan agreement; provided, however, that an amount equal to the cost of certain unfunded obligations (including, without limitation, tenant improvements, leasing commissions and free rent/rent abatement obligations) under certain replacement leases entered into by the borrower will be deposited into a reserve account for unfunded obligations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Mortgage Loan No. 12 — Lehigh Valley Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,500,000	Title(6):	Fee
Cut-off Date Principal Balance(1):	$27,305,651	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	2.9%	Net Rentable Area (SF)(6):	545,233
Credit Assessment (DBRS)(2):	BBB(low)	Location:	Whitehall, PA
Loan Purpose:	Refinance	Year Built / Renovated:	1976 / 2006
Borrower:	Lehigh Valley Mall, LLC	Occupancy(7):	83.9%
Sponsor:	Simon Property Group, L.P.	Occupancy Date:	10/12/2017
Interest Rate:	4.0560%	Number of Tenants:	127
Note Date:	10/13/2017	2014 NOI:	$26,485,779
Maturity Date:	11/1/2027	2015 NOI:	$26,642,237
Interest-only Period:	None	2016 NOI:	$27,494,559
Original Term:	120 months	TTM NOI(8)(9):	$26,376,248
Original Amortization:	360 months	UW Economic Occupancy:	92.3%
Amortization Type:	Balloon	UW Revenues:	$33,855,086
Call Protection(3):	L(29), Def(84), O(7)	UW Expenses:	$8,922,902
Lockbox(4):	Hard	UW NOI(9):	$24,932,184
Additional Debt(1):	Yes	UW NCF:	$23,926,828
Additional Debt Balance(1):	$171,280,902	Appraised Value / Per SF(6):	$445,000,000 / $816
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/4/2017
Additional Future Debt Permitted(5):	Yes

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(6):	$364
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(6):	$292
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.6%
Replacement Reserves:	$0	Springing	$327,140	Maturity Date LTV:	35.8%
TI/LC:	$0	$81,785	$2,994,258	UW NOI DSCR:	2.16x
Outstanding TI/LC Reserve:	$443,000	$0	N/A	UW NCF DSCR:	2.07x
Tenant Rent Holdback:	$208,533	$0	N/A	UW NOI Debt Yield:	12.6%
				UW NCF Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	100.0%	Payoff Existing Debt	$127,854,213	63.9%
			Return of Equity	70,181,202	35.1
			Closing Costs	1,313,052	0.7
			Upfront Reserves	651,533	0.3
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The Lehigh Valley Mall Whole Loan was co-originated by Column, JPMorgan Chase Bank, National Association and Cantor Commercial Real Estate Lending, L.P. The Lehigh Valley Mall loan is a part of a larger split whole loan evidenced by six pari passu notes with an aggregate Cut-off Date Balance of approximately $198.6 million (collectively, the “Lehigh Valley Mall Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-off Date balance of The Lehigh Valley Mall Whole Loan.

(2)	DBRS confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 12 — Lehigh Valley Mall

(3)	The lockout period will be at least 29 payments beginning with and including the first payment date of December 1, 2017. Defeasance of the Lehigh Valley Mall Whole Loan is permitted at any time after the earlier to occur of (i) December 1, 2020 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized. The borrower may obtain the release of the Macy’s release parcel from the lien of the Lehigh Valley Mall Whole Loan and concurrently transfer the Macy’s release parcel in connection with the exercise by Macy’s of a purchase option in its lease, subject to satisfaction of certain conditions set forth in the loan documents including the partial prepayment or defeasance of the Lehigh Valley Mall Whole Loan in an amount equal to 100% of the gross cash proceeds of the sale (or the deposit of such amount in a reserve account). Please see “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

(4)	In-place cash management will take effect upon, (i) event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of manager if manager is an affiliate of borrower and provided manager is not replaced within 60 days with a qualified manager; (iv) DSCR below 1.50x for 2 consecutive calendar quarters; (v) two or more anchor tenants (Boscov’s, JCPenney and Macy’s) closing, ceasing operation, going dark, vacating or abandoning the space operated under their respective leases or reciprocal easement agreement, as applicable; or (vi) less than 70% of the gross leasable square footage of in-line space at the Lehigh Valley Mall property being leased.

(5)	The borrower is permitted to enter into a Property Assessed Clean Energy (PACE) loan for an amount not to exceed $5,000,000, subject to (a) the lender’s approval and (b) delivery of a rating agency confirmation.

(6)	The borrower ground leases the property from an affiliate, which has mortgaged the fee interest in the property to the lender. SF excludes non-owned and ground leased tenants.

(7)	As of October 12, 2017, the property was 92.1% physically occupied. Most recent occupancy of 83.9% reflects the underwritten occupancy, which excludes Babies R Us, Teavana, Bath and Body Works (Suite #1053B) and Gymboree, each of which has been underwritten as vacant for various reasons. Additionally, the October 12, 2017 occupancy included Bob’s Discount Furniture, who had executed a lease and was expected to take occupancy in April 2018. As of February 22, 2018, the property was 92.5% physically occupied, which includes Bob’s Discount Furniture who opened for business in February 2018.

(8)	Represents the trailing twelve-month period ending August 31, 2017.

(9)	The decrease in UW NOI from TTM is driven by the following spaces being underwritten as vacant: Babies R Us (37,968 SF), Teavana (1,034 SF) and Freeman Jewelers (2,340 SF). Babies R Us parent company, Toys R Us, filed for Chapter 11 bankruptcy in September 2017 and recently announced its intention to close or sell all Toys “R” Us and Babies “R” Us stores nationwide, Teavana’s parent company, Starbucks, announced the closure of all Teavana stores nationwide and Freeman Jewelers is vacating the property.

The Loan. The Lehigh Valley Mall loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower affiliate’s fee and the borrower’s leasehold interest in an approximately 1.2 million SF super regional mall located in Whitehall, Pennsylvania. The loan has a 10-year term and will amortize on a 30-year schedule.

The Lehigh Valley Mall loan is a part of a whole loan (the “Lehigh Valley Mall Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1-A, A-1-B, A-1-C, A-2-A, A-2-B and A-2-C). The non-controlling Note A-2-B is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. The controlling Note A-1-A was contributed to Benchmark 2018-B1. The Lehigh Valley Mall Whole Loan is being serviced pursuant to the Benchmark 2018-B1 pooling and servicing agreement. As the holder of Note A-1-A (the “Controlling Noteholder”), the trustee of the Benchmark 2018-B1 Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the Benchmark 2018-B1 pooling and servicing agreement, the Benchmark 2018-B1 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Lehigh Valley Mall Whole Loan. Note A-1-C and Note A-2-C are expected to be contributed to one or more future securitizations.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$42,000,000	$41,703,176	Benchmark 2018-B1	Y	Y
Note A-1-B	50,000,000	49,646,638	CSAIL 2017-CX10	N	N
Note A-1-C	25,000,000	24,823,319	Deutsche Bank AG, New York Branch	N	N
Note A-2-A	35,500,000	35,249,113	Benchmark 2018-B2	N	N
Note A-2-B	27,500,000	27,305,651	CSAIL 2018-CX11	N	N
Note A-2-C	20,000,000	19,858,655	Deutsche Bank AG, New York Branch	N	N
Total	$200,000,000	$198,586,553

The Borrower. The borrower, Lehigh Valley Mall, LLC, is a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Mortgage Loan No. 12 — Lehigh Valley Mall

The Sponsors. The nonrecourse carve-out guarantor is Simon Property Group, L.P. and the sponsors of the borrower are Simon Property Group, L.P. and Pennsylvania Real Estate Investment Trust. Simon Property Group, L.P. is an affiliate of Simon Property Group Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate owner in the world. SPG currently owns or has an interest in 227 retail properties in North America, Europe and Asia comprising approximately 189.7 million SF.

Pennsylvania Real Estate Investment Trust (“PREIT”) is a publicly traded REIT (NYSE: PEI) that is focused on the ownership and management of shopping malls. PREIT is currently headquartered in Philadelphia, Pennsylvania and owns and operates over 22.5 million SF of retail space in the United States, with a concentration in the Mid-Atlantic region. The liability of the nonrecourse carve-out guarantor under the guaranty is capped at $40.0 million in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the enforcement of or the preservation of the lender’s rights under the guaranty.

SPG acquired its interest in the Lehigh Valley Mall property in 2003 through its acquisition of The Kravco Company, which at the time owned the property in a 50/50 joint venture with PREIT. In 2006, approximately $41.0 million was invested to develop a lifestyle component to the property. Additionally, approximately $3.5 million has been invested since 2006 to renovate and add enhancements to the vertical transportation, restrooms and skylight ceilings.

The Property. The property is a super regional mall located in Whitehall, Pennsylvania consisting of a traditional two-story enclosed mall and outparcel strip center, as well as a more recently constructed, one-story lifestyle center component. The original improvements were constructed in 1976, while the lifestyle center addition was developed in 2006 by the sponsors at a cost of approximately $41.0 million. The property totals approximately 1.2 million SF, of which 545,233 SF serves as collateral for the Lehigh Valley Mall Whole Loan, and is situated on an approximately 123.8 acre site. The property serves as a shopping, dining and entertainment destination within the greater Allentown and Bethlehem areas and benefits from a unique mix of national and international retailers and restaurants. The addition of the lifestyle center component in 2006 allowed the property to attract higher end retail tenants such as Apple and ultimately cater to more affluent customers, which further expanded the trade area of the mall. Additionally, the property’s Apple Store is the only Apple Store location within 50 miles. Since 2007, net operating income at the property has increased approximately 63.8% from approximately $16.8 million in 2007, the first full year of operation of the lifestyle center component, to approximately $27.5 million in 2016. The property provides 5,934 parking spaces, resulting in a parking ratio of approximately 5.1 spaces per 1,000 SF of total mall area.

The Lehigh Valley Mall property benefits from three nationally recognized anchor tenants, Macy’s, JCPenney and Boscov’s. Macy’s (212,000 SF; $37.3 million in 2016 sales) owns its own improvements but not the underlying land. Macy’s ground lease expires in July 2022 and contains three remaining five-year renewal options. Additionally, the Macy’s at the property is the only Macy’s within an approximately 30 mile radius, with the next closest location at Montgomery Mall in North Wales, Pennsylvania. JCPenney (187,659 SF, $17.3 million in 2016 sales) and Boscov’s (164,649 SF, $25.5 million in 2016 sales) own their respective improvements and underlying land and do not serve as collateral for the Lehigh Valley Mall Whole Loan. Macy’s and JCPenney outperform their national average, as measured by a third party market research provider, in gross sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Mortgage Loan No. 12 — Lehigh Valley Mall

As of October 12, 2017, the property was 92.1% physically occupied by a mix of 127 national and international retailers. Physical occupancy was underwritten to 83.9%, driven by the recent bankruptcy of Toys R Us in September 2017, the parent company of Babies R Us (37,968 SF), and the announcement by Starbucks, the parent company of Teavana (1,034 SF), to close all Teavana stores nationwide. Additionally, Bath & Body Works (Suite #1053B) (3,267 SF), Gymboree (2,349 SF) and Freeman Jewelers (2,340 SF) have been underwritten as vacant as each tenant has vacated or is expected to vacate its respective space. The sponsors have experienced significant leasing momentum since 2016, as evidenced by 26 successfully executed new leases and 13 lease renewals totaling 183,638 SF and approximately $6.3 million in underwritten base rent (approximately $34.10 PSF). Most notably, Bob’s Discount Furniture executed a new 10-year lease for 30,204 SF, and took occupancy in February 2018. Additionally, major tenants at the mall include Barnes & Noble, Modell’s Sporting Goods, Pottery Barn, New York & Company, The Gap/Gap Kids and Guitar Center, which together total 88,151 SF. The lifestyle center, which totals 84,640 SF, is near the main entrance of the mall and includes Apple, Sephora, lululemon, J. Crew, Coach and Williams-Sonoma. Additionally, the property features a range of nationally recognized restaurants and food court tenants, including Bonefish Grill, Ruby Tuesday, Chick-fil-A, Chipotle Mexican Grill and ColdStone Creamery. Additional restaurant options include Chuck E. Cheese’s, Golden Corral and Red Lobster, each of which owns its respective improvements but not the underlying land, which is ground leased from the borrower on outparcels. The August 2017 trailing twelve-month collateral tenant sales totaled to approximately $208.5 million, resulting in a weighted average sales PSF and occupancy cost for the property of $456 and 13.4%, respectively. Comparable tenant sales for that same period were $461 and 13.3%, respectively.

Historical and Current Occupancy(1)(2)

2014	2015	2016	Current(3)
97.4%	95.3%	96.1%	83.9%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Includes collateral tenants only and excludes temporary tenants.

(3)	As of October 12, 2017, the property was 92.1% physically occupied. Most recent occupancy of 83.9% reflects the underwritten occupancy, which excludes Babies R Us (37,968 SF), Teavana (1,034 SF), Bath and Body Works (Suite #1053B) (3,267 SF) and Gymboree (2,349 SF), each of which has been underwritten as vacant for various reasons. Additionally, the October 12, 2017 occupancy included Bob’s Discount Furniture, who had executed a lease and was expected to take occupancy in April 2018. As of February 22, 2018, the property was 92.5% physically occupied, which includes Bob’s Discount Furniture who opened for business in February 2018.

Comparable In-line Sales and Occupancy Costs(1)

	2014(2)	2015(2)	2016(2)	TTM(3)
Major Tenants (>10,000 SF)
Major Tenant Sales PSF(2)	$228	$224	$207	$179
Major Tenant Occupancy Cost(2)	9.7%	10.2%	12.4%	16.4%
In-Line Tenants (Including Apple) (<10,000 SF)
In-Line Tenant Sales PSF	$541	$567	$571	$564
In-Line Tenant Occupancy Cost	13.1%	13.0%	13.0%	13.0%
In-Line Tenants (Excluding Apple) (<10,000 SF)
In-Line Tenant Sales PSF	$450	$477	$469	$457
In-Line Tenant Occupancy Cost	12.3%	15.5%	15.9%	16.1%
Apple Sales PSF	$6,916	$6,776	$7,608	$8,021
Apple Occupancy Cost	0.7%	0.7%	0.6%	0.6%
Total/Wtd. Avg. Mall Sales PSF	$447	$463	$455	$461
Total/Wtd. Avg. Mall Occupancy Cost	12.5%	12.6%	12.9%	13.3%

(1)	Sales figures were provided by the borrower and are inclusive of collateral tenants only. The above table reflects only comparable tenant sales.

(2)	2014, 2015 and 2016 Major Tenant Sales PSF and Occupancy Cost are inclusive of hhgregg Inc. (“hhgregg”). hhgregg filed for chapter 11 bankruptcy protection in March 2017 and permanently closed all stores in April 2017. As of 2016, hhgregg reported total sales of approximately $8.5 million ($285 PSF) and an occupancy cost of approximately 4.6%.

(3)	Represents the trailing twelve-month period ending August 31, 2017. TTM includes Babies R Us, which is currently in occupancy and paying rent, but whose parent company, Toys R Us, filed for chapter 11 bankruptcy protection in September 2017 and recently announced its intention to close or sell all Toys “R” Us and Babies “R” Us stores nationwide. As of the August 31, 2017 trailing twelve-month period, Babies R Us reported total sales of approximately $5.9 million ($157 PSF), however has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Mortgage Loan No. 12 — Lehigh Valley Mall

The Market. The property is located in Whitehall Township, Lehigh County, Pennsylvania, located approximately one hour north of Philadelphia and an hour and a half from New York City. The property is also located less than one mile north of Allentown, the fourth largest city in Pennsylvania and the third largest urbanized area in the state, only behind Philadelphia and Pittsburgh. Additionally, the Allentown central business district is located approximately two miles south of the property. According to the Whitehall Township website, Whitehall Township is home to approximately 27,500 residents and the largest employers in the area include Walmart, Amazon.com, St. Luke’s Hospital and Lehigh Valley Physician Group. Additionally, the Allentown area is expected to benefit from a $335 million warehouse and logistics hub that FedEx Ground is constructing. The facility is expected to open in 2018 and will employ approximately 680 people, which upon completion is expected to be the company’s largest facility in the United States.

Regional access to Whitehall Township is provided primarily by the Pennsylvania Turnpike (Interstate 476), which provides direct access to Philadelphia and US Route 22 which runs east/west servicing all of Lehigh Valley and providing direct access to the property. The property is also located approximately 3.0 miles east of the Lehigh Valley International Airport, which offers several major carriers, daily nonstop flights to all major east coast and Midwest destinations and international service to Canada.

The primary trade area of the property is an approximately 15-mile radius and the total trade area is an approximately 20-mile radius. Within a 10-, 15- and 20-mile radius of the Lehigh Valley Mall property, the estimated 2016 population was 471,802, 662,455 and 838,734, respectively, with an estimated 2016 average household income of $77,062, $78,437 and $78,984, respectively.

Competitive Set Summary(1)

Property	Property Type	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Lehigh Valley Mall	Super Regional Mall	1976 / 2006	545,233(2)	83.9%(2)	NAP	Macy’s, JCPenney, Boscov’s, Bob’s Discount Furniture, Modell’s Sporting Goods
Palmer Park Mall	Regional Center	1972 / 1998	461,154	96.0%	12.0	Boscov’s, The Bon-Ton
Phillipsburg Mall	Regional Center	1989 / 2003	588,122	88.0%	17.0	The Bon-Ton, Kohl’s, Sears, Black Rose Antiques
Berkshire Mall	Super Regional Mall	1972 / NAP	791,601	90.0%	32.0	The Bon-Ton, Boscov’s, Sears
Fairgrounds Square Mall	Regional Center	1980 / 1996	748,385	59.0%	29.0	Boscov’s Burlington Coat Factory, Limerick Furniture
Montgomery Mall	Super Regional Mall	1976 / 1996	1,102,755	90.0%	40.0	JCPenney, Macy’s, Sears, Dick’s Sporting Goods, Wegman’s
South Mall	Regional Center	1971 / 1992	405,272	91.0%	6.0	The Bon-Ton, Stein Mart, Ross Dress for Less, Petco, Staples

(1)	Source: Appraisal.

(2)	Based on the October 12, 2017 underwritten rent roll and excludes non-owned and ground leased tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Mortgage Loan No. 12 — Lehigh Valley Mall

Top Tenant Summary(1)(2)

Tenant	Ratings Moody’s/ S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA(4)	Base Rent PSF	% of Total Base Rent	Total Sales (000s)(5)	Sales PSF(5)	Occupancy Cost %(5)	Lease Expiration Date
Anchor Tenants(6)
Macy’s (Ground Leased)	Baa3 / BBB-/ BBB	212,000	19.1%	(7)	NAP	$37,299	$176	NAP	7/28/2022
JCPenney (Non-Collateral)	B1 / B+ / B+	187,659	16.9	NAP	NAP	$17,300	$92	NAP	NAP
Boscov’s (Non-Collateral)	NR / NR / NR	164,649	14.8	NAP	NAP	$25,493	$155	NAP	NAP
Sub-Total/Wtd. Avg.		564,308	50.9%
Major Tenants > 10,000 SF
Bob’s Discount Furniture	NR / NR / NR	30,204	5.5	$12.00	1.8%	NAV	NAP	NAP	3/31/2028
Barnes & Noble	NR / NR / NR	29,874	5.5	$20.08	3.0	$5,060	$169	10.9%	1/31/2023
Modell’s Sporting Goods	NR / NR / NR	13,882	2.5	$28.15	1.9	$2,530	$182	28.8%	1/31/2022
Pottery Barn	NR / NR / NR	13,011	2.4	$19.06	1.2	$3,747	$288	6.7%	1/31/2020
New York & Company	NR / NR / NR	11,306	2.1	$25.72	1.4	$1,339	$118	50.0%(8)	3/31/2018
The Gap/Gap Kids	Baa2 / BB+ / BB+	10,078	1.8	$34.39	1.7	$2,216	$220	28.9%	7/31/2024
Guitar Center	Caa2 / NR / NR	10,000	1.8	$19.80	1.0	NAV	NAP	NAP	10/31/2021
Sub-Total/Wtd. Avg.		118,355	21.7%	$20.59	12.1%
In-Line Tenants < 10,000 SF		339,352	62.2%		87.9%
Total/Wtd. Avg.		457,707	83.9%		100.0%
Vacant		87,526	16.1
Total/Wtd. Avg.(9):		545,233	100.0%

(1)	Based on the underwritten rent roll dated October 12, 2017.

(2)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	% of Total NRA for Non-Collateral and ground leased Anchor Tenants is based on the total Lehigh Valley Mall SF of 1,109,541, with the remaining tenants based on the collateral SF of 545,233.

(5)	With respect to the Anchor Tenants, Total Sales and Sales PSF are based on the loan sponsor’s 2016 estimate. With respect to all other tenants, Total Sales, Sales PSF and Occupancy Cost % were provided by the borrower and represent the projected 2017 annual sales as of August 2017.

(6)	Non-Collateral Anchor Tenants, JCPenney and Boscov’s, have no attributable base rent but are liable for their proportionate share of reimbursements, equal to an annual total of $613,133 as of October 12, 2017. Additionally, Macy’s owns it’s improvements but not the underlying land, which is ground leased from the borrower and is subject to an annual ground rent payment equal to $73,750.

(7)	Macy’s pays ground rent of $73,750 annually along with a portion of CAM charges. Macy’s has three remaining five year extension options.

(8)	The New York & Company lease was recently amended, reducing the annual payment obligations (including a base rent reduction) to $25.72 PSF. As amended, the estimated occupancy cost is 27.3% based on projected 2017 annual sales as of August 2017.

(9)	Total / Wtd. Avg. does not include SF associated with JCPenney and Boscov’s, each a Non-Collateral Anchor Tenant, and Macy’s, a Ground Leased Anchor Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Mortgage Loan No. 12 — Lehigh Valley Mall

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cum. % of Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2017	1	2,753	0.5	143,156	0.7	2,753	0.5%	$143,156	0.7%
2018(3)	26	84,759	15.5	3,914,919	19.4	87,512	16.1%	$4,058,075	20.2%
2019	15	44,789	8.2	2,237,921	11.1	132,301	24.3%	$6,295,996	31.3%
2020	13	49,516	9.1	1,698,159	8.4	181,817	33.3%	$7,994,155	39.7%
2021	9	35,437	6.5	1,362,711	6.8	217,254	39.8%	$9,356,866	46.5%
2022(4)	19	50,886	9.3	3,095,059	15.4	268,140	49.2%	$12,451,925	61.8%
2023(5)	16	71,417	13.1	2,939,741	14.6	339,557	62.3%	$15,391,666	76.4%
2024(6)	6	17,143	3.1	944,177	4.7	356,700	65.4%	$16,335,842	81.1%
2025	6	25,871	4.7	1,264,923	6.3	382,571	70.2%	$17,600,765	87.4%
2026	6	15,809	2.9	794,714	3.9	398,380	73.1%	$18,395,480	91.4%
2027	7	22,294	4.1	1,023,075	5.1	420,674	77.2%	$19,418,554	96.4%
Thereafter	3	37,033	6.8	717,520	3.6	457,707	83.9%	$20,136,074	100.0%
Vacant	NAP	87,526	16.1	NAP	NAP	545,233	100.0%	NAP
Total / Wtd. Avg.	127	545,233	100.0%	$20,136,074	100.0%

(1)	Based on the underwritten rent roll dated October 12, 2017, excluding non-collateral anchor tenants Boscov’s and JCPenney.

(2)	A number of tenants, including certain anchor tenants, have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The following tenants are excluded from NRA Expiring but included in Base Rent Expiring in the Lease Rollover Schedule above:

(3)	2018 includes Red Lobster, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Red Lobster ground lease is $137,500.

(4)	2022 includes Keystone Pub and Macy’s, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Macy’s ground lease is $73,750, and Keystone Pub which pays $15,000 annually.

(5)	2023 includes Golden Corral, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Golden Corral ground lease is $132,000.

(6)	2024 includes Chuck E. Cheese’s, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Chuck E. Cheese’s ground lease is $165,581.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Mortgage Loan No. 12 — Lehigh Valley Mall

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF(3)	%(4)
Base Rent	$20,705,621	$20,521,969	$21,009,668	$20,613,635	$20,136,076	$36.93	58.9%
Value of Vacant Space	0	0	0	0	2,804,733	$5.14	8.2%
Gross Potential Rent	$20,705,621	$20,521,969	$21,009,668	$20,613,635	$22,940,809	$42.08	67.1%
CAM Reimbursements	7,620,226	7,905,140	7,809,944	7,356,644	6,524,040	$11.97	19.1%
Other Reimbursements(5)	5,061,978	4,821,757	4,885,481	4,777,090	4,481,264	$8.22	13.1%
Percentage Rent	240,426	300,349	366,760	311,061	233,232	$0.43	0.7%
Net Rental Income	$33,628,251	$33,549,215	$34,071,853	$33,058,430	$34,179,344	$62.69	100.0%
Total Other Income(6)	2,620,889	2,601,931	2,526,936	2,388,908	2,480,475	$4.55	7.3%
Less: Vacancy & Credit Loss(7)	0	0	0	0	(2,804,733)	($5.14)	(8.2%)
Effective Gross Income	$36,249,140	$36,151,146	$36,598,789	$35,447,338	$33,855,086	$62.09	99.1%
Total Operating Expenses	9,763,361	9,508,909	9,104,230	9,071,090	8,922,902	$16.37	26.4%
Net Operating Income	$26,485,779	$26,642,237	$27,494,559	$26,376,248	$24,932,184	$45.73	73.6%
TI/LC	0	0	0	0	923,571	$1.69	2.7%
Capital Expenditures	0	0	0	0	81,785	$0.15	0.2%
Net Cash Flow	$26,485,779	$26,642,237	$27,494,559	$26,376,248	$23,926,828	$43.88	70.7%

(1)	TTM is the trailing twelve-month period ending August 31, 2017.

(2)	Underwritten Base Rent includes $362,448 attributable to Bob’s Discount Furniture, who took occupancy in February 2018, as well as approximately $349,000 in percentage rent attributable to Williams-Sonoma and Pottery Barn.

(3)	PSF is based on collateral tenants’ SF of 545,233.

(4)	% column represents percent of Base Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Other Reimbursements include utilities and real estate taxes.

(6)	Underwritten Total Other Income includes approximately $1.4 million rent attributable to temporary tenants.

(7)	Underwritten Vacancy & Credit Loss is inclusive of Babies R Us, Bath & Body Works, Gymboree and Teavana, each of which is currently in occupancy and paying rent. As a result of the announced bankruptcy of Babies R Us’ parent company, Toys R Us, in September 2017, Babies R Us has been underwritten as vacant. Bath & Body Works and Gymboree are each expected to vacate its space and have been underwritten as vacant. Teavana parent company Starbucks announced the closure of all Teavana stores and Teavana has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Mortgage Loan No. 13 — 6-8 West 28th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	26,600
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	JTRE Nomad 8 W 28th LLC	Year Built / Renovated:	1915, 1920 / 2017
Sponsor:	Jack Terzi	Occupancy:	100.0%
Interest Rate:	4.4100%	Occupancy Date:	2/1/2018
Note Date:	8/11/2017	Number of Tenants:	5
Maturity Date:	9/6/2027	2014 NOI(1):	N/A
Interest-only Period:	120 months	2015 NOI(1):	N/A
Original Term:	120 months	2016 NOI(1):	N/A
Original Amortization:	None	2017 NOI(1):	$815,132
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(31), Def(85), O(4)	UW Revenues:	$2,297,496
Lockbox:	Springing	UW Expenses:	$303,371
Additional Debt:	No	UW NOI(1):	$1,994,125
Additional Debt Balance:	N/A	UW NCF:	$1,950,235
Additional Debt Type:	N/A	Appraised Value / Per SF:	$40,500,000 / $1,523
Additional Future Debt Permitted:	No	Appraisal Date:	2/28/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$977
Taxes:	$42,000	$13,981	N/A	Maturity Date Loan / SF:	$977
Insurance:	$27,300	$2,244	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves(2):	$0	$333	$11,970	Maturity Date LTV:	64.2%
TI/LC(3):	$0	$3,325	$119,700	UW NOI DSCR:	1.72x
Free Rent Reserve:	$236,567	$0	N/A	UW NCF DSCR:	1.68x
Deferred Maintenance:	$26,875	$0	N/A	UW NOI Debt Yield:	7.7%
Elevator Work Reserve:	$170,625	$0	N/A	UW NCF Debt Yield:	7.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	100.0%	Payoff Existing Debt	$18,007,461	69.3%
			Return of Equity	6,807,491	26.2
			Upfront Reserves	503,367	1.9
			Closing Costs	681,681	2.6
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The property was acquired in 2015, and subsequently underwent an extensive renovation, which was completed in 2017. Historical financial information was unavailable. The increase in UW NOI from 2017 NOI is primarily due to new leases signed in 2017, free rent in 2017 (all outstanding free rent was reserved) and rent steps taken through March 31, 2019.

(2)	If the replacement reserve falls below $5,985, the borrower is required to escrow on a monthly basis $333 until the cap is met.

(3)	If the TI/LC reserve falls below $59,850, the borrower is required to escrow on a monthly basis $3,325 until the cap is met.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Mortgage Loan No. 13 — 6-8 West 28th Street

The Loan. The 6-8 West 28th Street loan is a $26.0 million first mortgage loan secured by the fee interest in a 26,600 SF mixed use office/retail building located in New York, New York. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is JTRE Nomad 8 W 28th LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 100.0% owned by Nomad 28th Street LLC, which is 100.0% owned by NOMAD 28th Street Partners LLC, which is 93.0% owned by Terzi NOMAD 28th Street LLC and 7.0% owned by Cyanma 28th Street LLC. Terzi NOMAD 28th Street LLC is 100% owned by Jack Terzi.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Jack Terzi. Mr. Terzi founded JTRE Holdings in 2008 and currently owns a portfolio of 11 assets in New York City with an estimated value in excess of $279.0 million.

The Property. The property is a 26,600 SF four-story mixed use property consisting of 14,000 SF of retail and 12,600 SF of office space, located in New York, New York. The property was originally comprised of two abutting buildings but is now operating as a single property, with connected floors from the second through the fourth levels. The two buildings were completed in 1915 and 1920, respectively, and are situated on a 4,938 SF site. The property recently underwent a renovation/upgrade program that included a new roof, new lobby, new floors, new elevator, new mechanicals, a new electrical system, refurbished façade and new windows. The total capital investment was reported at approximately $3.2 million, to which an additional approximately $9.1 million was reportedly invested by tenants for their buildouts. The retail component is currently 100.0% leased to three tenants. The office component is currently 100.0% leased to two tenants. A company owned by the loan’s sponsor occupies the 4th floor. In addition, there are 31,335 SF of unused air rights associated with the property.

The largest tenant at the property, Lansco 28th LLC, leases 6,300 SF (23.7% of the net rentable area) through October, 2027. Lansco 28th LLC is a New York-based full service real estate firm that provides advisory, sales and leasing services to the commercial office and retail marketplace. The firm represents national and international tenants as well as major developers and landlords. The second largest tenant at the property, JTRE, LLC, leases 6,300 SF (23.7% of the net rentable area) through October, 2029. JTRE, LLC is a borrower affiliate and the manager of the property. Founded by Jack Terzi, the company offers expertise in landlord and tenant representation in the commercial, retail and industrial fields, as well as property assessment, marketing services and negotiating. The third largest tenant at the property, W.J. Enterprise, Inc., leases 5,000 SF (18.8% of the net rentable area) through November, 2028. W.J. Enterprise, Inc. is doing business on the second floor at the property as Miss Kim’s. The concept is an upscale night-life lounge and karaoke business with a daytime café business. There are seven karaoke rooms, open spaces and semi-private spaces appropriate for gatherings and office meetings. The fourth largest tenant at the property, Bondi-6 West 28th Street, LLC, leases 4,500 SF (16.9% of the net rentable area) through July, 2029. Bondi-6 West 28th Street, LLC is doing business as Bondi Sushi, a fast casual sushi concept that utilizes sustainably sourced fish and organic, locally sourced vegetables in its meals. The concept has a limited menu designed by sushi chef advisor Hiroji Sawatari. In the back of the restaurant there is an 8-seat omakase sushi bar with a referral-only reservation system called “H” where Mr. Sawatari prepares his recipes. The fifth largest tenant at the property, Express Yourself, LLC, leases 4,500 SF (16.9% of the net rentable area) through February, 2028. Express Yourself, LLC is doing business as Made Nice, a fast casual restaurant founded by Daniel Humm and Will Guidara. Mr. Humm and Mr. Guidara are co-owners of the hospitality group Make It Nice, which owns and operates the three Michelin-stars Eleven Madison Park restaurant, the Michelin-star The NoMad restaurant, and The NoMad Bar.

The property benefits from its location along West 28th Street, between Fifth Avenue and Broadway, in the NoMad neighborhood (Flatiron office submarket) of Midtown South Manhattan. NoMad is in high demand by bar/restaurant tenants drawn to this neighborhood by the recent and ongoing development of new residential and hotel projects. Victor Homes is currently building a high-rise condominium project at Fifth Avenue and 30th Street and a new 199-unit luxury condominium development is also under construction along Madison Avenue and East 30th Street. The Lam Group is building a 300-room Virgin Hotel across from the property on Broadway between 29th and 30th Streets. A 164-room hotel is planned at 1185 Broadway on the corner of 28th Street. The NoMad Hotel (one block south) and the Ace Hotel (one block north) are located along Broadway in close proximity to the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Mortgage Loan No. 13 — 6-8 West 28th Street

Primary access to the location is provided by the N, R & W trains situated west of the property at 28th Street and Broadway. In addition, the B, D, F, and M trains have stops within a few blocks of the property. Bus service is available along the avenues. Cross town bus service is available in both directions along 23rd Street and 34th Street. Regional transportation is available to the north of the subject property at Penn Station (34th Street and Seventh Avenue - Long Island Railroad, NJ Transit and Amtrak) and from Grand Central Station (42nd Street and Park Avenue – Metro North Railroad). The local subway lines connect with these facilities, which also provide access to the regional airports (Newark Liberty Airport in New Jersey and JFK Airport in Queens, New York).

The Market. The property is located in Midtown South Manhattan in the NoMad neighborhood, situated just north of Madison Square Park between 23rd and 34th Streets, around Fifth Avenue, Madison Avenue and Park Avenue South. The NoMad neighborhood is home to many hotels (including the NoMad Hotel and the Ace Hotel) and restaurants, as wells as a number of entertainment facilities including movie theaters. Nearby neighborhoods include Chelsea, Midtown, and Murray Hill, New York. According to the appraisal, tourism is a major demand driver for the area with nearby attractions including the Empire State Building and Madison Square Garden. In addition, NoMad has seen substantial recent growth in the number of residential buildings, between luxury condo conversions and construction of new condo towers. Furthermore, the 1, 2, 3, B, D, F, M, N, Q, R and W subway lines are within a 5-block radius of the property and nearby cross town bus service is available in both directions.

As of the third quarter of 2017, the Midtown South retail market contained 17.0 million SF of retail space with an overall vacancy rate of 4.0% and 74.2 million SF of office space with an overall vacancy of 6.9%. The appraisal concluded market rents of $160.00 PSF NNN for ground floor retail space, $100.00 PSF NNN for the second floor retail space and $57.00 PSF for office space. According to the appraisal, the property’s competitive set consists of the five retail properties detailed in the table below.

Retail Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Retail Tenants
6-8 West 28th Street	1915, 1920 / 2017	Grade 9,250 Bsmt 4,750	$115	100.0%	N/A	W.J. Enterprise, Inc., Express Yourself, LLC, Bondi-6 West 28th Street, LLC
1145 Broadway	1925 / 2017	Grade 1,300 Bsmt 1,000	$323	100.0%	0.1	Fuku
3 East 28th Street	1921 / NAP	Grade 3,653 Bsmt 1,469	$120	100.0%	0.0	Quality Eats
1158 Broadway	1920 / NAP	Grade 1,980 1,100	$252-$300	100.0%	0.1	Cha Cha Matcha, Dr Smood
15 West 28th Street	1900 / NAP	Grade 1,700 2,200	$166-$175	100.0%	0.0	&pizza, Sugarfish
39 West 24th Street	2008 / NAP	Grade 2,185	$123	100.0%	0.4	Shay & Ivy

(1)	Source: Appraisal and third party research report.

Historical and Current Occupancy(1)

2014	2015	2016	2017	Current(2)
N/A	N/A	N/A	100.0%	100.0%

(1)	The property was acquired in 2015, and subsequently underwent an extensive renovation, which was completed in 2017. Historical occupancies are unavailable.

(2)	Based on the February 1, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Mortgage Loan No. 13 — 6-8 West 28th Street

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Lansco 28th LLC	NA / NA / NA	6,300	23.7%	$57.68	15.6%	10/31/2027
JTRE, LLC	NA / NA / NA	6,300	23.7	$55.62	15.0	10/31/2029
W.J. Enterprise, Inc.	NA / NA / NA	5,000	18.8	$106.09	22.8	11/30/2028
Express Yourself, LLC	NA / NA / NA	4,500	16.9	$100.20	19.3	2/28/2028
Bondi-6 West 28th Street, LLC	NA / NA / NA	4,500	16.9	$141.17	27.3	7/31/2029
Total:		26,600	100.0%	$87.61	100.0%

(1)	Based on the February 1, 2018 underwritten rent roll. Base Rent PSF includes base rent and rent increases occurring through March 31, 2019.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2027	1	6,300	23.7	363,384	15.6	6,300	23.7%	363,384	15.6%
2028 & Beyond	4	20,300	76.3	1,966,988	84.4	26,600	100.0%	2,330,372	100.0%
Total	5	26,600	100.0%	$2,330,372	100.0%

(1)	Based on the February 1, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Mortgage Loan No. 13 — 6-8 West 28th Street

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	Appraisal	Underwritten(1)	PSF	%(2)
Rents in Place	N/A	N/A	$1,018,356	$2,224,960	$2,330,372	$87.61	96.4%
Vacant Income	N/A	N/A	0	0	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	$1,018,356	$2,224,960	$2,330,372	$87.61	96.4%
Total Reimbursements	N/A	N/A	$22,606	$115,889	$88,045	$3.31	3.6%
Net Rental Income	N/A	N/A	$1,040,962	$2,340,849	$2,418,417	$90.92	100.0%
(Vacancy/Collection Loss)	N/A	N/A	0	(144,576)	(120,921)	($4.55)	(5.0%)
Other Income	N/A	N/A	0	68,750	0	$0.00	0.0%
Effective Gross Income	N/A	N/A	$1,040,962	$2,265,023	$2,297,496	$86.37	95.0%
Total Expenses	N/A	N/A	$225,830	$278,223	$303,371	$11.40	13.2%
Net Operating Income	N/A	N/A	$815,132	$1,986,800	$1,994,125	$74.97	86.8%
Total TI/LC, Capex/RR	N/A	N/A	0	0	43,890	$1.65	1.9%
Net Cash Flow	N/A	N/A	$815,132	$1,986,800	$1,950,235	$73.32	84.9%

(1)	The property was acquired in 2015, and subsequently underwent an extensive renovation, which was completed in 2017. Historical financial information is unavailable. The increase in UW NOI from 2017 NOI is primarily due to new leases signed in 2017, free rent in 2017 (all outstanding free rent was reserved) and rent steps taken through March 31, 2019.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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153

Mortgage Loan No. 14 — Penn Center West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Portfolio of 3 Properties
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.3%	Net Rentable Area (SF) (1):	213,894
Loan Purpose:	Acquisition	Location:	Robinson, PA
Borrowers:	PCW1 Holdings, LLC; PCW6 Holdings, LLC; PCW8 Holdings, LLC	Year Built / Renovated:	Various / 2015
Sponsor:	Avi Mansher	Occupancy:	88.6%
Interest Rate:	4.9100%	Occupancy Date:	January 1, 2018
Note Date:	1/31/2018	Number of Tenants:	20
Maturity Date:	2/6/2023	2014 NOI:	$2,229,879
Interest-only Period:	14 months	2015 NOI:	$2,572,428
Original Term:	60 months	2016 NOI:	$2,680,208
Original Amortization:	360 months	TTM NOI(2):	$2,913,470
Amortization Type:	IO-Balloon	UW Economic Occupancy:	88.6%
Call Protection:	L(26), Def (30), O(4)	UW Revenues:	$4,210,503
Lockbox:	Hard	UW Expenses:	$1,569,128
Additional Debt:	No	UW NOI:	$2,641,375
Additional Debt Balance:	NAP	UW NCF:	$2,384,301
Additional Debt Type:	NAP	Appraised Value / Per SF:	$29,500,000 / $138
Additional Future Debt Permitted:	No	Appraisal Date:	1/11/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$163,440	$23,349	N/A	Maturity Date Loan / SF:	$97
Insurance:	$5,326	$2,663	N/A	Cut-off Date LTV:	74.6%
Replacement Reserve:	$0	$3,598	N/A	Maturity Date LTV:	70.2%
TI/LC(3):	$800,000	$17,825	N/A	UW NOI DSCR:	1.88x
Deferred Maintenance:	$188,878	$0	N/A	UW NCF DSCR:	1.70x
Special Rollover Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	12.0%
				UW NCF Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	72.6%	Purchase Price	$27,900,000	92.1%
Sponsor Equity	8,282,612	27.4	Upfront Reserves	1,157,643	3.8
			Closing Costs	1,224,968	4.0
Total Sources	$30,282,612	100.0%	Total Uses	$30,282,612	100.0%

(1)	The collateral for the mortgage loan also includes a partially improved vacant parcel which is not included in the calculation of the Net Rentable Area (SF).

(2)	Represents trailing-twelve months ending November 30, 2017.

(3)	The initial TI/LC reserve of $800,000 must be used for future leasing and is not currently slated for any specific tenant.

(4)	On each payment date occurring during the continuance of a lease sweep period (provided no other cash management period is then continuing), all available cash (or such portion of available cash that is allocated by the lender for deposit into the special rollover reserve subaccount) is required to be paid to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Mortgage Loan No. 14 — Penn Center West

The Loan. The Penn Center West mortgage loan is a $22.0 million first mortgage loan secured by the fee interest in three, Class A, suburban office buildings totaling 213,894 SF and an approximately 30.68-acre, partially improved parcel of land, located in Robinson, Pennsylvania. The Mortgage Loan has a five-year term and will amortize on a 30 year schedule following an initial interest-only period of 14 months.

The Borrowers. The borrowing entities for the mortgage loan consist of PCW1 Holdings, LLC, PCW6 Holdings, LLC and PCW8 Holdings, LLC, each a Delaware limited liability company and a single purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Avi Mansher. Avi Mansher is a real estate professional with over 30 years of real estate experience. He is the founder of Golden East Realty Inc. and has been serving as Principal of Golden East Investors, LLC since 1986. Golden East Investors, LLC is a privately-held New York-based company with activities in commercial real estate investment, management and development.

The Property. The portfolio consists of three Class A, suburban office buildings (“Penn Center West 1”, “Penn Center West 6” and “Penn Center West 8”) totaling 213,894 SF and one partially improved parcel of land (“Penn Center West 7”), located in Robinson, Pennsylvania. Penn Center West 7 is a vacant parcel of land partially improved with a surface parking lot located between the Penn Center West 6 and Penn Center West 8 properties. The properties were constructed in 1981 and 1999 and were renovated in 2015. Each of the buildings has between two and four floors, with an average floor plate of 27,700 SF. Since acquisition in 2012, the seller has reportedly invested approximately $7.3 million in capital expenditures and tenant improvements, including $2.34 million invested in the buildings to upgrade the exteriors, building systems, parking lots and common areas. The properties feature 861 parking spaces, resulting in a parking ratio of approximately 4.0 spaces per 1,000 square feet of rentable area.

Portfolio Summary

# Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built	Total SF	Occupancy	UW NCF	% of UW NCF	Appraised Value	% of Appraised Value
1 Penn Center West 1(1)	$11,830,000	53.8%	1981	94,509	97.1%	$1,307,431	54.8%	14,200,000	48.1%
2 Penn Center West 6	6,400,000	29.1	1999	58,781	100.0	696,970	29.2	7,650,000	25.9
3 Penn Center West 8(2)	3,770,000	17.1	1999	60,604	64.5	379,900	15.9	7,650,000	25.9
Total / Wtd. Avg.(3)	$22,000,000	100.0%		213,894	88.6%	$2,384,301	100.0%	$29,500,000	100.0%
(1)	The occupancy figure excludes tenant Gary and Bettina Radcliff which occupies 1,364 SF (1.4% of the Penn Center West 1 property). Such tenant is currently in technical default of its lease agreement due to outstanding rental payments and therefore the lender has excluded this tenant from the underwriting of the loan. The occupancy figure including this tenant is 98.5%.

(2)	The occupancy figure excludes Jacobs Engineering which leases 13,099 SF (21.6% of the Penn Center West 8 property). The tenant is currently dark but paying all rent obligations. The occupancy figure including this tenant is 86.1%.

(3)	The Wtd. Avg. Occupancy figure including the two aforementioned tenants is 95.4%.

As of 2018, the properties were 88.6% occupied, leased to 20 tenants and have maintained an average occupancy of 91.9% since 2015. The largest tenant in the portfolio, American International Relocation Solutions LLC (“AiRes”), leases 58,781 SF across six suites (27.5% of the net rentable area of the portfolio and 100% of the Penn Center West 6 property) through April 2022, with one, three-year extension option remaining. AiRes is a technologically advanced global relocation solutions provider of full and partial global relocations and assignment management services for corporations and their transferees. AiRes has been at the property since 2010 and the building currently serves as the company’s headquarters. After initially occupying 33,303 SF in 2010, AiRes has renewed its lease and continued to expand. The most recent 14,009 SF expansion extended the lease term through April 2022. The Penn Center West 6 building was formerly occupied by multiple tenants and can be broken up for multi-tenant usage if needed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Mortgage Loan No. 14 — Penn Center West

The second largest tenant in the portfolio, NVR Inc. (“NVR”), leases 48,669 SF of the Penn Center West 1 building (22.8% of the net rentable area of the portfolio) through May 2024 with one, five-year extension option remaining. NVR is a United States homebuilding and mortgage company. NVR has been a tenant at the property since 2014 and is rated Baa2/BBB+/BBB+ by Moody’s, S&P and Fitch, respectively. The third largest tenant in the portfolio, Ad-Base, leases 15,832 SF of the Penn Center West 8 property (7.4% of the net rentable area of the portfolio) through July 2018 with one, five-year extension option remaining. Ad-Base provides information technology and communications solutions. Ad-Base, through its subsidiaries, offers dial-up internet services; and call center solutions for internet service providers, carriers, and other information technology service providers. Ad-Base has been a tenant at the property since 2007.

The property benefits from its location in proximity to Pittsburgh. The location provides ease of access to Pittsburgh’s central business district (the “Pittsburgh CBD”) and the Pittsburgh International Airport as well as ample nearby amenities including hotels, restaurants and destination shopping at power retail centers of Settler’s Ridge and Robinson Town Square.

The Market. The properties are located in the township of Robinson, Pennsylvania, within Allegheny County in the Pittsburgh market. The Pittsburgh Metropolitan Statistical Area is located in the tri-state region of Pennsylvania, West Virginia and Ohio. Primary access to the properties’ neighborhood is provided by Interstate 376, State Route 60, and Interstate 79. The mortgaged properties have immediate access to Interstate 376 and are approximately two miles from the intersection of Interstate 376 and Interstate 79. The properties are also located along the Parkway West Corridor, which is the primary route connecting the Pittsburgh CBD, ten miles west of the properties, to Pittsburgh International Airport, ten miles east of the properties. According to the appraisal, in 2016, the Pittsburgh International Airport enplaned approximately four million passengers.

The economy of the Pittsburgh metropolitan area focuses on healthcare, higher education, tourism, banking and high technology. According to the appraisal, the 2017 population within a one-, three-, and five-mile radius was 2,201, 32,203 and 128,803, respectively; and the 2017 average household income within the same radii was $97,359, $84,462 and $80,071, respectively.

According to the appraisal, as of the fourth quarter in 2017, the Pittsburgh office market contained approximately 132.3 million SF of office space with an overall vacancy rate of 8.6%. The appraisal concluded per square foot market rents of $21.20 NNN for office space. According to the appraisal, the properties’ competitive set consists of the six properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Penn Center West Portfolio	Various / 2015	213,894	$22.09	88.6%	N/A	AiRes, NVR, Ad-Base
2000 Park Lane	1994 / NAP	229,110	$27.00	100.0%	5.2	Cabot Oil & Gas
Penn Center West 5	2004 / NAP	147,120	$22.50	78.0%	0.3	N/A
Two Marquis Plaza(2)	1980 / 2016	71,149	$23.50	15.0%	2.1	John, Mirmiran, & Thompson
Cherrington Corporate Center	1993 / NAP	120,000	$22.50	100.0%	7.4	Chevron Corporation
Parkway Center 3	1983 / 1989	55,445	$20.50	100.0%	6.2	Bethany Hospice
Foster Plaza 9	1989 / NAP	154,470	$23.50	68.0%	5.4	Stantec

(1)	Source: Appraisal.

(2)	Two Marquis Plaza was completely renovated in 2016 and is currently in lease-up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 14 — Penn Center West

Historical and Current Occupancy(1)

2014	2015	2016	TTM(2)	Current(3)(4)
91.9%	89.2%	91.3%	95.1%	88.6%
(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The TTM represents occupancy as of November 2017.

(3)	Based on the January 1, 2018 underwritten rent roll.

(4)	The occupancy figure excludes tenant Gary and Bettina Radcliff which occupies 1,364 SF. The tenant is currently in technical default of its lease agreement due to outstanding rental payments and therefore AREF has excluded this tenant from the underwriting of the loan. The occupancy figure also excludes Jacobs Engineering which leases 13,099 SF. The tenant is currently dark but paying all rent obligations. The occupancy figure including the two aforementioned tenants is 95.4%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Property	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
AiRes(3)	NA / NA / NA	Penn Center West 6	58,781	27.5%	$20.81	30.0%	4/30/2022
NVR(4)	Baa2 / BBB+ / BBB+	Penn Center West 1	48,669	22.8	$21.11	25.2	5/31/2024
Ad-Base	NA / NA / NA	Penn Center West 8	15,832	7.4	$21.99	8.5	7/31/2018
Club Com, Inc.	NA / NA / NA	Penn Center West 8	13,085	6.1	$22.00	7.1	9/30/2021
TEKSystems, Inc. (5)	NA / NA / NA	Penn Center West 8	10,168	4.8	$23.93	6.0	7/31/2022
DV Sport(6)	NA / NA / NA	Penn Center West 1	8,055	3.8	$17.11	3.4	8/31/2018
Etimine USA	NA / NA / NA	Penn Center West 1	6,283	2.9	$21.53	3.3	10/31/2019
Hospice and Palliative Nursing	NA / NA / NA	Penn Center West 1	5,133	2.4	$23.07	2.9	12/31/2020
Xerox Corporation	Baa3 / BBB- / BBB-	Penn Center West 1	4,508	2.1	$21.65	2.4	10/31/2019
Sorenson Consultants	NA / NA / NA	Penn Center West 1	4,171	2.0	$23.07	2.4	6/30/2020
Total:			174,685	81.7%		91.0%

(1)	Based on the January 1, 2018 underwritten rent roll, including rent increases occurring through January 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	AiRes has the right to terminate its lease effective April 30, 2020, provided written notice is delivered to the landlord at least 12 months in advance. In the event the tenant elects to terminate the lease, a termination fee is due equal to the unamortized sum of costs incurred by the landlord in connection with the lease.

(4)	NVR has the one-time right to terminate its lease for its entire premises effective May 2021. The termination fee will be equal to six months of the then-current rent in effect, plus the unamortized portion of the costs of landlord’s work, the costs of the tenant improvement allowance, the landlord’s cost of relocating tenants who were occupying space in the premises prior to the tenant’s occupancy and all of the landlord’s out of pocket costs and expenses incurred in connection with the lease, including, but not limited to brokerage commissions and legal fees.

(5)	TEKSystems, Inc., has a one-time option to terminate its related lease effective as of August 2020 upon 12 months’ prior written notice to the related borrower. The related lease agreement provides that in the event that TEKSystems, Inc. terminates its lease, TEKSystems, Inc. is required to pay to the related borrower a termination fee in an amount equal to (i) the unamortized portion of (a) the total amount of the abatement of TEKSystems, Inc.’s rental obligations, (b) the costs of the related borrower’s work and (c) all of the related borrower’s out of pocket expenses incurred in connection with the lease plus (ii) a marketing fee equal to one months’ rent.

(6)	DV Sport’s Net Rentable Area sf includes 1,526 SF of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 14 — Penn Center West

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	24,302	11.4%	NAP	NAP	24,302	11.4%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	24,302	11.4%	$0	0%
2018	5	26,343	12.3	542,461	13.3	50,645	23.7%	$542,461	13.3%
2019	4	13,197	6.2	290,616	7.1	63,842	29.8%	$833,077	20.4%
2020	7	19,339	9.0	458,341	11.2	83,181	38.9%	$1,291,418	31.6%
2021	2	13,095	6.1	296,870	7.3	96,276	45.0%	$1,588,288	38.9%
2022	7	68,949	32.2	1,466,553	35.9	165,225	77.2%	$3,054,841	74.8%
2023	0	0	0.0	0	0.0	165,225	77.2%	$3,054,841	74.8%
2024	1	48,669	22.8	1,027,403	25.2	213,894	100.0%	$4,082,244	100.0%
2025	0	0	0.0	0	0.0	213,894	100.0%	$4,082,244	100.0%
2026	0	0	0.0	0	0.0	213,894	100.0%	$4,082,244	100.0%
2027	0	0	0.0	0	0.0	213,894	100.0%	$4,082,244	100.0%
2028 & Beyond	0	0	0.0	0	0.0	213,894	100.0%	$4,082,244	100.0%
Total	26	213,894	100.0%	$4,082,244	100.0%

(1)	Based on the January 1, 2018 underwritten rent roll. Rent includes base rent and rent increases occurring through January 2019.

(2)	Certain tenants have more than one lease.

(3)	Includes Gary and Bettina Radcliff and Jacobs Engineering as vacant. Gary and Bettina Radcliff are currently in technical default of their lease agreement due to outstanding rental payments and therefore AREF has excluded this tenant from the underwriting of the loan. Jacobs Engineering leases 13,099 SF and is currently dark but paying all rent obligations. The occupancy figure including the two aforementioned tenants is 95.4%.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$3,440,280	$3,822,050	$3,958,537	$4,209,577	$4,082,244	$19.09	86.4%
Vacant Income	0	0	0	0	540,356	$2.53	11.4%
Gross Potential Rent	$3,440,280	$3,822,050	$3,958,537	$4,209,577	$4,622,600	$21.61	97.8%
Total Reimbursements	$62,495	$133,656	$131,730	$123,455	$102,117	$0.48	2.2%
Net Rental Income	$3,502,775	$3,955,706	$4,090,267	$4,333,032	$4,724,717	$22.09	100.0%
(Vacancy/Collection Loss)(4)	0	0	0	0	(540,356)	($2.53)	(11.4%)
Other Income(5)	47,478	3,292	8,964	26,142	26,142	$0.12	0.6%
Effective Gross Income	$3,550,253	$3,958,998	$4,099,231	$4,359,174	$4,210,503	$19.68	89.1%
Total Expenses	$1,320,374	$1,386,570	$1,419,023	$1,445,704	$1,569,128	$7.34	37.3%
Net Operating Income	$2,229,879	$2,572,428	$2,680,208	$2,913,470	$2,641,375	$12.35	62.7%
Total TI/LC, Capex/RR	0	0	0	0	257,074	$1.20	6.1%
Net Cash Flow	$2,229,879	$2,572,428	$2,680,208	$2,913,470	$2,384,301	$11.15	56.6%

(1)	Represents the trailing 12 month period through November 30, 2017.

(2)	Rent includes base rent and rent increases occurring through January 2019.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Based on the actual economic vacancy of 11.4%.

(5)	Other income consists of vending machine and trash removal income as well as tenant services income, which represents reimbursement for 100% of tenant repairs/services performed by the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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159

Mortgage Loan No. 15 — Yorkshire & Lexington Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Natixis	Single Asset / Portfolio:	Portfolio of 2 Properties
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Multifamily – High-Rise
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	827
Credit Assessment (Moody’s/Fitch/DBRS)(2):	Baa1 / BBB / BBB(low)	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	Various / 2014-2017
Borrowers:	CF E 88 LLC; SM E 88 LLC; CF E 86 LLC; SM E 86 LLC; LSG E 86 LLC	Occupancy:	92.0%
Sponsors:	The Chetrit Group LLC; Stellar Management LLC	Occupancy Date:	9/24/2017
Interest Rate:	2.7400%
Note Date:	10/3/2017	Number of Tenants:	N/A
Maturity Date:	10/6/2022	2014 NOI(4):	N/A
Interest-only Period:	60 months	2015 NOI:	$10,053,207
Original Term:	60 months	2016 NOI:	$9,556,571
Original Amortization:	None	2017 NOI(5):	$15,819,028
Amortization Type:	Interest Only	UW Economic Occupancy:	86.9%
Call Protection(3):	L(30), Def(23), O(7)	UW Revenues:	$38,084,023
Lockbox:	Soft	UW Expenses:	$14,135,899
Additional Debt(1):	Yes	UW NOI(5):	$23,948,124
Additional Debt Balance(1):	$530,000,000	UW NCF:	$23,764,985
Additional Debt Types(1):	Pari Passu; B-Note; Mezzanine	Appraised Value / Per Unit(6):	$890,000,000 / $1,076,179
Additional Future Debt Permitted:	No	Appraisal Date:	8/15/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$241,838
Taxes:	$2,724,408	$681,102	N/A	Maturity Date Loan / Unit:	$241,838
Insurance:	$89,787	$29,929	N/A	Cut-off Date LTV(6):	22.5%
Replacement Reserves:	$0	$11,369	(7)	Maturity Date LTV(6):	22.5%
TI/LC:	$0	$1,053	N/A	UW NOI DSCR:	4.31x
Debt Service Reserve:	$2,000,000	$0	N/A	UW NCF DSCR:	4.28x
Renovation/Tenant Buyout:	$3,500,000	Springing	N/A	UW NOI Debt Yield:	12.0%
Holdback Reserve Funds:	$4,102,064	$0	N/A	UW NCF Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$200,000,000	36.4%	Payoff Existing Debt	$394,073,271	71.6%
Mortgage Loan (B Note)	200,000,000	36.4%	Upfront Reserves	12,416,259	2.3%
Mezzanine Loans	150,000,000	27.3%	Closing Cost	19,423,650	3.5%
			Return of Equity	124,086,820	22.6%
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

(1)	The Yorkshire & Lexington Towers Whole Loan was co-originated by Natixis and UBS AG and is a part of a larger split whole loan evidenced by nine senior pari passu notes (collectively, the “A Notes”) and one subordinate note (the “B Note”, together with the A Notes, the “Yorkshire & Lexington Towers Whole Loan”) with an aggregate Cut-off Date balance of $400.0 million. The Yorkshire & Lexington Towers Whole Loan is accompanied by two mezzanine loans with an aggregate Cut-off Date balance as of the Cut-off Date of approximately $150.0 million. The financial information presented in the chart above and herein reflects the Cut-off Date balance of the $200.0 million A Notes, but not the $200.0 million B Note or the $150.0 million mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Mortgage Loan No. 15 — Yorkshire & Lexington Towers

(2)	Moody’s, Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	The borrower may obtain the release of the Lexington Towers property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower pays an amount equal to the greater of (a) 125% of the allocated amount of the Yorkshire & Lexington Towers Whole Loan with respect to the Lexington Towers property ($65.2 million) and (b) the net sales proceeds applicable to the Lexington Towers property, (iii) the DSCR with respect to the remaining Yorkshire Towers property is no less than the greater of (a) 1.05x and (b) the DSCR immediately preceding the release of the Lexington Towers property, (iv) the debt yield with respect to the remaining Yorkshire Towers property is no less than the greater of (a) 4.4% and (b) the debt yield immediately preceding the release of the Lexington Towers property and (v) the LTV ratio with respect to the remaining Yorkshire Towers property is no greater than the lesser of (a) 61.8% and (b) the LTV ratio immediately preceding the release of the Lexington Towers property.

(4)	The Yorkshire & Lexington Towers properties were acquired in 2014. As such, historical information is not available.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations and improved property amenities. UW NOI is underwritten to the September 24, 2017 rent roll occupancy of 92.0%, compared to occupancy of 83.6% as of June 30, 2017. For a more detailed description of the financial information, please refer to “Operating History and Underwritten Net Cash Flow” below. See also “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

(6)	The Cut-off Date LTV and Maturity Date LTV ratios presented above are based on the aggregate “as-is” appraised value of the Yorkshire & Lexington Towers properties of $890.0 million, as of August 15, 2017. The appraiser concluded an aggregate “as-stabilized” appraised value, which assumes that the borrowers’ planned investments of $1.03 billion related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, as of September 1, 2020. Based on the aggregate “as-stabilized” appraised value and the A Notes, the Cut-off Date LTV ratio and Maturity Date LTV ratio are 19.4% and 19.4%, respectively. Based on the aggregate “as-stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan, the Cut-off Date LTV ratio and Maturity Date LTV ratio are 38.8% and 38.8%, respectively.

(7)	The replacement reserve is capped at the product of (x) $750 and (y) the number of free market residential apartment units located at the properties at the time of calculation.

The Loan. The Yorkshire & Lexington Towers loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a two-property, 827-unit high rise multifamily portfolio located at 305 East 86th Street and 160 East 88th Street in New York, New York. The loan has a 5-year term and is interest-only for the entire term.

The Yorkshire & Lexington Towers Whole Loan has a Cut-off Date balance of $400.0 million, which is evidenced by the A Notes, which includes nine pari passu senior notes and one subordinate Note B with a Cut-off Date balance of $200.0 million (the “Yorkshire & Lexington Towers Subordinate Companion Loan”). For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – Yorkshire & Lexington Towers Whole Loan” in the Preliminary Prospectus. Note A-3 is being contributed to the CSAIL 2018-CX11 Commercial Mortgage Trust. The Yorkshire & Lexington Towers Whole Loan is being serviced pursuant to the CSAIL 2017-CX10 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of CSAIL 2017-CX10 is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Yorkshire & Lexington Towers Whole Loan, however, the holder of Notes A-4, A-5, A-6, A-7, A-8-1 and A-8-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$40,000,000	$40,000,000	CSAIL 2017-CX10	Y	N
Note A-2	20,000,000	20,000,000	CSAIL 2017-CX10	N	N
Note A-3	20,000,000	20,000,000	CSAIL 2018-CX11	N	N
Note A-4	40,000,000	40,000,000	UBS 2017-C5	N	N
Note A-5	40,000,000	40,000,000	UBS 2017-C6	N	N
Note A-6	20,000,000	20,000,000	CCUBS 2017-C1	N	N
Note A-7	10,000,000	10,000,000	UBS 2018-C8	N	N
Note A-8-1	5,000,000	5,000,000	CCUBS 2017-C1	N	N
Note A-8-2	5,000,000	5,000,000	UBS 2018-C8	N	N
Note B	200,000,000	200,000,000	CSAIL 2017-CX10 UES Loan-Specific Certificates	N	Y
Total	$400,000,000	$400,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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 Mortgage Loan No. 15 — Yorkshire & Lexington Towers

Yorkshire & Lexington Towers Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $890.0 million as of August 15, 2017.

(2)	Based on the UW NOI of $23,948,124.

(3)	Based on the UW NCF of $23,764,985 and the coupon of 2.74000% on the A Notes, the coupon of 4.25000% on the Yorkshire & Lexington Towers Subordinate Companion Loan, the coupon of 5.20000% on the Yorkshire & Lexington Towers senior mezzanine loan and the coupon of 7.32439375% on the Yorkshire & Lexington Towers mezzanine junior loan.

(4)	Implied Equity is based on the “as-is” appraised value of $890.0 million, less total debt of $550.0 million.

The Borrowers. The borrowing entities for the loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, five tenants-in-common, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The Sponsors. The nonrecourse carve-out guarantors of the Yorkshire & Lexington Towers Whole Loan are Jacob Chetrit and Laurence Gluck. Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of The Chetrit Group LLC, a real estate development firm based in New York City, with over 30 years of experience in real estate acquisition and development. Some of The Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management Inc., a real estate development and management firm founded in 1985. Based in New York City, Stellar Management Inc. owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management Inc., Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The sponsors of the Yorkshire & Lexington Towers Whole Loan are The Chetrit Group LLC and Stellar Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

 Mortgage Loan No. 15 — Yorkshire & Lexington Towers

The Properties. The following table represents each property comprising the Yorkshire & Lexington Towers properties:

Property Name	Allocated Cut-off Date Loan Amount(1)	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	No. of Units(2)	No. of Free Market Units(2)	No. of Rent Stabilized Units(2)	Avg. Unit Size (SF)	Occupancy(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(1)
Yorkshire	$167,400,000	83.7%	1964 / 2014-2017	690	448	242	895	93.0%	$745,000,000	22.5%
Lexington	32,600,000	16.3	1963 / 2014-2017	137	65	72	841	86.9%	145,000,000	22.5%
Total/Wtd. Avg.	$200,000,000	100.0%		827	513	314	886	92.0%	$890,000,000	22.5%

(1)	Based on the Cut-off Date balance of the A Notes.

(2)	Information is based on the borrower rent roll and underwritten rent roll dated September 24, 2017.

(3)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

Yorkshire Towers Property. The Yorkshire Towers property is a 21-story apartment building situated on the northeast corner of East 86th Street and Second Avenue within the Upper East Side of Manhattan totaling 674,399 net rentable SF, which is comprised of 690 residential units (617,810 SF, 91.6% of property net rentable area) including five employee/management units, five commercial units (23,589 SF, 3.5% of property net rentable area) and a 168-space parking garage (33,000 SF, 4.9% of property net rentable area) leased to a local parking operator. Situated on a 1.45-acre site, the Yorkshire Towers property was constructed in 1964 and recently renovated from 2014 to 2017. The five commercial units include a CVS (19,813 SF), two doctor’s offices (2,399 SF), a dry cleaner (762 SF) and a vacant unit (615 SF). The Yorkshire Towers property residential unit mix includes 96 studios, 328 one-bedroom units, 208 two-bedroom units, 57 three-bedroom units, and one four-bedroom unit, with an average unit size of 895 SF. There are 448 free market units (64.9% of residential units) totaling 392,652 SF, or 876 SF per unit, and 242 rent stabilized units (35.1% of residential units) totaling 225,158 SF, or 930 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 89.3% occupied, respectively.

The Yorkshire Towers property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a health club including a fitness center, heated indoor swimming pool, men’s and women’s locker rooms with saunas and indoor children’s playroom, storage units, resident lounge, outdoor landscaped terrace, security cameras throughout, valet service, on-site below-grade parking, and 24/7 doorman. All units feature nearly 9-foot ceiling heights and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, marble countertop kitchens, Bosch stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

Prior ownership reportedly completed approximately $14.3 million ($20,761 per unit) in renovations at the Yorkshire Towers property, which included installation of new cooling towers, electrical updates, local law 11 repairs, and the conversion of the boilers to a dual-fired system. According to the sponsors, between 2014 and 2017, the sponsors invested approximately $16.4 million ($23,806 per unit) towards capital improvements at the Yorkshire Towers property, for a cumulative total of approximately $30.7 million ($44,567 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, retail space, health club, updating the main entrance, installing new elevator cabs, and completing numerous apartment renovations. A total of 63 rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately 23 units per annum. The upgrades have averaged approximately $75,000 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Yorkshire & Lexington Towers

Lexington Towers Property. The Lexington Towers property is a 15-story apartment building situated on the southeast corner of East 88th Street and Lexington Avenue within the Upper East Side of Manhattan totaling 132,938 net rentable SF, which is comprised of 137 residential units (115,188 SF, 86.6% of property net rentable area) including one employee unit, seven commercial units (8,864 SF, 6.7% of property net rentable area) and a 36-space parking garage (8,886 SF, 6.7% of property net rentable area) leased to a local parking operator. Situated on a 0.31-acre site, the Lexington Towers property was constructed in 1963 and recently renovated from 2014 to 2017. The seven commercial units include a Le Pain Quotidien (2,714 SF), a doctor’s office (1,320 SF), a nail salon and spa (1,220 SF), a clothing store (913 SF) and three vacant units (2,697 SF). The Lexington Towers property residential unit mix includes 43 studios, 70 one-bedroom units, 16 two-bedroom units, seven three-bedroom units, and one four-bedroom unit, with an average unit size of 841 SF. There are 65 free market units (47.4% of residential units) totaling 54,948 SF, or 845 SF per unit, and 72 rent stabilized units (52.6% of residential units) totaling 60,240 SF, or 837 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 72.3% occupied, respectively.

The Lexington Towers property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a recently renovated fitness center, security cameras throughout, below-grade parking, and 24/7 doorman. All units feature hardwood floors, nearly 9-foot ceiling heights and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, and washer and dryer. Prior ownership reportedly completed approximately $2.9 million ($21,081 per unit) in renovations in 2014 at the Lexington Towers property, which included boiler and chiller replacement, local law 11 repairs, installation of security cameras, electrical upgrades, condensate pipe relining, and modernization of the elevators. According to the sponsors, between 2014 and 2017, the sponsors invested approximately $3.3 million ($24,323 per unit) towards capital improvements at the Lexington Towers property, for a cumulative total of approximately $6.2 million ($45,404 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, a newly constructed fitness center, updated the main entrance, and completed numerous apartment renovations. A total of six rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately two units per annum. The upgrades have averaged approximately $75,000 per unit.

Going forward, the sponsors have indicated that they intend to reconfigure unit layouts at the Yorkshire & Lexington Towers properties into more efficient floorplans, modernize dated units through renovation as they become available, and convert currently rent-stabilized units to free market units.

At loan origination, $3.5 million was reserved for renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan origination in the amount of $2.0 million that will be available solely for renovations and tenant buyouts if and when the Yorkshire & Lexington Towers properties achieve a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Yorkshire & Lexington Towers

Yorkshire & Lexington Towers Properties Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Monthly Rental Rate Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Monthly Rental Rate Per Free Market Unit	Monthly Market Rental Rate Per Unit(2)
Studio	139	16.8%	93.5%	571	55	100.0%	$1,750	84	89.3%	$2,903	$3,468
1 BR / 1 BA	389	47.0%	93.6%	786	161	100.0%	$1,858	228	89.0%	$3,897	$4,775
1 BR / 1.5 BA	9	1.1%	66.7%	1,035	4	100.0%	$2,358	5	40.0%	$4,825	$6,291
2 BR / 1 BA	3	0.4%	100.0%	878	0	NAP	NAP	3	100.0%	$4,417	$5,333
2 BR / 1.5 BA	4	0.5%	100.0%	905	1	100.0%	$2,687	3	100.0%	$5,133	$5,500
2 BR / 2 BA	216	26.1%	92.6%	1,120	84	100.0%	$2,367	132	87.9%	$5,072	$6,808
2 BR / 2.5 BA	1	0.1%	100.0%	1,266	0	NAP	NAP	1	100.0%	$8,000	$7,692
3 BR / 2 BA	59	7.1%	79.7%	1,344	9	100.0%	$3,089	50	76.0%	$7,580	$8,165
3 BR / 2.5 BA	1	0.1%	0.0%	1,322	0	NAP	NAP	1	0.0%	NAP	$8,033
3 BR / 3 BA	3	0.4%	100.0%	1,216	0	NAP	NAP	3	100.0%	$7,633	$7,387
3 BR / 3.5 BA	1	0.1%	100.0%	1,237	0	NAP	NAP	1	100.0%	$7,495	$7,516
4 BR / 3 BA	1	0.1%	100.0%	1,725	0	NAP	NAP	1	100.0%	$10,300	$10,481
4 BR / 3.5 BA	1	0.1%	100.0%	1,908	0	NAP	NAP	1	100.0%	$14,000	$11,593
Total/Wtd. Avg.	827	100.0%	92.0%	886	314	100.0%	$2,020	513	87.1%	$4,443	$5,386

(1)	Based on the underwritten rent roll dated September 24, 2017.

(2)	Source: Appraisal.

The Market. The Yorkshire & Lexington Towers properties are located in the Upper East Side neighborhood of New York, New York. The Upper East Side neighborhood is bordered by Central Park and the East River and is home to some of the city’s oldest cultural institutions including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of the City of New York, and the Frick Collection, as well as upscale retailers and Michelin-starred restaurants. The Yorkshire Towers and Lexington Towers properties are located approximately five blocks and three blocks away from Central Park, respectively, and three blocks and five blocks away from Carl Shurz Park, respectively. The Yorkshire & Lexington Towers properties are within two blocks of Whole Foods and Fairway Market and surrounded by a variety of retail stores including Gap, Urban Outfitters, Banana Republic, LOFT, CVS, Duane Reade, Best Buy, Modell’s Sporting Goods, Petco, East 86th Street Cinema and AMC Lowes Orpheum 7. Private and public schools are located throughout the Upper East Side neighborhood, adding to the area’s attraction to families. In addition, the Upper East Side is home to several hospitals including Mount Sinai, Lenox Hill, Memorial Sloan-Kettering Cancer Center, Metropolitan, Gracie Square Hospital, Manhattan Eye, Ear and Throat, and Doctors Hospital. According to the appraisal, the vast collection of general and specialist health care creates a multi-billion-dollar industry.

The Yorkshire & Lexington Towers properties are served by numerous transportation options via the 4, 5 and 6 subway lines and the Q subway line, New York City’s newest subway line extension along Second Avenue, with a station situated at East 86th Street on the corner of the Yorkshire Towers property and approximately two blocks from the Lexington Towers property, with connections to the F subway line at East 63rd Street. In addition, the M1, M2, M3 and M4 buses run along East 86th Street, providing north/south service to upper and lower Manhattan, while the M72 and M79 buses provide crosstown service to the west side of Manhattan. Metro-North at Grand Central Terminal and the 125th Street Station connect the Upper East Side to locations outside of Manhattan. Additional access to the Yorkshire & Lexington Towers properties is provided by Park Avenue (within three blocks to the west), a north/south thoroughfare that runs parallel to Madison Avenue to the west and Lexington Avenue to the east, and the Franklin D. Roosevelt East River Drive (within five blocks to the east), a freeway-standard parkway that begins north of the Battery Park Underpass at South and Broad Streets and runs along the entire length of the East River to the Triborough Bridge connecting with Harlem River Drive.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Yorkshire & Lexington Towers

According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Yorkshire Towers property is 223,511, 1,227,080, and 2,936,240, respectively, and $168,900, $129,618, and $108,388, respectively, and the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Lexington Towers property is 239,420, 1,234,297, and 2,884,223, respectively, and $165,737, $129,064, and $108,766, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. According to a third party market research report, the Yorkshire & Lexington Towers properties are located in the Upper East Side apartment submarket, which exhibited an effective rent of $4,247 per unit and a vacancy rate of 2.3%, as of the second quarter of 2017. There are 452 units scheduled to be delivered to the Upper East Side submarket over the next four years.

Competitive Set Summary(1)

Unit Type	Minimum Monthly Rent	Average Monthly Rent	Maximum Monthly Rent
Studio	$2,502	$3,034	$3,491
One-bedroom	$2,802	$4,054	$4,982
Two-bedroom	$3,803	$6,376	$7,926
Three-bedroom	$5,505	$9,353	$12,143

(1)	Source: Appraisals.

Historical and Current Occupancy(1)

Property	2014	2015	2016	Current(2)
Yorkshire Towers	75.0%	65.0%	80.0%	93.0%
Lexington Towers	90.0%	77.0%	72.0%	86.9%

(1)	Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the September 24, 2017 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Yorkshire & Lexington Towers

Operating History and Underwritten Net Cash Flow

	2015	2016	2017(1)	Underwritten(2)	Appraisal Stabilized Year 4(3)	Stabilized UW Year 4(4)	Per Unit(5)	%(6)
Rents in Place(7)(8)	$18,619,740	$20,916,142	$27,179,994	$31,189,462	$42,943,803	$43,464,126	$37,714	86.9%
Vacant Income	0	0	0	4,683,815	1,705,390	1,344,251	$5,664	13.1%
Gross Potential Rent	$18,619,740	$20,916,142	$27,179,994	$35,873,277	$44,649,193	$44,808,378	$43,378	100.0%
Total Reimbursements	0	0	0	0	0	0	$0	0.0%
Net Rental Income	$18,619,740	$20,916,142	$27,179,994	$35,873,277	$44,649,193	44,808,378	$43,378	100.0%
(Vacancy/Collection Loss)(9)	(180,604)	(1,647,218)	(2,500,789)	(5,074,133)	(1,705,390)	(1,344,251)	($6,136)	(14.1%)
Other Income(10)	4,492,920	3,013,861	4,954,324	7,284,878	7,318,294	7,239,421	$8,809	20.3%
Effective Gross Income	$22,932,055	$22,282,785	$29,633,529	$38,084,023	$50,262,097	$50,703,547	$46,051	106.2%
Total Expenses	$12,878,848	$12,726,214	$13,814,501	$14,135,899	$16,235,888	$16,576,405	$17,093	37.1%
Net Operating Income	$10,053,207	$9,556,571	$15,819,028	$23,948,124	$34,026,209	$34,127,142	$28,958	62.9%
Total TI/LC, Capex/RR	0	0	0	183,139	263,191	183,139	$221	0.5%
Net Cash Flow	$10,053,207	$9,556,571	$15,819,028	$23,764,985	$33,763,018	$33,944,003	$28,736	62.4%

(1)	Represents the trailing twelve-month period ending December 31, 2017.

(2)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. Underwritten NOI is underwritten to the September 24, 2017 rent roll occupancy of 92.0%, compared to occupancy of 83.6% as of June 30, 2017.

(3)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for September 1, 2020 to September 1, 2021 under the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 4.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, stabilized occupancy rate of 97.0%, real estate tax expenses at 5.75% for the Yorkshire Towers property and 8.0% for the Lexington Towers property annually, and operating expenses growing at 3.5% annually.

(4)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, rent-regulated units are converted at a rate of 10% (32 units in the first year and 220 units over holding period) to free market status, stabilized occupancy rate of 97.0%, rent regulated units assumed to be converted at a recapture rate of 10% to free market status (25 units for Year 1 and 170 units over the holding period at the Yorkshire Towers property and seven units for Year 1 and 50 units over the holding period at the Lexington Towers property), real estate tax expenses growing at 5.75% annually at the Yorkshire Towers property and 8.00% annually at the Lexington Towers property, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(5)	Per Unit values are based on 827 units.

(6)	% column representing percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(7)	Rents In Place have been increasing due to higher asking rents for 69 rent regulated units that were converted and renovated into free market units over the 35 months ending August 2017 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(8)	Underwritten Rents in Place are underwritten to the September 24, 2017 rent roll, which reflects physical occupancy of 92.0% and includes the gross up of vacant space based on the appraiser’s concluded market rents of $4,683,815 and credit loss of ($253,990). Underwritten Gross Potential Rent excludes four management units and two employee units with assumed rental rates of $1 per month.

(9)	Vacancy/Collection Loss increased in 2016 over 2015 due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(10)	Other Income includes contractual rent paid by the laundry operator of $234,000 at the Yorkshire & Lexington Towers properties, contractual rent paid by six commercial tenants at the Yorkshire Towers property of $5,278,134, contractual rent paid by six commercial tenants at the Lexington Towers property of $1,127,432, eight storage leases at the Yorkshire Towers property of $12,000, straight-line rent of $414,930 for CVS Pharmacy at the Yorkshire Towers property and other non-rental income such as late fees, and pet fees. Total Other Rental Income was lower in 2015, 2016, and June 30, 2017 TTM primarily due to the CVS Pharmacy lease commencing May 2017 and A&P, a previous retail tenant, vacating in 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167